SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐    Preliminary Information Statement

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☒    Definitive Information Statement

IGIA, Inc.

(Name of Registrant as Specified in its Charter)

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(1)	Title of each class of securities to which investment applies:

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IGIA, INC.

11 WEST 42ND STREET. 7TH FLOOR

NEW YORK, NEW YORK 10036

INFORMATION STATEMENT

PURSUANT TO SECTION 14

OF THE SECURITIES EXCHANGE ACT OF 1934

AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

Dear Stockholders:

We are writing to advise you of certain events which have occurred with respect to IGIA, Inc. (“IGIA”, “we”, “us” or “our”), a Delaware corporation (formerly known as DIVA Entertainment, Inc.).

On June 11, 2004, IGIA acquired of all of the issued and outstanding shares of Tactica International, Inc., a Nevada corporation (“Tactica”) in exchange for shares of common stock and convertible preferred stock of IGIA pursuant to a Securities Purchase Agreement and Plan of Reorganization, dated as of June 11, 2004 (the “Securities Purchase Agreement”), by and among IGIA, Tactica and the shareholders of Tactica. In accordance with the Securities Purchase Agreement, (i) Tactica exchanged all of its issued and outstanding shares of common stock for shares of common stock and convertible preferred stock of IGIA, (ii) effective at the closing, the former shareholders of Tactica control IGIA and (iii) effective at the closing, Tactica became a wholly owned subsidiary of IGIA (all of the foregoing is hereinafter referred to as the “Transaction”). Subject to certain post-closing covenants, the Transaction closed as of June 11, 2004. Prior to the Transaction, Tactica was a privately-held company. As a part of the Transaction, the Company changed its name to IGIA, Inc. from Diva Entertainment, Inc. and increased the number of our authorized shares of common stock from 20,000,000 to 100,000,000 shares. At the Closing of the Transaction, IGIA issued the following shares of our common stock to the shareholders of Tactica and certain parties designated by the former shareholders of Tactica:

1)	12,400,000 newly-issued shares of our common stock of which 1,750,000 shares were issued to and subsequently returned by our Managing Financial Advisor as a result of their failing to satisfy the contractual requirement that IGIA close on at least $7,500,000 in proceeds from a private placement of our securities within a specified 45-day period, and

2)	261,000 newly-issued shares of IGIA’s newly-designated Series E Redeemable Convertible Preferred Stock, which will automatically convert into 26,100,000 newly-issued shares of IGIA’s common stock twenty days after this Information Statement is mailed to IGIA’s stockholders.

Pursuant to the Transaction, a change of control of IGIA occurred with the former stockholders of Tactica acquiring approximately 76% of the outstanding voting power of IGIA.

Our purpose in entering into the Transaction, changing our name to IGIA, Inc., increasing our authorized common stock and authorizing the Series E preferred stock is to allow us to comply with the terms of the Securities Purchase Agreement. We believe that the Transaction will increase the total value of the corporation to our investors.

On November 18, 2004, IGIA’s Board of Directors and the holders of a majority of IGIA’s issued and outstanding shares of common stock authorized an additional increase in the number of our authorized shares of common stock from 100,000,000 to 500,000,000 shares.

No action is required by you. The accompanying Information Statement is furnished only to inform our shareholders of the action described above in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. This Information Statement is being mailed to you on or about December 15, 2004.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THE TRANSACTION RESULTED IN A CHANGE IN CONTROL IN IGIA AND AN ASSUMPTION OF TACTICA’S ASSETS, LIABILITIES AND OPERATIONS. SEE “FINANCIAL AND OTHER INFORMATION LEGAL PROCEEDINGS” FOR INFORMATION CONCERNING THE BANKRUPTCY PETITION FILED BY TACTICA.

PLEASE NOTE THAT THE COMPANY’S CONTROLLING STOCKHOLDERS VOTED TO CHANGE THE NAME OF THE COMPANY TO IGIA, INC. AND TO APPROVE THE INCREASE IN AUTHORIZED COMMON STOCK. THE NUMBER OF VOTES HELD BY THE CONTROLLING STOCKHOLDERS WERE SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THESE ACTIONS AND NO ADDITIONAL VOTES ARE NEEDED TO APPROVE THESE TRANSACTIONS.

By order of the Board of Directors,

Avi Sivan, Chief Executive Officer

New York, New York

December 10, 2004

IGIA, INC.

11 WEST 42ND STREET. 7TH FLOOR

NEW YORK, NEW YORK 10036

INFORMATION STATEMENT REGARDING

ACTION TAKEN BY WRITTEN CONSENT OF

MAJORITY OF STOCKHOLDERS

We are furnishing this Information Statement to you to provide you with information and a description of actions taken by written consent of our majority stockholders, in accordance with the relevant Sections of the Delaware General Corporation Law, as set forth in this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being mailed on or about December 15, 2004 to stockholders of record as of December 10, 2004. The Information Statement is being delivered only to inform you of the corporate actions described herein in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTERS DESCRIBED HEREIN.

GENERAL

We are writing to advise you of certain events which have occurred with respect to IGIA, Inc. (“IGIA” “we”, “us”, “our”or the “Company”), a Delaware corporation (formerly known as DIVA Entertainment, Inc.).

On June 11, 2004, IGIA acquired of all of the issued and outstanding shares of Tactica International, Inc., a Nevada corporation (“Tactica”) in exchange for shares of common stock and convertible preferred stock of IGIA pursuant to a Securities Purchase Agreement and Plan of Reorganization, dated as of June 11, 2004 (the “Securities Purchase Agreement”), by and among IGIA, Tactica and the shareholders of Tactica. In accordance with the Securities Purchase Agreement, (i) Tactica exchanged all of its issued and outstanding shares of common stock for shares of common stock and convertible preferred stock of IGIA, (ii) effective at the closing, the former shareholders of Tactica control

IGIA and (iii) effective at the closing, Tactica became a wholly owned subsidiary of IGIA (all of the foregoing is hereinafter referred to as the “Transaction”). Subject to certain post-closing covenants, including the mailing of this Information Statement, the Transaction closed as of June 11, 2004. Prior to the Transaction, Tactica was a privately-held company. At the Closing of the Transaction, IGIA issued the following shares of our common stock to the shareholders of Tactica and certain parties designated by the former shareholders of Tactica:

1)	12,400,000 newly-issued shares of our common stock of which 1,750,000 shares were issued to and subsequently returned by our Managing Financial Advisor as a result of their failing to satisfy the contractual requirement that IGIA close on at least $7,500,000 in proceeds from a private placement of our securities within a specified 45-day period, and

2)	261,000 newly-issued shares of IGIA’s newly-designated Series E Redeemable Convertible Preferred Stock, which will automatically convert into 26,100,000 newly-issued shares of IGIA’s common stock twenty days after this Information Statement is mailed to IGIA’s stockholders.

Pursuant to the Transaction, a change of control of IGIA occurred with the former shareholders of Tactica acquiring approximately 76% of the outstanding voting power of IGIA.

The following events also occurred in connection with the Transaction:

1) By action of IGIA’s Board of Directors and the holders of a majority of IGIA’s issued and outstanding shares of common stock, IGIA filed a Certificate of Amendment to its Certificate of Incorporation which changed the Company’s name to IGIA, Inc. and by action of IGIA’s Board of Directors and the holders of a majority of IGIA’s issued and outstanding shares of common stock, IGIA filed a Certificate of Amendment to its Certificate of Incorporation which increased the number of IGIA’s authorized shares of common stock from 20,000,000 to 100,000,000 shares (the “100 million share increase”). The Board of Directors of IGIA also authorized the filing of a Certificate of Designation with respect to a newly authorized Series E Redeemable Convertible Preferred Stock. This action will enable IGIA to comply with the terms of the Securities Purchase Agreement.

Certain holders of IGIA’s Series A, Series B and Series C Redeemable Convertible Preferred Stock converted their stock into an aggregate of 2,093,340 shares of IGIA’s common stock. Following such conversions, the only shares of IGIA’s preferred stock which remained outstanding were 100 shares of Series A Redeemable Convertible Preferred Stock. Post-closing, IGIA converted the remaining shares of Series A Redeemable Convertible Preferred Stock into 4,600,000 shares of its common stock.

2) A holder of 4,225,000 shares of IGIA’s common stock agreed with IGIA to exchange 3,725,000 of such shares for all of the issued and outstanding shares of Diva Entertainment, Inc., a Florida corporation (“Diva Florida”), the sole subsidiary of IGIA prior to the Transaction. Prior to such exchange, Diva Florida declared a dividend to IGIA (which was Diva Florida’s sole shareholder) comprising all of the issued and outstanding shares of Diva Florida’s wholly-owned subsidiary, Prima EastWest Model Management, Inc., a California corporation (“Prima”).

3) IGIA declared a dividend to our stockholders of record on May 28, 2004, such dividend comprising all of its shares of Prima. IGIA’s Board of Directors declared that 90% of the Prima shares be issued pro-rata to IGIA’s preferred stockholders as of the record date and that 10% of the Prima shares be issued pro-rata to IGIA’s common stockholders as of the record date.

4) 1,209,000 shares of IGIA’s common stock were tendered by the holders thereof for cancellation.

5) Immediately prior to the Closing of the Transaction (the “Closing”), Peter C. Zachariou, President and a director, and David Lean, acting Secretary and a director, resigned from such positions and were replaced by the following persons in the positions listed opposite their names:

Avi Sivan	Chairman, Chief Executive Officer and Director
Prem Ramchandani	President, Treasurer and Director
Paul Greenfield	Secretary and General Counsel
Kurt Streams	Assistant Secretary and Chief Financial Officer

The Transaction is expected to be treated as a tax-free reorganization for federal income tax purposes. A copy of the Securities Purchase Agreement is attached hereto as Exhibit A. A copy of the audited financial statements of Tactica for the periods ended February 29, 2004 and February 28, 2003 and 2002, together with a copy of the unaudited financial statements of Tactica for the period ended August 31,2004, are attached hereto as Exhibits F, E and G, respectively. The foregoing description of the Transaction does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, which is incorporated herein by reference.

The Transaction, name change, increase in authorized common stock and authorization of Series E Redeemable Convertible Preferred Stock was approved on May 27, 2004, by the unanimous approval of our Board of Directors. The change of name from DIVA Entertainment, Inc. to IGIA, Inc. and the increase in authorized common stock of the Company was approved by the written consent of the majority of the common stockholders of the Company on May 27, 2004, in accordance with the by-laws of the Company and relevant sections of the Delaware General Corporation Law.

The Company filed a Certificate of Amendment to our Certificate of Incorporation with the Delaware Secretary of State on June 8, 2004 in connection with the 100 million share increase. A copy of the Company’s Certificate of Amendment to Certificate of Incorporation is attached hereto as Exhibit B-1. The Company also filed a Certificate of Designation for its Series E Redeemable Convertible Preferred Stock with the Delaware Secretary of State on June 8, 2004. Other than the change of name and increase in the number of authorized shares, the Transaction did not require stockholder approval. Notwithstanding the foregoing, we set forth in this Information Statement a detailed description of the Transaction for informational purposes only. While the Transaction had immediate effect as of June 11, 2004 and the Company’s change of name became effective for all purposes on June 8, 2004, the 100 million share increase in the Company’s authorized capital stock will only take effect twenty days after this Information Statement is first mailed to our stockholders.

In addition, on November 18, 2004, IGIA’s Board of Directors and the holders of a majority of IGIA’s issued and outstanding shares of common stock authorized an additional increase in the number of our authorized shares of common stock from 100,000,000 to 500,000,000 shares (the “500 million share increase”). A Certificate of Amendment to the Certificate of Incorporation of IGIA, substantially in the form attached hereto as Exhibit B-2, with respect to the 500 million share increase will be filed with the Delaware Secretary of State and become effective twenty days after this Information Statement is first mailed to our stockholders.

PURPOSE OF INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

Our Board of Directors believes the Transaction will enhance the total value of the Company to our investors. The 100 million share increase in the number of authorized shares of common stock is a condition to the completion of the Transaction.

With respect to the 500 million share increase, IGIA anticipates that it may engage in the sale of its equity securities for capital raising purposes and engage in future acquisitions in exchange for shares of common stock of IGIA. However, the current fair market value of IGIA’s common stock is currently at approximately $0.03 per share. Therefore, our Board of Directors believes it necessary to increase the number of authorized shares of common stock from 100,000,000 to 500,000,000 to allow IGIA to engage in such transactions.

PROCEDURE FOR APPROVAL OF ACTION; VOTE REQUIRED

The Delaware General Corporation Law provides that any action which may be taken at a meeting of the stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of such number of shares as would be required to take such action at a meeting of stockholders if all the stockholders were present and voted.

On December 10, 2004, the record date for determination of the stockholders entitled to receive this Information Statement, there were 17,913,140 shares of common stock outstanding. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders. The affirmative vote of at least a majority of the outstanding shares of our common stock was required to approve a change in the name of the Company to IGIA, Inc. and to increase the authorized shares of common stock of the Company.

Our Board of Directors, by unanimous written consent, adopted resolutions approving a change in the name of the Company to IGIA, Inc., an increase in the authorized shares of common stock of the Company and the filing of the Certificate of Amendment to Certificate of Incorporation with respect thereto with the Secretary of State of Delaware on June 8, 2004. By action by written consent, dated May 27, 2004, Havilland, Ltd., which owned 4,225,000 shares, or approximately 76.8% of the issued and outstanding shares of our common stock at that time, approved a change in the name of the Company to IGIA, Inc. and the 100 million share increase in authorized shares of common stock and the filing of the Certificate of Amendment to Certificate of Incorporation with the Delaware Secretary of State.

On November 18, 2004, our Board of Directors, by unanimous written consent, and our stockholders by written consent of stockholders holding a majority of the issued and outstanding shares of common stock of IGIA, approved an amendment to our Certificate of Incorporation to increase the number of authorized shares from 100,000,000 to 500,000,000 shares of common stock of IGIA.

EFFECTIVE DATE OF INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

The 100 million share increase in the authorized number of common shares as detailed in the Certificate of Amendment of Certificate of Incorporation attached hereto as Exhibit B-1 will become effective twenty days after this Information Statement is first mailed to our stockholders.

The 500 million share increase in the authorized number of common shares as detailed in the form of Certificate of Amendment of Certificate of Incorporation attached hereto as Exhibit B-2 will be filed with the Delaware Secretary of State and become effective twenty days after this Information is first mailed to our stockholders.

EFFECT ON CERTIFICATES EVIDENCING SHARES OF DIVA ENTERTAINMENT, INC.

The change in the name of Diva Entertainment, Inc. to IGIA, Inc. was reflected in its stock records by book-entry in Diva Entertainment, Inc.’s records. For those stockholders that hold physical certificates, please do not destroy them or send them to IGIA, Inc. Those certificates will remain valid for the number of shares shown thereon, and should be carefully preserved by you.

SUMMARY OF THE TRANSACTION

This summary does not contain all of the information that is important to you. You should carefully read the entire Information Statement and the Appendices and Exhibits, as well as the information we incorporate by reference.

The Companies

IGIA, Inc. is a corporation incorporated in the state of Delaware. Prior to June 11, 2004, IGIA, through its wholly-owned subsidiary, Diva Florida, operated modeling agencies located in New York and Los Angeles. IGIA’s revenues were generated through the receipt of fees for placement and booking of models and other talent with its clients who comprise major advertising and consumer product companies. This business was not significantly profitable and revenues were either flat or declining. IGIA decided to focus on evaluating other opportunities that could enhance stockholder value, including the acquisition of a product or technology, or pursuing a merger or acquisition of another business entity with long-term growth potential. Prior to the Transaction, IGIA, in a transaction with Havilland, Ltd., exchanged all of its shares of Diva Florida for 3,725,000 shares of IGIA common stock. Also prior to the Closing, IGIA declared a dividend to its common and preferred stockholders comprising all of the shares of Prima, which was a wholly-owned subsidiary of Diva Florida. IGIA’s shares are currently listed for quotation on the Over the Counter Bulletin Board under the symbol “IGAI” and the closing price of its shares of common stock on December 7, 2004 was $0.04 per share.

Tactica was a privately-held designer, developer, and worldwide marketer of personal and home care items. Tactica, through its registered proprietary logo “As Seen On TV”, is a leader in innovative personal care products under the IGIA® brand. Tactica also holds an exclusive license to market an innovative line of floor care products under the Singer® name. Tactica markets and sells these products through TV infomercials, mass-market retailers having more than 40,000 stores as well as specialty retailers, catalogs, international marketing organizations and online.

The Transaction

On June 11, 2004, IGIA acquired of all of the issued and outstanding shares of Tactica in exchange for shares of common stock and convertible preferred stock of IGIA pursuant to the Securities Purchase Agreement. In accordance with the Securities Purchase Agreement, (i) Tactica exchanged all of its issued and outstanding shares of common stock for shares of common stock and convertible preferred stock of IGIA, (ii) effective at the Closing, the former shareholders of Tactica control IGIA and (iii) effective at the Closing, Tactica became a wholly owned subsidiary of IGIA (all of the foregoing is hereinafter referred to as the “Transaction”). Subject to certain post-closing covenants, the Transaction closed as of June 11, 2004. Prior to the Transaction, Tactica was a privately-held company. At the Closing of the Transaction, IGIA issued the following shares of its stock to the shareholders of Tactica and certain parties designated by the former shareholders of Tactica:

1)	12,400,000 newly-issued shares of its common stock of which 1,750,000 shares were issued to and subsequently returned by our Managing Financial Advisor as a result of their failing to satisfy the contractual requirement that IGIA close on at least $7,500,000 in proceeds from a private placement of our securities within a specified 45-day period, and

2)	261,000 newly-issued shares of IGIA’s newly-designated Series E Redeemable Convertible Preferred Stock, which will automatically convert into 26,100,000 newly-issued shares of IGIA’s common stock twenty days after this Information Statement is mailed to IGIA’s stockholders.

Pursuant to the Transaction, a change of control of IGIA occurred with the former shareholders of Tactica acquiring approximately 76% of the outstanding voting power of IGIA.

The following events also occurred in connection with the Transaction:

1) By action of IGIA’s Board of Directors, IGIA filed a Certificate of Amendment to its Certificate of Incorporation which changed the Company’s name to IGIA, Inc. and by action of IGIA’s Board of Directors and the holders of a majority of IGIA’s issued and outstanding shares of common stock, IGIA filed a Certificate of Amendment to its Certificate of Incorporation which increased the number of IGIA’s authorized shares of common stock from 20,000,000 to 100,000,000 shares. The Board of Directors of IGIA also authorized the filing of a Certificate of Designation with respect to a newly authorized Series E Redeemable Convertible Preferred Stock. This action will enable IGIA to comply with the terms of the Securities Purchase Agreement.

Certain holders of IGIA’s Series A, Series B and Series C Redeemable Convertible Preferred Stock converted their stock into an aggregate of 2,093,340 shares of IGIA’s common stock. Following such conversions, the only shares of IGIA’s preferred stock which remained outstanding were 100 shares of Series A Redeemable Convertible Preferred Stock. Post-closing, IGIA converted the remaining shares of Series A Redeemable Convertible Preferred Stock to 4,600,000 shares of its common stock.

2) A holder of 4,225,000 shares of IGIA’s common stock agreed with IGIA to exchange 3,725,000 of such shares for all of the issued and outstanding shares of Diva Florida, the sole subsidiary of IGIA prior to the Transaction. Prior to such exchange, Diva Florida declared a dividend to IGIA (which was Diva Florida’s sole shareholder) comprising all of the issued and outstanding shares of Diva Florida’s wholly-owned subsidiary, Prima.

3) IGIA declared a dividend to its stockholders of record on May 28, 2004, such dividend comprising all of its shares of Prima. IGIA’s Board of Directors declared that 90% of the Prima shares be issued pro-rata to IGIA’s preferred stockholders as of the record date and that 10% of the Prima shares be issued pro-rata to IGIA’s common stockholders as of the record date.

4) 1,209,000 shares of IGIA’s common stock were tendered by the holders thereof for cancellation.

5) Immediately prior to the closing of the Transaction, Peter C. Zachariou, President and a director, and David Lean, acting Secretary and a director, resigned from such positions and were replaced by the following persons in the positions listed opposite their names:

Avi Sivan	Chairman, Chief Executive Officer and Director
Prem Ramchandani	President, Treasurer and Director
Paul Greenfield	Secretary and General Counsel
Kurt Streams	Assistant Secretary and Chief Financial Officer

The Transaction is expected to be treated as a tax-free reorganization for federal income tax purposes. A copy of the Securities Purchase Agreement is attached hereto as Exhibit A. A copy of the audited financial statements of Tactica for the periods ended February 29, 2004 and February 28, 2003 and 2002, together with a copy of the unaudited financial statements of Tactica for the six month period ended August 31, 2004, are attached hereto as Exhibits F, E and G, respectively. The foregoing description of the Transaction does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, which is incorporated herein by reference.

The Transaction, name change, 100 million share increase in authorized common stock and authorization of Series E Redeemable Convertible Preferred Stock was approved on May 27, 2004, by the unanimous approval of our Board of Directors. The change of name of the Company to IGIA, Inc. and 100 million share increase in authorized common stock of the Company was approved by the written consent of the majority of the common stockholders of the Company on May 27, 2004, in accordance with the by-laws of the Company and relevant sections of the Delaware General Corporation Law.

The Company filed a Certificate of Amendment to our Certificate of Incorporation with the Delaware Secretary of State on June 8, 2004 with respect to its name change and 100 million share increase in authorized shares of common stock of IGIA. A copy of the Company’s Certificate of Amendment to Certificate of Incorporation is attached hereto as Exhibit B-1. The Company also filed a Certificate of Designation for its Series E Redeemable Convertible Preferred Stock with the Delaware Secretary of State on June 8, 2004. Other than the change of name and increase in the number of authorized shares, the Transaction did not require stockholder approval. Notwithstanding the foregoing, we set forth in this Information Statement a detailed description of the Transaction for informational purposes only. While the Transaction had immediate effect as of June 11, 2004 and the name change became effective for all purposes on June 8, 2004, the increase in the Company’s authorized capital stock will only take effect twenty days after this Information Statement is first mailed to our stockholders.

As a result of the Transaction, Tactica became a wholly-owned subsidiary of IGIA and the shareholders of Tactica became stockholders of IGIA. The stockholders of IGIA prior to the Transaction (including common stock issued as a result of the exchange of certain shares of IGIA Preferred Stock) own approximately 16% of the issued and outstanding shares of IGIA common stock (including common stock to be issued on conversion of the Series E Redeemable Convertible Preferred Stock issued in connection with the Transaction), based on 45,763,140 shares of IGIA common stock outstanding after the Transaction (including common stock to be issued on conversion of the Series E Redeemable Convertible Preferred Stock issued in connection with the Transaction).

Preexisting Relationships

IGIA and Tactica did not have any preexisting relationship prior to entering into the Securities Purchase Agreement. To the best of our knowledge, none of IGIA’s stockholders held shares of Tactica, nor did any of the shareholders of Tactica hold shares of IGIA.

IGIA’s Reasons for the Transaction

IGIA’s Board of Directors considered various factors in approving the Transaction and the Securities Purchase Agreement, including:

•	its inability to expand its current level of operations;

•	prospects for the future;

•	the quality and experience of Tactica’s management;

•	Tactica’s potential for growth or expansion;

•	Tactica’s profit potential; and

•	an anticipated increase in stockholder value as a result of the Transaction.

IGIA’s Board of Directors considered various factors, but primarily that IGIA’s management has not been able to expand IGIA’s operations to significant profitability. In considering the Transaction with Tactica, IGIA’s Board of Directors anticipated that this lack of significant profitability was likely to continue for the foreseeable future. Given those circumstances, IGIA’s Board of Directors decided that the best course of action for IGIA and its stockholders was to enter into and conclude the Transaction with Tactica, after which IGIA’s Board of Directors and management would resign. In agreeing to the Transaction, IGIA’s Board of Directors hoped that by relinquishing control to Tactica’s management and adopting Tactica’s assets and operations value would be added to IGIA and the interests of its stockholders. IGIA’s Board of Directors reached this conclusion after analyzing Tactica’s operations, technical assets, intellectual property and managerial resources and believes that acquiring Tactica’s potential for profitable operations by means of the Transaction was the best opportunity to increase value to IGIA’s stockholders. IGIA’s Board of Directors did not request a fairness opinion in connection with the Transaction.

Tactica’s Reasons for the Transaction

Tactica’s board of directors considered various factors in approving the Transaction and Securities Purchase Agreement, including:

•	the increased market liquidity expected to result from exchanging stock in a private company for publicly traded securities of IGIA;

•	the ability to use registered securities to make acquisitions of assets or businesses;

•	increased visibility in the financial community;

•	enhanced access to the capital markets; and

•	perceived credibility and enhanced corporate image of being a publicly traded company.

Tactica’s board of directors did not request a fairness opinion in connection with the Transaction.

500 Million Share Increase

IGIA may engage in the sale of its equity securities for capital raising purposes and future acquisitions in exchange for shares of common stock of IGIA. However, the current fair market value of IGIA’s common stock is currently at approximately $0.03 per share. Therefore, on November 18, 2004, by written consent, our Board of Directors and stockholders of IGIA holding a majority of the issued and outstanding shares of common stock of IGIA, approved an amendment to our Certificate of Incorporation to increase the number of authorized shares available for issuance from 100,000,000 to 500,000,000 shares of common stock of IGIA to allow IGIA to engage in such transactions.

Risk Factors

The Transaction entails several risks, including:

•	Assumption of Tactica’s plan of operation, which is anticipated to require substantial additional funds to fully implement. Tactica’s management believes that substantial additional funds will be required to implement its business plan. However, there can be no assurance that management will be successful in raising such additional capital.

•	IGIA’s stockholders were diluted by the shares issued as part of the Transaction and may be diluted by future issuances of shares to satisfy working capital needs. We issued 36,750,000 shares of our common stock (after giving effect to the conversion of the Series E Preferred Stock) as part of the Transaction.

•	The market price of our common stock may decline as a result of the Transaction if the integration of the IGIA and Tactica businesses is unsuccessful.

•	The former shareholders of Tactica will own approximately 76% of our common stock following completion of the Transaction, which will limit the ability of other stockholders to influence corporate matters.

Risks Related to the Acquired Business

The Chapter 11 Reorganization Could Have a Material Negative Effect on Tactica’s Business, Financial Condition and Results of Operations

On October 21, 2004, Tactica, which accounts for all of the current operations of the Company, filed a voluntary petition for relief under chapter 11 of title 11 of the United States Bankruptcy Code. IGIA is not seeking bankruptcy protection. Tactica remains in possession of its assets and the management of its property as a debtor in possession under Sections 1107 and 1108 of the Bankruptcy Code. On October 25, 2004, the Bankruptcy Court approved, on an interim basis, a Stipulation and Consent Order (the “Stipulation”) with Innotrac Corporation (“Innotrac”).

The Stipulation provides for a mechanism which enables Tactica to have its inventory shipped and sold to its customers. Tactica shall pay Innotrac 55% to 60% of the sales proceeds promptly upon receipt of customer payments and Tactica will retain the remainder for its working capital. The proceeds paid to Innotrac shall reduce the agreed upon $2,753,281 of debt owed by Tactica to Innotrac, plus possibly pre-petition interest and post-petition interest, fees, cost, charges and expenses including attorney’s fees. Tactica’s business, financial condition and results of operations are materially effected by its ability to function under the Stipulation and under bankruptcy protection.

The Sales Of Our Products Have Been Very Volatile and our Results Of Operations Could Fluctuate Materially.

The sales of certain of our products rely on television advertising and direct response marketing campaigns. In addition, some of our products have short life cycles. This leads to volatility in our revenues and results of operations. For example, our net sales for the fiscal year ended February 29, 2004 decreased by approximately 50.0% as compared with the fiscal year ended February 28, 2003 and we incurred a $9,014,554 operating loss for the fiscal year ended February 29, 2004. This was primarily caused by substantially reduced sales. In addition, as part of our April 2004 purchase agreement with Helen of Troy, or HoT, HoT acquired the right to market and sell Epil-Stop, one of our most popular products, in the United States and assumed the liabilities associated with United States sales of the Epil-Stop product. We therefore expect that our sales could continue to decline or be volatile and as a result, that our financial position could be adversely affected.

We Need To Raise Additional Capital Or Debt Funding To Sustain Operations.

We require the proceeds from the sale of equity or debt securities and/or additional capital to sustain operations and to increase sales. In addition, to the extent that we may have a working capital deficit and cannot offset the deficit from profitable sales, we may have to raise capital to repay the deficit and provide more working capital to permit revenue growth. We cannot assure you that financing from external sources or related parties will be available if needed or, if available, on favorable terms. Our inability to obtain adequate financing will result in the need to reduce or curtail certain of our operations.

Changes In Foreign Policy, International Law Or The Internal Laws Of The Countries Where Our Manufacturers Are Located Could Have A Material Negative Effect On Our Business, Financial Condition And Results Of Operations.

All of our products are manufactured by unaffiliated companies, some of which are in the Far East. Risks associated with such foreign manufacturing include: changing international political relations; changes in laws, including tax laws, regulations and treaties; changes in labor laws, regulations, and policies; changes in customs duties and other trade barriers; changes in shipping costs; currency exchange fluctuations; local political unrest; and the availability and cost of raw materials and merchandise. To date, these factors have not significantly affected our production capability. However, any change that impairs our ability to obtain products from such manufacturers, or to obtain products at marketable rates, would have a material negative effect on our business, financial condition and results of operations.

Third Party Manufacturers, Could Favor Our Competitors.

One of our major competitors is HoT, formerly Tactica International, Inc.’s principal stockholder and a company currently unaffiliated with us. Certain of our third-party manufacturers supply product for both us and our competitors, including HoT. If a manufacturer were to provide more favorable treatment to our competitors than to us, such favorable treatment could result in our having to charge more for our products than our competitors do for the same or similar products. This would result in our being unable to successfully compete in the marketplace and could have a material adverse effect on our operations.

Our Business Will Suffer If We Do Not Develop And Competitively Market Products That Appeal To Consumers.

We sell products in the “As Seen on TV” market, the personal care products market, the household appliance market and the floor care products market. These markets are very competitive. Maintaining and gaining market share depends heavily upon price, quality, brand name recognition, patents, innovative designs of new products and replacement models, and marketing and distribution approaches. We compete with domestic and international companies, some of which have substantially greater financial and other resources than we have. We believe that our ability to produce reliable products that incorporate developments in technology and to satisfy consumer tastes with respect to style and design, as well as our ability to market a broad offering of products in each applicable category at competitive prices, are keys to our future success.

Our Business, Financial Condition And Results Of Operations Could Be Materially Adversely Affected If We Are Unable To Sell Products Under Our Licensed Trademarks.

A significant portion of our sales revenue is derived from sales of products under licensed trademarks. As the percentage of our sales of such products increases, we will become increasingly dependent upon the continued use of such trademarks. On April 29, 2004, HoT acquired the Epil-Stop brand from us and granted us a three-year license to market Epil-Stop products outside of North America, Central America, South America and the Caribbean. Actions taken by licensors, such as Singer and HoT and other third parties, with respect to products we license from them could greatly diminish the value of any of our licensed trademarks. If we are unable to develop and sell products under these licensed trademarks or the value of the trademarks were diminished by the licensor or third parties, the effect on our business, financial condition and results of operations could be materially adversely effected.

Many Of Our Competitors Are Larger And Have Greater Financial And Other Resources Than We Do And Those Advantages Could Make It Difficult For Us To Compete With Them.

Many of our current and potential competitors may have substantial competitive advantages relative to us, including:

longer operating histories;

significantly greater financial, technical and marketing resources;

greater brand name recognition;

larger existing customer bases; and

more popular products.

These competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements and devote greater resources to develop, promote and sell their products or services than we can.

We No Longer Sell Epil-Stop Products In The United States.

We no longer have the right to sell Epil-Stop, which was one of our most popular products, in the United States. Due to the loss of the right to sell Epil-Stop in the United States, certain retailers may choose to decrease their shelf space for our products. If we are unable to retain shelf space at United States retailers the overall demand for our products should decrease it could have a material adverse affect on our operating results.

We are Dependent On Our Management Team And The Loss Of Any Key Member Of This Team May Prevent Us From Implementing Our Business Plan In A Timely Manner.

Our success depends largely upon the continued services of our executive officers and other key personnel, particularly Avi Sivan, our Chief Executive Officer, and Prem Ramchandani, our President. We have entered into employment agreements with Mr. Sivan and Mr. Ramchandani. We do not maintain key person life insurance policies on any of our employees. The loss of Mr. Sivan or Mr. Ramchandani services would be expected to have a material adverse effect on our operations.

Our Business, Financial Condition And Results Of Operations Will Suffer If We Do Not Accurately Forecast Customers’ Demands.

Because of our reliance on manufacturers in the Far East, our production lead times are relatively long. Therefore, we must commit to production well in advance of customer orders. If we fail to forecast consumer demand accurately we may encounter difficulties in filling customer orders or in liquidating excess inventories, or may find that customers are canceling orders or returning products. Our relatively long production lead time may increase the amount of inventory and the cost of storing inventory. Additionally, changes in retailer inventory management strategies could make inventory management more difficult. Any of these results could have a material adverse effect on our business, financial condition and results of operations.

Our Products And Business Practices May Be Subject To Review By Third Party Regulators And Consumer Affairs Monitors And Actions Resulting From Such Reviews, Including But Not Limited To Cease And Desist Orders, Fines And Recalls.

Although our products are generally not regulated by the US Food and Drug Administration (FDA), we have in the past and on occasion may in the future sell products that are subject to FDA regulations. Our advertising is subject to review by the National Advertising Council (NAC) and our advertisements could be and have been subject to NAC recommendations for modification. The U.S. Federal Trade Commission (FTC) and state and local consumer affairs bodies oversee various aspects of our sales and marketing activities and customer handling processes. If any of these agencies, or other agencies that have a right to regulate our products, engage in reviews of our products or marketing procedures we may be subject to various enforcement actions from such agencies. If such reviews take place, as they have in the past, our executives may be forced to spend time on the regulatory proceedings as opposed to running our business. In addition to fines, adverse actions from an agency could result in our being unable to market certain products the way we would like or at all, or prevent us from selling certain products entirely.

We Purchase Essential Services And Products From Third Parties, Which, If Interrupted, Could Have A Material Impact On Our Ability To Operate.

We currently outsource significant portions of our business functions, including, but not limited to, warehousing, customer service, inbound call center functions and payment processing for all direct response sales, customer order fulfillment, and product returns processing and shipping. From time to time we have experienced interruptions in these essential services for varying periods of time and future interruptions can and will occur. If such interruptions occur for extended periods of time, our operations may be materially adversely affected. Many of our products are produced in South China. Should we experience any interruption or interference with the operations of the third party suppliers of goods and services to Tactica, we might experience a shortage of inventory. This type of shortage could have a material adverse effect on our financial position, results of operations, and for cash flow.

Our Direct Response Sales Operation Is Dependent On Having Adequate Credit Card Activity Processing Capacity With The Major Credit Card Companies And A Credit Card Processor.

A third party credit card processor regulates our daily credit card sales order volume and sets limits as to the maximum daily sales volume it will process. In addition, credit card companies, such as Visa and MasterCard, and credit card processors typically maintain a record of the level of customer requests to have charges for our products reversed (chargebacks). The credit card companies and processors may fine us for “high chargeback levels”, modify our daily sales volume limit, or even discontinue doing business with us. The direct response business is known for relatively high chargeback levels and we have experienced periods of higher than accepted levels of chargeback activity that has led to fines and disruptions in credit card processing of customer orders. We endeavor to maintain reasonable business practices and customer satisfaction, which, in part, contribute to lower levels of chargeback activity. Nevertheless, excess chargeback activity could result in our being unable to have customers pay us using credit cards.

Our Future Acquisitions, If Any, And New Products May Not Be Successful, Which Could Have A Material Adverse Effect On Our Financial Condition And Results Of Operations.

We have in the past, and may in the future, decide to acquire new product lines and businesses. The acquisition of a business or of the rights to market specific products or use specific product names involves a significant financial commitment. In the case of an acquisition, such commitments are usually in the form of either cash or stock consideration. In the case of a new license, such commitments could take the form of license fees, prepaid royalties, and future minimum royalty and advertising payments. While our strategy is to acquire businesses and to develop products that will contribute positively to earnings, there is no guarantee that all or any of our acquisitions will be successful. Anticipated synergies may not materialize, cost savings may be less than expected, sales of products may not meet expectations and acquired businesses may carry unexpected liabilities. Each of these factors could result in a newly acquired business or product line having a material negative impact on our financial condition and results of operations.

A controlling interest in IGIA was recently acquired by former shareholders of our operating subsidiary, Tactica International, Inc., and we have a limited operating history upon which you can base an investment decision.

On June 11, 2004, we completed a share exchange with the former stockholders of Tactica International, Inc., resulting in Tactica’s former stockholders owning approximately 76% of our common stock on a fully diluted basis. Therefore, we have a limited operating history upon which you can make an investment decision, or upon which we can accurately forecast future sales. You should, therefore, consider us subject to the business risks associated with a new business. The likelihood of our success must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the formation and initial operations of a new business.

Directors and Senior Management of IGIA Following the Transaction

Concurrent with the closing of the Transaction, the Board of Directors of IGIA resigned and new appointees comprising directors and officers designated by Tactica were elected. The following table sets forth the names, ages and positions of all of IGIA’s executive officers and directors. Set forth below the table is a brief description of the business experience and background of each person named in the table.

Names	Ages	Position
Avi Sivan	41	Chairman, Chief Executive Officer and Director
Prem Ramchandani	56	President, Treasurer and Director
Kurt Streams	42	Chief Financial Officer and Assistant Secretary
Paul Greenfield	59	Secretary and General Counsel

Avi Sivan, Chairman of the Board of Directors and Chief Executive Officer since June 11, 2004, founded Tactica International, Inc., currently our wholly owned operating subsidiary, and had been its Chief Executive Officer since March 2000. From 1997 to March 2000, Mr. Sivan served as the Chief Executive Officer of Tactica International, LLC. Mr. Sivan is a driving force in making IGIA a player in the Direct Response Television (DRTV) industry. Mr. Sivan is the creator of the IGIA® brand of products.

Prem Ramchandani, President, Treasurer and a Director since June 11, 2004, had served as Tactica’s President, Treasurer and Director since March 2000. From 1997 until March 2000, he served as Chief Operating Officer of Tactica International, LLC. From 1983 until 1994, Mr. Ramchandani served as President of Investment Planning Group, a private firm providing investment analysis and financing for real estate transactions. In 1975, he was a founder of the Urban Academy for Management, a privately held consulting firm that provided financial management and technical assistance services. Mr. Ramchandani received an MBA in finance in 1972 from Columbia University in New York, and in 1970 a BTech degree in Chemical Engineering from the Indian Institute of Technology.

Kurt Streams, Chief Financial Officer and Assistant Secretary since June 11, 2004, he had served as Tactica’s Chief Financial Officer since January 2004. Mr. Streams was Chief Financial Officer of The Deal LLC, a

privately held financial news publishing company, from March 2000 through January 2004. From September 1995 to March 2000 Mr. Streams was Chief Financial Officer for Norland Medical Systems, Inc., a public medical device manufacturing company. From 1989 through 1995 he was an auditor with Deloitte & Touche LLP and was promoted to Senior Audit Manager following a 27-month posting in Europe. Mr. Streams received a B.A. in Economics in 1983 from the University of Massachusetts at Amherst.

Paul Greenfield, Secretary and General Counsel since June 11, 2004, he had served as Tactica’s General Counsel since August 2002. From 1989 through August 2002, Mr. Greenfield was in private practice as a partner at the law firm Crupain & Greenfield where he focused on general litigation with emphasis on products liability, intellectual property and trial work. Mr. Greenfield received a JD from Brooklyn Law School in 1969.

The Board of Directors of IGIA does not have standing audit, compensation or nominating committees. The functions of the audit, compensation and nominating committees are currently performed by the entire Board of Directors, none of the members of which are independent. The current members of the Board of Directors were appointed on June 11, 2004. Since that time there have been no board meetings. The prior Board of Directors met two times between July 1, 2003 to June 10, 2004.

Since the Board of Directors currently consists of two members, it does not believe that establishing a separate nominating committee is necessary for effective governance. When additional members of the Board of Directors are appointed or elected, IGIA will consider creating a nominating committee. The Board of Directors does not currently have a formal director nomination process. The Board of Directors will consider director candidates nominated by security holders. Security holders should submit any recommendations to the Board of Directors by mailing such recommendations to the Board of Directors at IGIA’s offices. The Board of Directors has not yet received recommendations for director nominees for director from security holders, has no minimum specific requirements as to a nominee, and does not have any specific process for identifying nominees, but the Board of Directors does not believe that it would evaluate a security holder nominee any differently than it would evaluate a nominee not nominated by a security holder.

The Board of Directors has not adopted a specific process with respect to security holder communications, but security holders wishing to communicate with the Board of Directors may do so by mailing such communications to the Board of Directors at IGIA’s offices.

The Board of Directors recommends that each of its members attends IGIA’s annual meeting. The current members of the Board of Directors were not members of the Board of Directors last year and, to the knowledge of the Board of Directors, IGIA did not have an annual meeting last year.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires IGIA’s directors and executive officers, and persons who own more than 10% of the IGIA’s common stock to file with the SEC reports of ownership and reports of changes in ownership of common stock and other equity securities of IGIA. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish IGIA with copies of all Section 16(a) reports they file.

Based upon a review of Forms 3, 4 and 5 and other documents provided to the Company by those required to file such reports with the SEC, the Company believes that all directors, executive officers and 10% holders of the Company have complied with all Section 16(a) reporting requirements applicable to them with respect to the fiscal year ended June 30, 2004 except that Avi Sivan, Prem Ramchandani, Kurt Streams, Paul Greenfield, Avraham Ovadia and Shai Bar - Lavi each filed a late Form 3 upon becoming an officer, director and/or 10% holder of IGIA in June 2004.

Security Ownership of Certain Beneficial Owners and

Management Following the Transaction

As of December 10, 2004, we have 44,070,540 shares of our common stock issued and outstanding (including 26,157,400 shares to be issued on conversion of the Series E Redeemable Convertible Preferred Stock). Pursuant to the terms of the Transaction, we issued 36,750,000 shares of our common stock (including 26,100,000 shares to be issued on conversion of the Series E Redeemable Convertible Preferred stock) to Tactica’s shareholders and certain other persons designated by Tactica. The Transaction thus resulted in a change in control from our management to control by Tactica’s management and the assumption of Tactica’s operations and liabilities.

The following table sets forth information known to us with respect to the beneficial ownership of shares of our common stock (assuming conversion of all of the issued and outstanding shares of Series E Preferred Stock) as of December 10, 2004 and as adjusted to reflect the maximum number of shares of our common stock which may issued upon conversion of the Convertible Preferred Stock by:

•	Each person known by us to beneficially own 5% or more of our common stock,

•	Each of our executive officers and directors, and

•	All of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power. Under SEC rules, a person is deemed to be the beneficial owner of securities which may be acquired by such person upon the exercise of options and warrants or the conversion of convertible securities within 60 days from the date on which beneficial ownership is to be determined. Each beneficial owner’s percentage ownership is determined by dividing the number of shares beneficially owned by that person by the base number of outstanding shares, increased to reflect the beneficially-owned shares underlying options, warrants or other convertible securities included in that person’s holdings, but not those underlying shares held by any other person.

Except as otherwise indicated in the notes to the following table, we believe that all shares are beneficially owned, and investment and voting power is held by, the persons named as owners; and the address for each beneficial owner listed in the table, except where otherwise noted, is IGIA, Inc. 11 West 42nd Street, 7th Floor, New York, NY 10036.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Owner		Percent of Class
Common Stock	Avi Sivan	9,947,500	(1)	22.6%
Common Stock	Prem Ramchandani	9,947,500	(1)	22.6%
Common Stock	Avraham Ovadia	9,947,500	(1)	22.6%
Common Stock	Shai Bar-Lavi	5,007,500	(2)	11.4%
Common Stock	Kurt Streams	0		0.0%
Common Stock	Paul Greenfield	0		0.0%
Common Stock	All directors and named executive officers as a group	19,895,000 shares		45.1%

(1)	Includes 7,101,250 shares of common stock issuable upon conversion of 71,012.5 shares of Series E Convertible Preferred Stock.
(2)	Includes 3,396,250 shares of common stock issuable upon conversion of 33,962.5 shares of Series E Convertible Preferred Stock.

Anticipated Operations Following the Transaction

Prior to the Transaction, Tactica (now IGIA’s wholly owned subsidiary) designed, developed and sold a full line of personal care and other consumer products in categories such as hair care, hair removal, dental care, skin care, sports and exercise, household, and kitchen. IGIA will continue Tactica’s business without substantial alteration. Tactica sells these products, primarily under the Igiá® and Singer® trademarks, to retailers and uses direct response marketing to sell such products directly to consumers. Some of the products developed and marketed by Tactica are trend-oriented personal care and comfort products.

We will continue to develop new products and enhance existing products in order to maintain and improve our position in the personal care and comfort product market. For example, during Tactica’s fiscal year ended February 29, 2004 we improved existing products by adapting new technologies to them. Examples include ionic hair care appliances and ceramic hair care appliances. Subject to available funds, we plan to extend our lines of Igía® and Singer products during the next twelve months.

During Tactica’s fiscal year ended February 29, 2004, we entered into an agreement with The Singer Company for use of the Singer brand name in a comprehensive line of floor care products.

You can learn more about our products at the following Internet addresses: www.igia.com and www.singervac.com.

Executive Compensation

Summary of Cash and Certain Other Compensation

The directors and officers of IGIA received no compensation for their services for the fiscal year ended June 30, 2003. Peter C. Zachariou, President and a director, and David Lean, acting Secretary and a director, spent only part of their time on the business of the Company. IGIA reimbursed its directors for all expenses for meetings attendance or out of pocket expenses connected directly with their board participation prior to the Transaction.

The following table sets forth the annual and long-term compensation for services in all capacities to Tactica for Tactica’s fiscal years ended February 29, 2004 (“fiscal 2004”), February 28, 2003 (“fiscal 2003”) and February 28, 2002 (“fiscal 2002”) paid to our Chief Executive Officer (“CEO”) and the other executive officers who earned more than $100,000 per year at the end of the last completed fiscal year.

Summary Compensation Table

Long Term Compensation
	Annual Compensation				Awards		Payouts
Name And Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Award(s) ($)	Restricted Stock Compensation ($)	Securities Under- Lying Options/ SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Avi Sivan Chief Executive Officer	2004 2003 2002	503,201 499,996 499,996	0 0 504,825	36,850 26,761 24,743	— — —	— — —	— — —	— — —

Prem Ramchandani, President	2004 2003 2002	503,201 499,996 499,996	0 0 504,825	45,819 28,256 24,743	— — —	— — —	— — —	— — —

Paul Greenfield, Secretary and General Counsel	2004 2003 2002	201,282 200,000 106,410	0 0 0	0 0 0	— — —	— — —	— — —	— — —

Option Grants

During our fiscal year ended February 29, 2004, no stock options were granted to the named executive officers. As of the date hereof no options to purchase shares of our common stock are outstanding and we have no stock option, retirement, pension or profit sharing plan or program for the benefit of our directors, officers or other employees, although our Board of Directors may recommend one or more such programs for adoption in the future.

Director Compensation

Non-employee directors receive $1,000 for each meeting of the Board of Directors attended, as well as reimbursement of reasonable out of pocket expenses incurred in connection with the attendance of meetings of the Board of Directors.

Employment Agreements

IGIA has an employment agreement, dated as of April 29, 2004, with Avi Sivan. Pursuant to such employment agreement, Mr. Sivan is to serve as CEO of IGIA for a base compensation of at least $600,000 per year. The contract, which is for a five-year period, automatically extends by one day, every day, unless terminated earlier by IGIA or Mr. Sivan by written notice (“Non-renewal Notice”). Mr. Sivan is eligible for incentive compensation expressed as 10% of EBITDA for the fiscal year then ended. On July 1, 2004, Mr. Sivan’s employment agreement was amended such that, effective August 1, 2004, (i) Mr. Sivan will receive a base compensation of $490,000, (ii) Mr. Sivan is eligible for incentive compensation expressed as 8% of EBITDA for the fiscal year then ended, and (iii) Mr. Sivan’s incentive compensation is subject to a cap of $400,000 per year.

Additionally, he is entitled to participate in IGIA’s standard executive benefit program, including group health insurance; death and disability benefits provided for under IGIA’s applicable insurance policy. If after death or twenty-six weeks of continuous disability (“Disability”), Mr. Sivan’s employment agreement will be terminated, and he, or his estate will be entitled to severance pay, calculated as a one time multiple of his total average compensation over the preceding three years, in the event that a Non-renewal Notice has been given by IGIA prior to his death or Disability, in lieu of the one times (1x) multiple, the multiple shall be the remaining number of years between the date of his death or Disability and the third (3rd) anniversary of the date of the Non-renewal Notice, but in no event less than one (1) year. Upon death, his estate will be entitled to any accrued benefits, not yet paid, including pro-rata incentive payments payable upon termination of employment for other than death, disability or cause are provided for as follows: If terminated by resignation for “good reason” or by IGIA other than for “cause” (as such terms are defined in the employment agreement) or a result of a Non-renewal Notice, Mr. Sivan will be entitled to receive all salary, benefits and incentive compensation for two years after the date of termination of employment and all stock options previously granted to Mr. Sivan will immediately vest. If Mr. Sivan’s employment is terminated for good reason due to a “change of control” (as such term is defined in the employment agreement), Mr. Sivan will be entitled to receive, within 30 days after providing notice of election to terminate his employment due to a change in control, a lump sum payment equal to the net present value of the sum of two times Mr. Sivan’s then current base salary plus two times the sum of Mr. Sivan’s highest annualized bonus compensation during the three year period prior to the change of control.

IGIA has an identical employment agreements and amendments thereto with Mr. Prem Ramchandani, pursuant to which Mr. Ramchandani is employed as President of Tactica.

IGIA has entered into agreements with Paul Greenfield and Kurt Streams pursuant to which each of them is entitled to a lumpsum payment equal to three months base salary upon the termination of such individual’s employment with the company.

Certain Relationships and Related Transactions

Avraham Ovadia, a 22% stockholder, serves as the exclusive distributor of Tactica’s products in South Africa. During fiscal 2003, Tactica sold an immaterial amount of goods to Mr. Ovadia’s company. In the past Mr. Ovadia also has produced infomercials for Tactica.

Mr. Sivan and Mr. Ramchandani have an ownership interest in Prime Time Media, a company which has an accounts payable from IGIA in the amount of $455,734.

IGIA has an agreement with Brass Logistics, LLC, a company in which Messrs. Sivan and Ramchandani have an ownership interest, pursuant to which Brass Logistics will act as IGIA’s non-exclusive distributor of its Singer vacuum products and IGIA personal care products in the United States and Canada.

Currently, Tactica subleases office space in New York City. An affiliate of HoT has issued a $389,000 standby letter of credit to the lessor. The lessor has drawn funds from the standby letter of credit in satisfaction of rent not paid by Tactica. Tactica is seeking more suitable office space in New York City.

Anticipated Liquidity and Capital Resources Following the Transaction

As of August 31, 2004, the Company had a $4 million working capital deficit and negative net worth. As of February 29, 2004, Tactica had a working capital deficit in excess of $12 million and negative net worth of approximately $11 million. As a result of the April 29, 2004 transaction between Tactica, Helen of Troy, and the minority shareholders of Tactica, Tactica eliminated approximately $17 million in secured debt and improved its position to obtain additional financing. The June 11, 2004 reverse merger between Tactica and IGIA gave the Company access to public markets for financing and enabled Tactica to convert approximately $3.6 million of accounts payable into Series E Convertible Preferred Stock.

Despite the transaction with Helen of Troy, the Company has not yet been able to raise additional working capital. As a result of the foregoing factors, Tactica did not have a sufficient available source of working capital to satisfy a demand by Innotrac that Tactica immediately pay all amounts allegedly due to Innotrac and continue its normal operation of business. Tactica and Innotrac agreed upon the terms of a Stipulation which contemplated the filing of a bankruptcy petition that was subsequently made and approved on an interim basis by the Bankruptcy Court.

Management believes that the Stipulation and bankruptcy petition may create the opportunity to provide the company with funds to operate and to attract debtor in possession financing or an acquirer of Tactica’s business. IGIA plans to use the additional cash to increase revenues, which have been constrained, in part, due to limited available working capital needed to purchase order fulfillment services, product to fill customer orders and to run television advertising. Management believes that the additional funds would enable IGIA to promote direct sales of its Singer® line of floor care products in the second fiscal quarter of 2005 and launch sales through retail outlets thereafter. Management expects that increased sales and marketing activities would also enable IGIA to stimulate sales of its IGIÁ(R) product lines. By revitalizing sales and marketing activities, Tactica expects to improve its ability to bring to market new products, including products under its own brands and licensed products.

If the Company is unable to service it financial obligations as they become due, it will be required to adopt alternative strategies, which may include, but are not limited to, actions such as further reducing management and employee headcount and compensation, attempting to further restructure financial obligations and/or seeking a strategic merger, acquisition or a sale of assets. There can be no assurance that any of these strategies could be affected on satisfactory terms.

Tactica’s operating activities provided $1,105,000 of cash during fiscal 2004. In that same period, investing activities used $29,000 of cash for purchases of office equipment and financing activities used $1,185,000 to reduce the level of borrowings against a line of credit with HoT.

Tactica’s February 29, 2004 inventory balance of $10,590,000 was $598,000, or 5.3%, less than the February 28, 2003 level. We experienced a 50.0% decrease in our net sales for fiscal 2004 as compared to net sales for fiscal 2003. Sales of Tactica’s Epil-Stop® hair removal products, in which we had a substantial inventory position, were significantly lower in both fiscal 2003 and fiscal 2004, and as of April 2004, we no longer own the rights to sell the product in the United States. In addition, we held certain products in inventory in anticipation of sales generated by advertising; however, advertising campaigns were postponed, cancelled or scaled back due to insufficient available cash and credit with advertisers or lower response than anticipated.

Accounts payable and other accrued liabilities increased $8,752,000 or 106.9% from February 28, 2003 to February 29, 2004 as a result of less prompt payments to vendors and a significant increase in amounts paid to Tactica for goods that were subsequently returned to Tactica.

Capital and license expenditures totaled $29,000, $189,000 and $119,000 in fiscal 2004, fiscal 2003 and fiscal 2002, respectively.

Tactica’s contractual obligations and commercial commitments, as of February 29, 2004 were:

	1 year	2 years	3 years	4 years	5 years	After 5 years
Long-term debt	$0	$0	$0	$0	$0	$0

Open purchase orders – inventory
Minimum royalty payments	$0	$0	$0	$0	$0	$0
Advertising commitments under license agreements	$0	$0	$0	$0	$0	$0
Operating leases	$(780,000)	$(780,000)	$(196,000)	$0	$0	$0

Tactica leases office space in New York City. HoT has issued a $389,000 standby letter of credit to the lessor. The lessor may draw funds from the standby letter of credit if Tactica fails to pay its rent. Tactica has agreed to reimburse HoT for funds drawn, if any, on the letter of credit. The standby letter of credit decreases to $195,000 on April 30, 2005 and expires on the same date as the related lease, February 27, 2006. As a result of the April 29, 2004 transaction whereby the management of Tactica purchased all of HoT’s shares of Tactica, IGIA will need to provide a replacement letter of credit or secure other arrangements with the lessor, no later than May 1, 2005.

We do not engage in any activities involving special purpose entities or off-balance sheet financing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some statements in this Information Statement contain certain “forward-looking” statements of IGIA’s management. Forward-looking statements are statements that estimate the happening of future events are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as “may,” “shall,” “could,” “expect,” “estimate,” “anticipate,” “predict,” “probable,” “possible,” “should,” “continue,” or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. We cannot guaranty that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statements.

FINANCIAL AND OTHER INFORMATION

IGIA Financial Statements

The financial statements of IGIA as of June 30, 2003 and 2002 are contained in IGIA’s Annual Report on Form 10-KSB for the year ended June 30, 2003, which is included in this document as Exhibit C. These financial statements have been audited by Paritz & Company, independent auditors. Tactica’s audited financial statements for the year ended February 29, 2004 are attached hereto as Exhibit F. Tactica’s audited financial statements for the years ended February 28, 2003 and 2002 are attached hereto as Exhibit E. Unaudited financial statements of IGIA for the three and nine month periods ended March 31, 2004 are contained in IGIA’s Form 10-QSB for the period ended March 31, 2004, which is included in this document as Exhibit D. Unaudited financial statements of IGIA for the six month period ended August 31, 2004 are contained in IGIA’s Form 10-QSB for the period ended August 31, 2004, which is included in this document as Exhibit G. You are encouraged to review the financial statements, related notes and other information included elsewhere in this filing. See “Legal Proceedings” below for information concerning the bankruptcy petition filed by Tactica.

IGIA’s Plan of Operations

Sales and Marketing

Since inception in 1992, Tactica has established a worldwide market for its IGÍA® family of personal and skin care products, and its Epil-Stop® family of hair removal products the latter of which was sold to HoT in April

2004. Tactica utilizes a comprehensive and focused marketing and distribution program that includes widespread print and television advertising combined with global product placement in well known retail outlets worldwide, as well as through popular mail order catalogs, and directly through Tactica’s websites, primarily www.igia.com.

Tactica’s products are also sold through major retail chains such as Wal-Mart Stores, Walgreens, Rite-Aid, CVS and Eckerd Drug. No customer accounted for 10% or more of net sales during fiscal 2004.

Tactica advertises in print media such as Cosmopolitan, Glamour, Elle, Redbook, Time, US News and World Reports and Vogue. In addition, globally recognized mail order catalogs such as Hammacher Schlemmer, SkyMall, ABC, LTD and Publishers Clearing House also regularly feature Tactica’s Igiá® products. Tactica’s products are also periodically featured on home shopping channels such as QVC and Tactica infomercials are shown on national cable and broadcast television channels such as Lifetime Television and The Discovery Channel. Tactica markets its products internationally through distributors covering more than 100 countries worldwide.

Tactica has now initiated the process of establishing “inline” store placement agreements with retailers, assuring a steadier inventory flow to these retail outlets, and therefore a more stable and predictable revenue stream. Tactica’s expanded focus on distribution has thus far led to more than 45,000 retail outlets worldwide carrying Tactica’s products.

Tactica recently launched a new line of floor care products under the Singer brand. This acquisition of the licensing rights to the Singer name represents an important component of Tactica’s growth strategy.

Tactica’s U.S. sales comprised 85% of total net sales in fiscal 2004. Tactica markets its products internationally through distributors covering more than 100 countries worldwide.

Manufacturing and Distribution

Tactica contracts with unaffiliated manufacturers both within and outside the U.S. to manufacture Tactica’s products. Tactica’s products are shipped to warehouse facilities in Reno, Nevada and Brampton, Ontario for shipment to individuals or retail customers. Tactica also sometimes ships products from manufacturers directly to retailers. Tactica’s retail customers often seek to minimize their inventory levels and often demand that we fulfill their orders within relatively short time frames. Consequently, these inventory management practices often require us to carry substantial levels of inventory in order to meet our customers’ needs.

Most of Tactica’s products manufactured outside the countries in which they are sold are subject to import duties, which have the effect of increasing the amount Tactica pays to obtain such products.

License Agreements, Trademarks and Patents

In April 2003, Tactica entered into a license agreement with The Singer Company B.V. for use of the Singer brand name on its line of floor products sold exclusively through Tactica in the United States and Canada. The sales of Tactica’s Singer floor care products line depends materially upon the continued use of the Singer trademark. The term of Tactica’s license agreement with Singer terminates on December 31, 2004, unless sooner terminated; however, Tactica has the option to extend such license agreement for up to ten automatic one year periods, provided Tactica pays minimum royalties, meets minimum sales volumes, and makes minimum levels of advertising expenditures as provided in such agreement. Tactica has not yet achieved these minimums and may not achieve them due to a delay in scaling up related promotional activities. Only if Tactica obtains additional financing do we believe that Tactica can generate sufficient activity such that Singer will continue the agreement.

Pursuant to a Stock Purchase Agreement, dated as of April 29, 2004, Tactica transferred ownership of the Epil-Stop brand to HoT in exchange for HoT’s equity ownership in Tactica, and HoT provided a royalty-free perpetual license to Tactica to use certain technologies. Tactica received a three-year license for the exclusive right to sell Epil-Stop products in all markets except the U.S., Canada, Mexico, Central and South America and the Caribbean. Tactica has certain future minimum royalty obligations that must be satisfied to retain the license.

Tactica has filed or obtained licenses for design and utility patents in the U.S. and several foreign countries. IGIA does not believe that the loss of any particular patent or patent license would have a materially adverse effect on its business. Tactica granted HoT a non-exclusive royalty free license to its United States patent, as well as corresponding patent applications, for the life of such licensed patents pursuant to the stock purchase agreement between HoT and Tactica.

Backlog

Tactica ships some of its products to direct response customers and provides these customers with estimated delivery dates at the time that it receives their respective orders. There was no significant backlog of orders in any of Tactica’s distribution channels at February 29, 2004.

Competition

Tactica sells products in the “As Seen on TV” market, the personal care products market including depilatories (hair removal products), the household appliance market and the floor care products market. These markets are very competitive. Maintaining and gaining market share depends heavily on product development and enhancement, pricing, quality, performance, packaging and availability, brand name recognition, patents, and marketing and distribution approaches. Tactica’s primary competitors in these markets include Thane International, Home Medics, Helen of Troy Limited or HoT, Salton, and Sally Hansen. Most of these competitors have significantly greater financial and other resources than Tactica does.

Regulation

Tactica’s products are generally not regulated by the U.S. Food and Drug Administration (FDA), however its products could be and have been subject to FDA regulations. National Advertising Council (NAC) has, from time to time, reviewed Tactica’s advertising and communicated recommended modifications to Tactica and the U.S. Federal Trade Commission (FTC). In addition, the FTC, and state and local consumer affairs bodies oversee aspects of Tactica’s sales and marketing activities and customer handling processes. The ability of Tactica to sell its products can be and has been adversely affected by actions taken by the FDA, FTC, NAC, and state and local authorities and by future changes in regulations.

Tactica’s electrical products must meet the safety standards imposed in various national, state, local, and provincial jurisdictions. Tactica’s electrical products sold in the U.S. are designed, manufactured, and tested to meet the safety standards of Underwriters Laboratories, Inc. or Electronic Testing Laboratories.

Employees

As of June 22, 2004, IGIA’s subsidiary Tactica employed 49 full-time employees in the U.S. and 1 in Canada, of which 17 are marketing and sales employees, 7 are distribution employees and 26 are administrative personnel. IGIA does not have any employees other than those employed by Tactica. None of Tactica’s employees are covered by a collective bargaining agreement. Tactica has never experienced a work stoppage and Tactica believes that it has satisfactory working relations with Tactica’s employees.

Properties

IGIA’s subsidiary Tactica subleases approximately 21,051 square feet of office space from a non-affiliated subtenant, located at 11 West 42nd Street, 7th Floor, New York, New York 10036 at a rate of $64,907 per month. The sublease for the New York office space commenced on May 28, 2002 and expires February 27, 2006. Tactica also contracts with third party logistics companies for fulfillment services and the use of warehouse space in Reno, Nevada and Brampton, Ontario on standard terms. IGIA does not lease or own any property other than through Tactica.

Legal Proceedings

In the ordinary course of business, the Registrant may be involved in legal proceedings from time to time. Although occasional adverse decisions or settlements may occur, management believes that the final disposition of such matters will not have material adverse effect on its financial position, results of operations or liquidity.

On October 21, 2004, Tactica, which accounts for all of the current operations of the Company, filed a voluntary petition for relief under chapter 11 of title 11 of the United States Bankruptcy Code. IGIA is not seeking bankruptcy protection. Tactica remains in possession of its assets and the management of its property as a debtor in possession under Sections 1107 and 1108 of the Bankruptcy Code. On October 25, 2004, the Bankruptcy Court approved, on an interim basis, a Stipulation and Consent Order (the “Stipulation”) with Innotrac Corporation (“Innotrac”).

The Stipulation provides for a mechanism which enables Tactica to have its inventory shipped and sold to its customers. Tactica shall pay Innotrac 55% to 60% of the sales proceeds promptly upon receipt of customer payments and Tactica will retain the remainder for its working capital. The proceeds paid to Innotrac shall reduce the agreed upon $2,753,281 of debt owed by Tactica to Innotrac, plus possibly pre-petition interest and post-petition interest, fees, cost, charges and expenses including attorney’s fees. Tactica’s business, financial condition and results of operations are materially effected by its ability to function under the Stipulation and under bankruptcy protection.

Changes in and Disagreements with Accountants

On July 20, 2004, IGIA dismissed Paritz & Company P.A. (“Paritz”) as its principal independent auditors, and the Company engaged Russell Bedford Stefanou Mirchandani LLP as its certifying accountant for the fiscal year ending February 28, 2005. The decision to engage Russell Bedford Stefanou Mirchandani LLP was approved by the Board of Directors of the Company. The Company had not previously consulted Russell Bedford Stefanou Mirchandani LLP.

Paritz’s reports on the consolidated financial statements of the Company for fiscal years ended June 30, 2003 and 2002 did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles; however, the audit reports for the years ended June 30, 2003 and 2002 contained an explanatory paragraph regarding the substantial doubt about the Company’s ability to continue as a going concern. During fiscal years 2003 and 2002 and the subsequent interim period through July 20, 2004, there were no disagreements with Paritz regarding any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Paritz, would have caused Paritz to make reference to the subject matter of the disagreements in connection with its report.

Tactica Audited Financial Statements

The financial statements of Tactica for the years ended February 29, 2004 and February 28, 2003 and 2002 are attached hereto as Exhibits F and E, respectively. These financial statements have been audited by KPMG LLP, independent auditors. In addition, the unaudited financial statements of Tactica for the six months ended August 31, 2004 are attached hereto as Exhibit G.

Summary Financial Information

The June 11, 2004 Share Exchange with Tactica will be accounted for as a purchase of IGIA by Tactica. As a result, the audited financial statements for the years ended February 29, 2004 and February 28, 2002 and 2003, include the financial statements of Tactica. The selected consolidated financial information set forth below has been summarized from Tactica’s consolidated financial statements. This information should be read in conjunction with the consolidated financial statements and the related notes to consolidated financial statements included in Tactica audited financial statements for the periods February 29, 2004 and February 28, 2003 and 2002 and the six months ended August 31, 2004 and from March 14, 2000 (date of inception) to February 28, 2001. All currency amounts in this document are denominated in U.S. dollars.

(all numbers except shares and earnings per share in thousands)

	Six Months Ended August 31, 2004	Fiscal Year Ended			Period from March 14, 2000 to February 28, 2001
		February 29, 2004	February 28, 2003	February 28, 2002
Statements of Income Data
Net Sales	$8,572	$39,610	$79,174	$108,675	$24,010
Cost of sales	4,979	20,375	23,751	27,819	9,017

Gross Profit	3,593	19,234	55,423	80,857	14,993

Selling, general and administrative expenses	9,433	32,727	52,937	68,926	19,123

Operating income (loss)	(5,840)	(13,493)	2,486	11,930	(4,130)

Interest expense	118	896	900	1,317	1,549
Other (income) expense	(132)	(654)	591	467	310

Earnings (loss) before income taxes	(5,826)	(13,735)	2,176	11,079	(5,369)

Income tax expense (benefit)	0	(4,720)	1,023	4,100	1,517

Net earnings (loss)	$5,826	$(9,015)	$1,153	$6,979	$(3,852)

	As of August 31, 2004	As of February 29, 2004	As of February 28, 2003	As of February 28, 2002	As of February 28, 2001
Balance Sheet Data:
Working capital deficit	$4,080	$(12,614)	$(3,503)	$(5,069)	$(12,849)
Total assets	$10,791	$22,919	$24,367	$25,530	$14,032
Long-term debt	$—	$3,500	$3,500	$3,500	$3,500

Stockholders’ deficit	$(3,906)	$(11,186)	$(2,171)	$(3,324)	$(10,903)
Cash dividends	$—	$—	$—	$—	$—

Management’s Discussion And Analysis

Of Financial Condition And Results Of Operations

Overview

The following discussion contains forward-looking statements that are subject to significant risks and uncertainties about us, our current and planned products, our current and proposed marketing and sales, and our projected results of operations. There are several important factors that could cause actual results to differ materially from historical results and percentages and results anticipated by the forward-looking statements. The Company has sought to identify the most significant risks to its business, but cannot predict whether or to what extent any of such risks may be realized nor can there be any assurance that the Company has identified all possible risks that might arise.

Investors should carefully consider all of such risks before making an investment decision with respect to the Company’s stock. The following discussion and analysis should be read in conjunction with the financial statements of the Company and notes thereto. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment from our Management.

Information about us, including a description of our business, markets, properties, competition and historical financial information, is provided in summary form regarding our business and affairs. This information is not intended to be complete and should be read in conjunction with the financial statements and other documents appended hereto or described herein.

History

IGIA was incorporated in the State of Delaware in December 2002 under the name Quasar Projects Company for the purpose of merging with or acquiring a company with operations and assets. From its inception through April 28, 1999, we generated nominal revenues and did not actively engage in business.

On April 28, 1999, we acquired Diva Entertainment, Inc., a Florida corporation, which was engaged in the business of operating and managing two wholly owned talent management companies: Prima Eastwest Model Management, Inc., a California corporation, and Que Management Inc., a New York corporation. At that time, we changed our name to Diva Entertainment, Inc. From April 28, 1999 through June 10, 2004, we were in the business of representing professional fashion models, commercial actors and theatrical actors.

On June 11, 2004, we entered into the Securities Purchase Agreement described above under the heading “Recent Developments,” pursuant to which we acquired our wholly owned subsidiary Tactica International, Inc. and sold our former subsidiary Diva Entertainment, Inc.

Since June 11, 2004, we have been in the business of the direct marketing and distribution of proprietary and branded personal care and home care products. We are no longer in the business of talent management.

General Background

IGIA, through its wholly owned operating subsidiary, Tactica International, Inc. (“Tactica”), is a leading direct marketer and distributor of proprietary and branded personal care and home care products. Tactica has successfully established a niche and growing position within the direct marketing industry, a market which the “Direct Marketing Association” expects to grow from $2 to $3 trillion dollars in annual sales within the next five years. Tactica also sells through major retail chains and mail order catalogs and on Tactica’s website.

Tactica is managed by an experienced, innovative and highly successful management team that has proven its ability to develop, launch, market and distribute new products through a carefully planned and coordinated campaign that assures widespread consumer awareness of the products, and easy access to a variety of purchasing channels. The management team is headed by Avi Sivan, Tactica’s founder and Chief Executive Officer, and Prem Ramchandani, Tactica’s President. They have been the driving force in making IGIA a player in the Direct Response Television (DRTV) industry. They spearheaded the launching of numerous unique, innovative products through a four-pronged marketing approach that includes print, TV, mail order and retail. Mr. Sivan is one of the pioneers of the industry and the creator of the IGIA(R) brand of products. Tactica has been successful in utilizing infomercials as a marketing channel to sell products.

All of IGIA’s operations occur in our Tactica subsidiary, which we acquired as of June 11, 2004. IGIA does not currently have any operations at the parent level.

In March 2000, a majority interest in Tactica was purchased by Helen of Troy Limited or HoT, a developer and marketer of personal care products. The transaction gave Tactica access to capital to expand marketing and distribution. Tactica expanded its focus on distribution and more than doubled the number of retail outlets carrying Tactica’s products to more than 45,000 worldwide. On April 29, 2004, Tactica’s management purchased back the 55% interest in Tactica held by HoT. In exchange for HoT’s 55% interest and approximately $17 million of secured Tactica debt and accrued interest payable, HoT received marketable securities, intellectual properties, including the Epil-Stop(R) brand, and the right to certain Tactica tax refunds. On June 11, 2004, Tactica acquired IGIA pursuant to an acquisition by IGIA of all of the outstanding securities of Tactica and the acquisition by Tactica’s stockholders of the majority of IGIA’s outstanding securities.

Comparison of Fiscal Years Ended February 29, 2004 To February 28, 2003

Sales and Gross Profit Margins

IGIA through its wholly owned subsidiary Tactica, sells a variety of personal care and other products to retailers (the “retail segment”) and directly to consumers (the “direct response segment”). Tactica uses television and print media advertising extensively to promote sales in both segments. Tactica’s unaudited net sales for the fiscal year ended February 29, 2004 (“fiscal 2004”) were $39,610,000, a decrease of $39,565,000, or 50.0%, compared to net sales of $79,174,000 for the fiscal year ended February 28, 2003 (“fiscal 2003”). Sales of Tactica’s Epil-Stop® hair removal products decreased approximately 50%, with this change being the primary reason for Tactica’s lower net revenues. Tactica spent $10,736,000 in television advertising in fiscal 2004 as compared to $23,681,000 in the comparable period for fiscal 2003, which contributed to the decline. In addition, competition among depilatory products increased which further reduced Epil-Stop® sales in fiscal 2004.

Tactica’s fiscal 2003 net revenues of $79,174,000 decreased 27.2%, compared to the fiscal year ended February 28, 2002 (“fiscal 2002”) of $108,675,000. Sales of Tactica’s Epil-Stop® hair removal products decreased approximately 50%, with this change being the primary reason for Tactica’s lower net revenues. During fiscal 2002, Tactica’s net revenues increased to over four times the 12-month period ended February 28, 2001 (“fiscal 2001”) levels. Epil-Stop® products played the most significant role of any product in Tactica’s fiscal 2002 sales increase. The Electrosage(TM) muscle stimulation / exercise product line and the new Twist-A-Braid(TM) hair styling accessory also contributed to higher fiscal 2002 sales.

Fiscal 2002 net sales of $108,675,000 improved 352.6% or $84,665,000 versus net sales of $24,010,000 for fiscal 2001. The retail and direct response operating segments exceeded their prior year sales totals.

We expect net revenues to increase during the fiscal year ending February 28, 2005 (“fiscal 2005”), compared to fiscal 2004, due to the introduction of the Singer floor care product line and increased spending on television and print media advertising. Due to the sale of the Epil-Stop brand to HoT, Tactica will no longer benefit from sales of Epil-Stop brand sales in the United States. However, we expect Epil-Stop brand sales to be subject to much lower chargeback activity now that Tactica has exited the U.S. market for Epil-Stop products.

Gross profit, as a percentage of net sales, decreased to 48.6% for fiscal 2004 from 70.0% for fiscal 2003. The reduction in gross profit as a percentage of net sales is attributable in part to an increase in retail chargebacks in fiscal 2004 which cause us to incur costs of sales that did not result in net sales. In addition, gross profit was reduced by a $2,295,000 increase in our inventory valuation reserve, which we made to address the uncertainty of our ability to recover costs of sales for certain products, particularly Epil-Stop products.

The fiscal 2003 gross profit margin of 70.0% was less than the 74.4% margin for fiscal 2002. Most of this decrease was attributable to a decrease in Tactica’s direct response sales which carry a relatively higher margin than retail sales. Tactica’s gross margins improved from fiscal 2001 to fiscal 2002, primarily because of a favorable change in the mix of products sold and our ability to source product more efficiently.

Selling, general, and administrative expense

During fiscal 2004, selling, general, and administrative expenses (“SG&A”), expressed as a percentage of sales, increased to 82.6% from 66.9% during fiscal 2003. Because its sales decreased, Tactica experienced an increase in SG&A as a percentage of sales, despite lowering its total SG&A spending by $20,209,000 in fiscal 2004 as compared to fiscal 2003.

Tactica’s reduced cash availability caused us to curtail our media advertising in fiscal 2004 by $13,232,000, which lessened the resulting promotional benefits that stimulated retail sales of Epil-Stop. Tactica incurred a high level of retail chargebacks for the Epil-Stop brand in fiscal 2004. In addition, the launch of Epil-Stop Wipe-Aways, a new hair removal product, was not promoted extensively and did not produce as much revenues as anticipated, and resulted in significant retail chargebacks.

Tactica no longer owns the United States rights to the Epil-Stop brand. Under terms of an April 29, 2004 agreement, HoT obtained all rights to the Epil-Stop brand and granted Tactica a three-year license to sell Epil-Stop products to customers outside of North America, Central America, South America and the Caribbean. Tactica’s Epil-Stop sales to international customers are not significantly influenced by U.S. television advertising and are generally not subject to returns. Tactica’s future Epil-Stop sales to international customer and are expected to be unaffected by sales and marketing activities in the U.S.

From fiscal 2002 to fiscal 2003, SG&A expressed as a percentage of net sales, increased from 63.4% to 66.9%. Because its sales decreased, Tactica experienced an increase in SG&A as a percentage of sales, despite lowering its SG&A spending by approximately $16,000,000. Tactica’s SG&A declined as a percentage of its net sales from fiscal 2001 to fiscal 2002. The main reason for the decline was a drop in Tactica’s fixed expenses as a percentage of its increased sales. The variable portion of Tactica’s SG&A expense rose slightly as a percentage of its fiscal 2002 net sales, mainly because of higher advertising expense.

Due mainly to the sales decrease discussed above, Tactica incurred an operating loss of $13,493,000 in fiscal 2004 as compared to a $2,486,000 operating profit in fiscal 2003.

Due mainly to the sales decrease discussed above, Tactica’s operating income decreased from $11,930,000 in fiscal 2002 to $2,486,000 in fiscal 2003. In addition to lower sales, Tactica also achieved slightly lower gross profit, as a percentage of sales, in fiscal 2003 than in fiscal 2002 as its sales mix shifted more heavily toward retailers and away from sales directly to consumers.

Tactica’s operating income of $11,930,000 in fiscal 2002 was a $16,060,000 improvement over its fiscal 2001 operating loss of $4,130,000. Tactica’s improvement in net sales was the primary factor leading to its better operating results in fiscal 2002. Higher fiscal 2002 revenues produced more gross profit for Tactica and caused its SG&A expenses, as a percentage of sales, to decrease.

Interest expense and Other income / expense

Interest expense was $896,000 in fiscal 2004 as compared to $900,000 in fiscal 2003.

Interest expense was $417,000, or 31.7%, lower in fiscal 2003 as compared to fiscal 2002. Tactica did not borrow any funds under its line of credit during fiscal 2003, as opposed to fiscal 2002, when it borrowed funds during the first three quarters of that fiscal year and incurred the related interest expense.

Interest expense decreased 14.9%, or $232,000, from fiscal 2001 to fiscal 2002. This was largely due to relatively lower levels of outstanding borrowings under the Tactica line of credit during fiscal 2002. The decrease in borrowings was due to the use of cash generated by operations to reduce the borrowing balance. Such purchases enabled us to obtain products from suppliers at favorable prices.

The increase of $64,000, or 10.7%, in other income for fiscal 2004, over fiscal 2003, was due mainly to a greater amount of recoveries of accounts receivable previously charged off.

The increase of $124,000, or 26.5%, in other income for fiscal 2003, over fiscal 2002, was due mainly to the fact that we had more cash available for investment during most of fiscal 2003 than fiscal 2002.

Other income increased to $467,000 in fiscal 2002, compared to $310,000 in fiscal 2001. The primary reason for the increase was $87,000 in non-recurring income from settlement and a $29,000 increase in interest income earned on excess cash and the $3,500,000 in loans to minority stockholders.

Income taxes

Income tax benefit for the fiscal 2004 was 34.4% of the net loss before taxes. Tactica expects to realize the tax benefit by making net operating loss carry-back claims to recover federal, state and city income taxes paid in fiscal 2003 and 2002 and by offsetting taxable income in fiscal 2005. Income tax expense for fiscal 2003 was 47.0% of net income before taxes.

Fiscal 2003 income tax expense was 47.0% of net income before taxes, a higher rate than the 37.0% rate that we experienced in fiscal 2002. The removal during fiscal 2002 of a valuation allowance from a $1,115,000 deferred tax asset reduced Tactica’s income tax expense for fiscal 2002.

In fiscal 2002 income tax expense was 37.0% of net income before income taxes, which expense was reduced by the removal of a valuation allowance removal from a $1,115,000 deferred tax asset. Our fiscal 2001 income tax benefit of 28.3% of the net loss before taxes was reduced in part by the establishment of a valuation allowance.

We are providing above financial and other information for informational purposes only. It does not necessarily represent or indicate what the financial position and results of operations of IGIA will be following consummation of the Transaction.

Comparison Of The Six Months Ended August 31, 2004 To The Six Months Ended August 31, 2003

Results of Operations

Revenues

IGIA through its wholly owned subsidiary Tactica, sells a variety of personal care and other products to retailers (the “retail segment”) and directly to consumers (the “direct response segment”). Tactica uses television and print media advertising extensively to promote sales in both segments. Our total revenues were $1,987,000 for the three-month period ended August 31, 2004 compared to $10,447,000 for the same period ended August 31, 2003, a decrease of $8,460,000, or 81.0%. Our total revenues were $8,572,000 for the six-month period ended August 31, 2004 compared to $25,712,000 for the same period ended August 31, 2003, a decrease of $17,140,000, or 66.7%.

The decreases in revenue for the three and six month periods ended August 31, 2004 as compared to the same periods for the prior fiscal year were primarily the result of the effects of our reduced spending on media advertising, order fulfillment services, and product purchases.

In the ordinary course of its business, Innotrac provided warehousing, sale order processing and fulfillment services to Tactica provided that the balance owed for such services was within an acceptable range. At times during the six months ended August 31, 2004, due to our low level of working capital, sales order processing was temporarily suspended. In addition, we invested less in acquiring new inventory which has delayed fulfillment of customer orders.

We incur chargeback claims, primarily product returns, from our retailer customers which reduce our revenues. We have incurred a high level of chargebacks for our products, especially Epil-Stop®, that we sold as a result of the reduction in our promotional efforts that stimulated retail sales of our products. In addition, the launch of Epil-Stop(R) Wipe-Aways, a new hair removal product, was not promoted extensively and did not produce as much revenues as anticipated, and is resulting in significant retail chargebacks. Under terms of an April 29, 2004 agreement, we transferred all rights to the Epil-Stop(R) brand to Helen of Troy and they granted us a three-year license to sell Epil-Stop(R) products to customers outside of North America, Central America, South America and the Caribbean. Our accrued chargeback reserve provides for estimated chargeback claims and it was significantly increased during the three-and six month periods ended August 31, 2004 to account for chargebacks for Epil-Stop(R) products, now that we do not support the brand in the U.S., and other of our products.

Our sales of Epil-Stop(R) products to international customers are not significantly influenced by U.S. television advertising and are generally not subject to returns. Future Epil-Stop(R) sales to international customers are expected to be largely unaffected by sales and marketing activities in the U.S.

Gross Profit

The Company’s gross profit was negative $204,000 negative 10.3% for the three months ended August 31, 2004 versus $5,934,000 or 56.8% for the three months ended August 31, 2003. The Company’s gross profit was $3,593,000 or 41.9% for the six months ended August 31, 2004 versus $15,167,000 or 59.0% for the six months ended August 31, 2003. The $6,138,000 and $11,574,000 decreases in gross profit for the three and six month periods, respectively, are primarily the result of the decreases in revenue. Our gross profit percentages decreased in partdue to increased sales of excess inventory to specialty retailers at reduced prices in the three and six month periods ended August 31, 2004, as compared to August 31, 2003. In addition, the Company’s gross profits in the current fiscal year have been reduced for the write down of its inventory to estimated market value, when such value is below cost.

Costs and Expenses

Selling, general and administrative (“S G & A”) expenses for the three-month period ended August 31, 2004 decreased $3,599,000 from $9,751,000 to $6,152,000, or 36.9% as compared to the same period in 2003. S G & A expenses for the six-month period ended August 31, 2004 decreased $8,661,000 from $18,094,000 to $9,433,000, or 47.9% as compared to the same period in 2003. We spent $3,749,000 and $7,263,000 or 98.6% and 94.1% less on media advertising in the three and six months ended August 31, 2004 as compared to the same periods in the prior fiscal year, respectively. We use television infomercials and print advertisements to sell our products directly to consumers and to increase awareness of the products we sell to retailers. Media advertising requires Tactica to make upfront investments of its working capital, which we have moderated to in recognition of the company’s level of working capital until such time as additional funds are raised.

Our promotional efforts for Epil-Stop products were significantly lower in the six-month period ended August 31, 2004 as compared to the same period in 2003 due in part the April 29, 2004 transfer of its Epil-Stop brand to Helen of Troy. The Company also reduced personnel, warehouse operations costs and other general and administrative expense in connection with the lower level of sales activity. During the three months ended August 31, 2004, the company recorded a one-time expenses of $3,275,000 for financial advisory fees that were incurred in connection with the June 2004 reverse merger transaction. The fees consisted of 1,250,000 shares of IGIA Common Stock issued and paid to its financial advisor upon the closing of the June 11, 2004 reverse merger transaction.

Interest Expense

The Company incurred net interest expense of $24,000 and $153,000 during the three-month periods ended August 31, 2004 and 2003, respectively. The Company incurred interest expense of $118,000 and $314,000 during the six-month periods ended August 31, 2004 and 2003, respectively. The decreases are due to the elimination on April 29, 2004 of Tactica’s line of credit with Helen of Troy and resulting interest expense charges.

Net Loss

Our net loss for the quarter ended August 31, 2004 was $6,061,000 in contrast to a $2,101,000 net loss for the quarter ended August 31, 2003. Our net loss for the six-months ended August 31, 2004 was $5,825,000 in contrast to a $1,390,000 net loss for the six-months ended August 31, 2003. The Company’s losses are attributable to decreased revenues and gross profits that were not fully offset by the decreases in operating expenses. In addition, the company incurred a $3,275,000 one-time financial advisory fee in connection with the June 2004 reverse merger that was paid in IGIA Common Stock.

Our net loss per common share (basic and diluted) was $0.34 and $0.12 for the three months ended August 31, 2004 and August 31, 2003, respectively. Our net loss per common share (basic and diluted) was $0.33 for the six months ended August 31, 2004 and $0.08 for the six months ended August 31, 2003.

The weighted average number of outstanding shares were 17,913,140 for the three and six months ended August 31, 2004, and August 31, 2003 respectively.

Liquidity and Capital Resources

As of August 31, 2004, the Company had a $4 million working capital deficit and negative net worth. As of February 29, 2004, Tactica had a working capital deficit in excess of $12 million and negative net worth of approximately $11 million. As a result of the April 29, 2004 transaction between Tactica, Helen of Troy, and the minority shareholders of Tactica, Tactica eliminated approximately $17 million in secured debt and improved its position to obtain additional financing. The June 11, 2004 reverse merger between Tactica and IGIA gave the Company access to public markets for financing and enabled Tactica to convert approximately $3.6 million of accounts payable into Series E Convertible Preferred Stock.

Despite the transaction with Helen of Troy, the Company has not yet been able to raise additional working capital. As a result of the foregoing factors, Tactica did not have a sufficient available source of working capital to satisfy a demand by Innotrac that Tactica immediately pay all amounts allegedly due to Innotrac and continue its normal operation of business. Tactica and Innotrac agreed upon the terms of a Stipulation which contemplated the filing of a bankruptcy petition that was subsequently made and approved on an interim basis by the Bankruptcy Court.

The Bankruptcy Court approved a $300,000 debtor-in-possession financing that is being provided to Tactica by its senior management. Tactica plans to use the funds for extending its TV infomercial campaign that features the Singer® Lazer Storm vacuum cleaner, fulfilling orders for its IGIÁ® products placed by retail and catalog customers and operating the business. The Company is currently in negotiations for additional interim DIP financing and a permanent borrowing facility.

Management believes that the Stipulation and bankruptcy petition may create the opportunity to provide the company with funds to operate and to attract a permanent borrowing facility or an acquirer of Tactica’s business. IGIA plans to use the additional cash to increase revenues, which have been constrained, in part, due to limited available working capital needed to purchase order fulfillment services, product to fill customer orders and to run television advertising. Management believes that the additional funds would enable IGIA to promote direct response, retail and catalog sales of its Singer® line of floor care products. Management expects that increased sales and marketing activities would also enable IGIA to stimulate sales of its IGIÁ(R) product lines. By revitalizing sales and marketing activities, Tactica expects to improve its ability to bring to market new products, including products under its own brands and licensed products.

If the Company is unable to service it financial obligations as they become due, it will be required to adopt alternative strategies, which may include, but are not limited to, actions such as further reducing management and employee headcount and compensation, attempting to further restructure financial obligations and/or seeking a strategic merger, acquisition or a sale of assets. There can be no assurance that any of these strategies could be affected on satisfactory terms.

The effect of inflation on the Company’s revenue and operating results was not significant. The Company’s operations are located in North America and there are no seasonal aspects that would have a material effect on the Company’s financial condition or results of operations.

ADDITIONAL INFORMATION

IGIA will furnish without charge to any stockholder, upon written or oral request, any documents filed by IGIA pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934 requests for such documents should be addressed to IGIA, Inc., 11 West 42nd Street, 7th Floor, New York, New York 10036. Documents filed by IGIA pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934 may be reviewed and/or obtained through the Securities and Exchange Commission’s Electronic Data Gathering Analysis and Retrieval System, which is publicly available through the Securities and Exchange Commission’s web site (http://www.sec.gov).

Exhibit A

Securities Purchase Agreement

And Plan of Operation

Exhibit A

SECURITIES PURCHASE AGREEMENT

AND PLAN OF REORGANIZATION

SECURITIES PURCHASE AGREEMENT AND PLAN OF REORGANIZATION, dated as of June 11, 2004, among Diva Entertainment, Inc. (“DIVA”), a Delaware corporation, Tactica International, Inc. (the “COMPANY”), a Nevada corporation and the stockholders of Tactica (the “Stockholders”) set forth on Exhibit A hereto.

WHEREAS, Diva has authorized capital stock consisting of 20,000,000 shares of common stock, par value $.001 per share (“Diva Common Stock”) of which 5,503,800 shares are issued and outstanding, and 1,000,000 shares of preferred stock, par value $.001 per share, of which 3,571.67 shares are issued and outstanding; and

WHEREAS, the Company has authorized capital stock consisting of 1,000 shares of common stock, par value $.01 per share (the “Company Common Stock”) of which 1,000 shares are issued and outstanding (“Target Shares”); and

WHEREAS, the Stockholders wish to sell, and Diva wishes to purchase, all of the Target Shares on the Closing Date (as defined below), in exchange for 38,500,000 shares of Diva Common Stock comprising (a) 12,400,000 newly-issued shares of Diva Common Stock (of which 2,500,000 shares will be issued to the finders in accordance with Section 4.24 below) and (b) 261,000 newly issued Series E shares of Diva Preferred Stock (of which 10,000 will be issued to creditors in lieu of the conversion of $3,500,000 of trade debt on the books of Tactica at the Closing in accordance with Section 3.3 below) that will convert automatically into 26,100,000 shares of Diva Common Stock upon shareholder approval of the increase of Diva’s authorized shares to 100,000,000, subject to and upon the terms hereinafter set forth, including, but not limited to the approval by the stockholders of Diva of an amendment to Diva’s certificate of incorporation increasing Diva’s authorized common stock from 20,000,000 shares to 100,000,000 shares.

WHEREAS, the Boards of Directors of Diva and the Company, declaring it advisable and for the respective benefit of Diva and the Company have approved the Exchange and the other transactions contemplated by this Agreement (the “Transactions”) on the terms and conditions hereinafter set forth, and have approved this Agreement and authorized the Transactions; and

WHEREAS, in order to conclude the Transactions, Diva shall, prior to the Closing sell or spin off its existing subsidiary, Diva Entertainment, Inc., a Florida Corporation (“Diva Florida”) and its business (the “Terminating Subsidiary”)

WHEREAS, Diva, and the Company desire to make certain representations, warranties and agreements in connection with, and establish various conditions precedent to, the Transactions.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1. DEFINITIONS

For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

“ACQUISITION OFFER”—as defined in Section 7.10(a).

“AFFILIATE”—with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such other Person.

“AGREEMENT”—this Securities Purchase Agreement and Plan of Reorganization by and among Diva, the Company and the Stockholders.

“BUSINESS DAY”—any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law to be closed.

“CLOSING”—as defined in Section 2.1(b).

“CLOSING DATE”—as defined in Section 2.1(b).

“CODE”—the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder and successor laws or regulations.

“COMPANY”—as defined in the first paragraph of this Agreement.

“COMPANY COMMON STOCK”—as defined in the preamble of this Agreement.

“CONTRACT”—any agreement, contract, obligation, promise or undertaking (whether written or oral and whether express or implied) that is legally binding.

“CONVERTIBLE SECURITIES”—as defined in Section 4.3.

“DGCL”—the Delaware General Corporation Law.

“DISCLOSURE SCHEDULE”—shall mean the respective the Diva Disclosure Schedule and Company Disclosure Schedule to this Agreement delivered by the Company to Diva and by Diva to the Company.

“DISSENTING STOCKHOLDERS”—as defined in Section 2.7(h).

“DIVA”— as defined in the first paragraph of this Agreement.

“DIVA Common Stock – as defined in the preamble of this Agreement

“EFFECTIVE TIME”—Unless extended by mutual agreement of all parties, June 2, 2004.

“EMPLOYEE BENEFIT PLAN”—as defined in Section 4.12(a).

“ENCUMBRANCE”—any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“ENVIRONMENTAL LAWS” – as defined in Section 4.18.

“ERISA”—the Employee Retirement Income Security Act of 1974, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

“ERISA AFFILIATE”—as defined in Section 4.12(a).

“EXCHANGE”—the purchase and sale of securities described in Section 2.1(a) of this Agreement.

“EXCHANGE ACT”—the Securities Exchange Act of 1934, as amended, or any successor law.

“GAAP”—generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Financial Statements were prepared.

“GOVERNMENTAL AUTHORITY”—any court, tribunal, authority, agency, commission, bureau, department, official or other instrumentality of the United States, any foreign country or any domestic, foreign, state, local, county, city or other political subdivision.

“GOVERNMENTAL ORDER”—any order, ordinance, injunction, judgment, decree or writ issued by any Governmental Authority.

“INDEMNIFIED PARTY”—as defined in Section 11.1(b).

“IRS”—the United States Internal Revenue Service or any successor agency and, to the extent relevant, the United States Department of the Treasury.

“MATERIAL ADVERSE EFFECT”—the occurrence of any event that is materially adverse to the business, property, assets, prospects, results of operation or financial condition of a party to this Agreement; provided, however, that none of the following shall be taken into account in determining whether there has been a Material Adverse Effect: (i) any actions or omissions of any party hereto taken with the prior written consent of the other party in contemplation of the Transactions; (ii) the direct effects of compliance with this Agreement on the operating performance of any party hereto, including expenses incurred by such party in consummating the Transactions or relating to any litigation arising as a result of this Agreement or the Transactions; (iii) changes attributable to or resulting from changes in general economic, financial, regulatory or political conditions; (iv) changes affecting the industry or market sector in which such party operates; and (v) the events disclosed in Section 1 of the Disclosure Schedule..

“OCCUPATIONAL SAFETY AND HEALTH LAW”—any legal or governmental requirement or obligation relating to safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

“ORGANIZATIONAL DOCUMENTS”—(a) the articles or certificate of incorporation and the bylaws or code of regulations of a corporation; (b) the certificate of formation and operating agreement of a limited liability company; (c) the partnership agreement of a partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of any other Person; and (e) any amendment to any of the foregoing.

“PERMITTED ENCUMBRANCES”— all (a) liens for current taxes not yet due, (b) workman’s, common carrier and other similar liens arising in the ordinary course of business, and (c) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the Company or the appropriate Subsidiary, and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

“PERSON”—any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or governmental body.

“PROCEEDING”—as defined in Section 4.14.

“PROXY [INFORMATION] STATEMENT”—as defined in Section 7.4(a).

“RELATED PERSON”—as defined in Section 4.23.

“SEC”—the United States Securities and Exchange Commission.

“SECURITIES ACT”—the Securities Act of 1933, as amended, or any successor law.

“SUBSIDIARY”—means any corporation, joint venture, limited liability company, partnership, association or other business entity of which more than 50% of the total voting power of stock or other equity entitled to vote in the election of directors or managers thereof is owned or controlled, directly or indirectly, by the Company or Diva, as the case may be.

“SUPERIOR PROPOSAL”—as defined in Section 7.11(a).

“SURVIVING CORPORATION”—as defined in Section 2.1(a).

“TAX” —as defined in Section 4.6.

“TERMINATION EXPENSES”—as defined in Section 10.3(b).

2.	SECURITIES PURCHASE AND REORGANIZATION

2.1	EXCHANGE AND CANCELLATION OF SECURITIES

(a) Subject to the terms and upon the conditions set forth herein, each Selling Stockholder agrees to sell, assign, transfer and deliver to Diva, and Diva agrees to purchase from each Selling Stockholder, the Company Common Stock owned by the respective Selling Stockholder as set forth on Exhibit A attached hereto, in exchange for the transfer, at the Closing, by Diva, to each Selling Stockholder a pro rata share of the Diva Common Stock and Series E Convertible Preferred Stock, as determined herein, aggregating 38,500,000 shares of Diva Common Stock comprising (a) 12,400,000 newly-issued shares of Diva Common Stock (of which 2,500,000 shares will be issued to the finders in accordance with Section 4.24 below) and (b) 261,000 newly issued Series E shares of Diva Preferred Stock (of which 10,000 will be issued to creditors in lieu of the conversion of $3,500,000 of trade debt on the books of Tactica at the Closing in accordance with Section 3.3 below) that will convert automatically into 26,100,000 shares of Diva Common Stock upon shareholder approval of the increase of Diva’s authorized shares to 100,000,000, subject to and upon the terms hereinafter set forth, including, but not limited to the approval by the stockholders of Diva of an amendment to Diva’s certificate of incorporation increasing Diva’s authorized common stock from 20,000,000 shares to 100,000,000 shares. Each Selling Stockholder is entitled to receive thirty-five thousand (35,000) shares of Diva Common Stock (assuming conversion of all shares of Diva Series E Preferred Stock issued as a result of the Transaction) for each share of Company Common Stock owned by the Selling Stockholder at the Closing. The number of shares of Company Common Stock that each Selling Stockholder is entitled to receive at the Closing as determined hereunder is set forth opposite each Selling Stockholder’s name on Exhibit A. Post Closing, Diva is hereinafter referred to as the “Surviving Corporation”

(b) Prior to the Closing, the holder of 4,225,000 shares of Diva Common Stock, issued and outstanding immediately prior to the Effective Time shall exchange 3,725,000 of such shares for all of the issued and outstanding shares of Diva’s sole subsidiary, Diva Florida, and upon receipt by Diva, said shares shall thereafter be canceled. An additional 1,209,000 common shares shall be canceled prior to the closing. At the Closing, 500,000 of such holder’s Common Shares shall remain outstanding.

(c) Each of the 69,800 shares of the Diva Common Stock held by the public, shall remain outstanding.

(d) Prior to the Closing, (i) the holders of 421.67 Shares of Diva Series A Convertible Preferred Stock shall exchange their shares into 843,340 shares of Diva Common Stock; (ii) the holders of 3,000 Shares of Diva Series B Convertible Preferred Stock shall exchange their shares into 1,150,000 shares of Diva Common Stock; and (iii) the holders of 50 Shares of Diva Series C Convertible Preferred Stock shall exchange their shares into 100,000 shares of Diva Common Stock.

(e) At the Closing, there shall be outstanding 100 shares of Diva Series A Convertible Preferred Stock. While Diva is aware that the holders of such Series A Convertible Preferred Stock intend to convert such stock to shares of Common Stock of the Surviving Corporation following the Closing, the terms of conversion of such shares shall be at the sole discretion of the Surviving Corporation, provided that such shares shall be converted into an aggregate of no more than 4,600,000 Common Shares. The terms of such conversion shall only be determined by the officers and directors of Surviving Corporation after the current Diva officers and directors have resigned from such positions.

(f) All shares of Diva Series E Convertible Preferred Stock shall be shall be delivered to Robert L. B. Diener, as escrow holder, pursuant to an escrow agreement which shall provide that such shares shall be delivered to the holders thereof upon proof to the satisfaction of all parties hereto that the following amounts of Tactica trade payables have been converted into the Company’s (or the Surviving Corporation’s as the case may be) Common Shares (or Common Shares to be issued on the conversion of said Series E shares) as follows:

(i) Twenty-five percent (25%) of said shares shall be delivered to the Stockholders upon delivery to the escrow holder of proof that an initial $875,000 of trade payables have been converted;

(ii) An additional twenty-five percent (25%) of said shares shall be delivered to the Stockholders upon delivery to the escrow holder of proof that an aggregate of $1,750,000 of trade payables have been converted;

(iii) An additional twenty-five percent (25%) of said shares shall be delivered to the Stockholders upon delivery to the escrow holder of proof that an aggregate of $2,625,000 payables have been converted;

(iv) The final twenty-five percent (25%) of said shares shall be delivered to the Stockholders upon delivery to the escrow holder of proof that an aggregate of $3,500,000 of trade payables have been converted;

The escrow agreement shall further provide that any shares still held in escrow forty-five (45) days from the Effective Date shall be returned to the Company (or the Surviving Corporation, as the case may be) for cancellation. Unless tendered for cancellation by the escrow holder, all shares of Diva Series E Convertible Preferred Stock shall be converted into 25,100,000 shares of Diva Common Stock upon shareholder approval of the increase of Diva’s authorized shares to 100,000,000.

2.2	INSTRUMENTS OF TRANSFER

(a) Company Common Stock. Each Selling Stockholder shall deliver to Diva original certificates evidencing the Company Common Stock along with executed stock powers, in form and substance satisfactory to Diva, for purposes of assigning and transferring all of their right, title and interest in and to the Company Common Stock. From time to time after the Closing Date, and without further consideration, the Selling Stockholders will execute and deliver such other instruments of transfer and take such other actions as Diva may reasonably request in order to facilitate the transfer to Diva of the securities intended to be transferred hereunder.

(b) Diva Common Stock. The Surviving Corporation shall deliver to the Selling Stockholders within five days of the Closing Date, original certificates evidencing the Diva Common Stock, in form and substance satisfactory to the Selling Stockholders, in order to effectively vest in the Selling Stockholders all right, title and interest in and to the Diva Common Stock. From time to time after the Closing Date, and without further consideration, the Surviving Corporation will execute and deliver such other instruments and take such other actions as the Selling Stockholders may reasonably request in order to facilitate the issuance to them of the Diva Common Stock.

2.3	CLOSING.

Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 10.1 and subject to the satisfaction or waiver of the conditions set forth in Sections 8 and 9, the closing of the Exchange will take place as promptly as practicable (and in any event within five Business Days) after satisfaction or waiver of the conditions set forth in Sections 8 and 9 at the offices of Jenkins & Gilchrist Parker Chapin LLP, New York, New York (the “CLOSING”), unless another date, time or place is agreed to in writing by the parties hereto, but in no event later than June 4, 2004 (the “Closing Date”).

2.4	TAX FREE REORGANIZATION

The parties intend that the transactions under this Agreement qualify as a tax-free organization under Section 368(a) (1) (B) of the Code.

3.	POST-CLOSING COVENANTS.

3.1	NO REVERSE SPLIT

The parties hereto agree that there shall be no reverse split of the Common Stock of the Surviving Corporation for at least one year following the Effective Time.

3.2	RESTRICTION ON FUTURE SHARE ISSUANCE

The parties hereto agree that for a period of at least one year following the Effective Time, the Surviving Corporation shall issue no new shares of any class other than (a) shares issued in connection with a bona-fide acquisition of another company; (b) shares issued in connection with a financing of at least $7,500,000 with the Surviving Corporation’s shares being priced at no less than the greater of $1.00 or 75% of the closing bid price of the Surviving Corporation’s Common Shares on the closing date of such financing or (c) an underwritten public offering of the Surviving Corporation’s Common Shares at a price greater than $1.00 per share.

3.3	CONVERSION OF TRADE PAYABLES

Not later than forty-five (45) days following the Effective Date, The Company (or Surviving Corporation, as the case may be) shall cause at least $3,500,000 of its trade payables (as reflected on Schedule 3.3 attached hereto) to be converted into the Company’s Common Shares (Trade Payables Conversion Shares”). The Trade Payables Conversion Shares are part and parcel of the Series E Preferred Shares to be issued in accordance with Secs. 2.1(a) and 2.1(f) and shall not be in addition to the number of such Series E shares set forth in said Secs. 2.1(a) and 2.1(f).

3.3	DIVA AUDIT FOR FISCAL YEAR ENDING JUNE 30, 2004

Diva’s current fiscal year ends on June 30, 2004. The Surviving Corporation will have the responsibility for completing its financial audit and Form 10-K filing for the fiscal year ending June 30, 2004. The current officers and directors of Diva shall cooperate with the officers and directors of the Surviving Corporation in completing this work. Diva represents that it currently owes no money to its auditors or company counsel to date and through the date of closing, it is further agreed that if the Company (Tactica) decides not to utilize the services of Paritz & Co, that the books and records through and including May 30, 2004 will be delivered to a place as requested by the Company. Whether or not the Surviving Company decides to change the company’s auditors following the Closing, it is assumed that Diva’s current auditors (Paritz & Co.) will be required to do substantial work in connection with the preparation of the company’s audited financial statements and Form 10-K Annual Report for the period ending June 30, 2004. The work related to such audited financial statements and regulatory filings shall be at the sole expense of the Surviving Corporation, including but not limited to the work performed by Paritz & Co.

4.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Diva as follows.

4.1	ORGANIZATION AND GOOD STANDING

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has full corporate power and authority to own its properties and to carry on its business as it is now being conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction wherein the nature of the business done or the property owned, leased or operated by it requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. True, correct and complete copies of the certificate of incorporation and by-laws of the Company and all amendments thereto have been delivered to Diva. The corporate minutes and corporate records of the Company that have been made available to Diva are true, correct and complete in all material respects. The Company has no subsidiaries and does not own any equity interest in any Person whatsoever.

4.2	AUTHORITY; NO CONFLICT

(a) The Company has the right, power, authority and capacity to execute and deliver this Agreement, to consummate the Exchange and the other transactions contemplated hereby and to perform its obligations under this Agreement.

(b) Neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time or both):

(i) contravene, conflict with or result in a violation or breach of (A) any provision of the Organizational Documents of the Company, (B) any resolution adopted by the Board of Directors, or any committee thereof, or the stockholders of the Company, (C) any legal requirement or any Governmental Order to which the Company or any of the properties or assets owned or used by the Company may be subject, or (D) any authorization, license or permit of any Governmental Authority, including any private investigatory license or other similar license, which is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

(ii) result in a violation or breach of or constitute a default, give rise to a right of termination, cancellation or acceleration, create any entitlement to any payment or benefit or require the consent or approval of or any notice to or filing with any third party under any Contract to which the Company is a party or to which it or its properties or assets may be bound, or require the consent or approval of or any notice to or filing with any Governmental Authority to which the Company or its properties or assets may be subject; or

(iii) result in the imposition or creation of any Encumbrance (other than Permitted Encumbrances) upon or with respect to any of the properties or assets owned or used by the Company;

except, with respect to clauses (i)(C) or (D), (ii) or (iii) of this Section 4.2, where any such contravention, conflict, violation, breach, default, termination right, cancellation or acceleration right or Encumbrance would not have a Material Adverse Effect or would not adversely affect the ability of the Company to consummate the Exchange or the other transactions contemplated by this Agreement.

4.3	CAPITALIZATION

The authorized equity securities of the Company consist solely of 1,000 shares of common stock, par value $0.01 per share, of which 1,000 shares are issued and outstanding. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. The authorized, issued and outstanding shares of each class of capital stock or other ownership or equity interests of each Subsidiary of the Company are accurately and completely set forth in Section 4.3(a) of the Company Disclosure Schedule. No options to purchase shares of the Company have been granted. There are no voting trusts or other agreements or understandings to which the Company is a party with respect to the transfer, voting, issuance, purchase, redemption, repurchase or registration of the capital stock of the Company. There are no Contracts relating to the issuance, sale or transfer of any equity securities or other securities of the Company, and there are not outstanding any options, warrants or other securities exercisable or exchangeable for or convertible into any shares of equity securities of the Company (“CONVERTIBLE SECURITIES”). The Company does not own or have any Contract to acquire, any equity securities or other securities of any Person or any, direct or indirect, equity or ownership interest in any other business. No Person has any pre-emptive rights with respect to any security of the Company.

4.4	FINANCIAL STATEMENTS

The Company shall deliver to Diva true, correct and complete copies of the following financial statements (“Company Financial Statements”) not later than two days prior to Closing:

(a) Audited consolidated balance sheets, consolidated statements of income, stockholders’ equity and cash flows of the Company for the periods ended February 28, 2003 and 2002;

(b) Unaudited consolidated balance sheets of the Company dated as of May 31, 2004, which shall reflect net tangible assets of not less than $3,000,000, conversion of all loans, a maximum of $13,300,000 in accounts payable and minimums of $2,900,000 in accounts receivable and $10,000,000 in good and usable inventory; provided, that the accounts receivable and inventory balances contained in the unaudited balance sheet shall be subject to change due to adjustments for inventory, chargeback reserves and ongoing business operations prior to Closing.

(c) Audited financial statements for the fiscal years for the year ended 2003 and unaudited financial statements for the year 2004 which reflect net sales in excess of $39,600,000 in each such year;

(d) Unaudited financial statements which reflect gross sales in excess of $6,000,000 and pretax income in excess of $350,000 for the three months ending May 31, 2004, subject to final adjustments for inventory and chargeback reserves.

(e) Unaudited proforma balance sheets reflecting the Surviving Corporation immediately following the Closing of this Transaction.

The Company represents and warrants that the Company Financial Statements (i) shall have been prepared from the books and records of the Company in accordance with GAAP, (ii) fully reflect all liabilities and contingent liabilities of the Company required to be reflected therein on such basis as at the date(s) thereof, (iii) fairly present in all material respects the consolidated financial position of the Company as of the date(s) of the balance sheets included in the Company Financial Statements and the consolidated results of its operations and cash flows for the periods indicated and (iv) no adverse change in the financial position of the Company as reflected in the Company Financial Statements that could result in any Material Adverse Effect shall have occurred prior to the Effective Date and, as of the Effective Date, the Company has no knowledge of any future or threatened event which could have a Material Adverse Effect on the financial position of the Company as reflected in the Company Financial Statements. At the Closing, the Company’s Chief Executive Officer shall execute and deliver to the other parties hereto a Certificate attesting to the foregoing.

4.5	NO UNDISCLOSED LIABILITIES

Except as set forth in Section 4.5 of the Company Disclosure Schedule, the Company has no material liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Company Financial Statements and current liabilities incurred in the ordinary course of business since the date of the Company Financial Statements, which current liabilities are consistent with the representations and warranties contained in this Agreement and will not, individually or in the aggregate, have a Material Adverse Effect.

4.6	TAXES

The Company has properly and timely filed all federal, state and local Tax returns (or properly filed for an extension with respect to such filing) and has paid all Taxes, assessments and penalties due and payable, except as set forth in Schedule 4.6 of the Company Disclosure Schedule. All such Tax returns were complete and correct in all respects as filed, and no claims have been assessed with respect to such returns, except as set forth in Section 4.6 of the Company Disclosure Schedule. The provisions made for Taxes on the balance sheet of the Company included in the Financial Statements are sufficient in all respects for the payment of all Taxes whether disputed or not that are due or are hereafter found to have been due with respect to the conduct of the business of the Company up to and through the date of such Financial Statements. There are no present, pending, or threatened audit, investigations, assessments or disputes as to Taxes of any nature payable by the Company, nor any Tax liens whether existing or inchoate on any of the assets of the Company, except for current year Taxes not presently due and payable. The federal income Tax returns of the Company have never been audited. No IRS or foreign, state, county or local Tax audit is currently in progress. The Company has not waived the expiration of the statute of limitations with respect to any Taxes. Other than with respect to the Company, the Company is not liable for Taxes of any other Person or is currently under any contractual obligation to indemnify any Person with respect to Taxes or is a party to any Tax sharing agreement or any other agreement providing for payments by the Company with respect to Taxes. The Company has assigned its rights to Tax refunds for all fiscal years up to and including the fiscal year ended February 29, 2004 to a third party.

For purposes of this Agreement, the term “TAX” shall mean any United States federal, national, state, provincial, local or other jurisdictional income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, estimated, alternative or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge imposed by any Governmental Authority, together with any interest or penalty imposed thereon.

4.7	ACCOUNTS RECEIVABLE; ACCOUNTS PAYABLE

(a) All accounts receivable of the Company that are reflected on the Financial Statements or on the accounts receivable ledgers of the Company (the “COMPANY ACCOUNTS RECEIVABLE”) represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. All of the Company Accounts Receivable are or will be current and collectible at the full recorded amount thereof, less any applicable reserves established in accordance with GAAP, in the ordinary course of business without resort to litigation, except for such Company Accounts Receivable, the failure of which to collect would not have a Material Adverse Effect.

(b) All accounts payable of the Company that are reflected on the Financial Statements or on the accounts payable ledgers of the Company arose in the ordinary course of business. All material items which are required by GAAP to be reflected as payables on the Financial Statements and in the books and records of the Company are so reflected and have been recorded in accordance with GAAP in a manner consistent with past practice. There has been no adverse change since the date of the Financial Statements in the amount or delinquency of accounts payable of the Company and its Subsidiaries (either individually or in the aggregate) which would have a Material Adverse Effect.

4.8	NO MATERIAL ADVERSE CHANGE

Since the date of the Financial Statements, there has not occurred a Material Adverse Effect and no event has occurred or circumstance exists that may result in a Material Adverse Effect.

4.9	BOOKS AND RECORDS

Except as disclosed in Section 4.9 of the Company Disclosure Schedule, the books of account and other records of the Company and its Subsidiaries, all of which have been made available to Diva, are true, correct and complete. Except as disclosed in Section 4.9 of the Company Disclosure Schedule, the minute books of the Company contain true, correct and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Company. The stock books of the Company are true, correct and complete. At the Closing, all of those books and records will be in the possession of the Company.

4.10	TITLE TO PROPERTIES; ENCUMBRANCES

Section 4.10 of the Company Disclosure Schedule contains a complete and accurate list of all real property leaseholds or other interests therein held by the Company. The Company does not own, or has owned, any real property. The Company has delivered or made available to Diva true, correct and complete copies of the real property leases to which the Company is a party or pursuant to which it uses or occupies any real property. Section 4.10 of the Company Disclosure Schedule also contains a complete and accurate list of all licensed vehicles owned or leased by the Company and the fixed assets used in the business of the Company and carried on its books for tax purposes. Except as set forth in Section 4.10 of the Company Disclosure Schedule, the Company has good title to, or a valid leasehold, license or other interest in, all of the real and personal properties and assets, tangible and intangible, it owns or purports to own, hold or use in its business, including those reflected on their books and records and in the Financial Statements and Interim Financial Statements (except for accounts receivable collected and materials and supplies used or disposed of in the ordinary course of business consistent with past practice after the date of the Interim Financial Statements), free and clear of all Encumbrances, except Permitted Encumbrances.

4.11	CONDITION AND SUFFICIENCY OF ASSETS

Except as would not be reasonably likely to cause a Material Adverse Effect, the buildings, vehicles, furniture, fixtures and equipment and other personal property owned, held or used by the Company are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, vehicles, furniture, fixtures or equipment or other personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. Except as would not be reasonably likely to result in a Material Adverse Effect, the buildings, vehicles, furniture, fixtures and equipment or other personal property of the Company are sufficient for the continued conduct of its business after the Closing in substantially the same manner as conducted prior to the Closing.

4.12	EMPLOYEE BENEFITS

(a) Neither the Company nor any ERISA Affiliate maintains any Employee Benefit Plans. “EMPLOYEE BENEFIT Plan” means (other than workers’ compensation required by any state or subdivision thereof) any “employee benefit plan” as defined in Section 3(3) of ERISA and any other plan, policy, program, practice, agreement, understanding or arrangement (whether written or oral) providing benefits to any current or former director, employee or independent contractor (or to any dependent or beneficiary thereof) of the Company or any ERISA Affiliate, which are now or have ever been maintained by the Company or any ERISA Affiliate or under which the Company or any ERISA Affiliate has any obligation or liability, whether actual or contingent, including all incentive, bonus, deferred compensation, vacation, holiday, medical, disability, stock appreciation rights, stock option, stock purchase or other similar plans, policies, programs, practices, agreements, understandings or arrangements. “ERISA AFFILIATE” means any entity (whether or not incorporated) other than the Company that, together with the Company, is or was a member of (i) a controlled group of corporations within the meaning of Section 414(b) of the Code, (ii) a group of trades or businesses under common control within the meaning of Section 414(c), or (iii) an affiliated service group within the meaning of Section 414(m) of the Code.

(b) Neither the Company nor any ERISA Affiliate has proposed or agreed to the creation of any new Employee Benefit Plan.

4.13	COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATIONS

(a) To the best of the Company’s knowledge, the Company is in compliance with all federal, state and local laws, authorizations, licenses and permits of any Governmental Authority and all Governmental Orders affecting the business, operations, properties or assets of the Company and its Subsidiaries, including, federal, state and local: (i) Occupational Safety and Health Laws; (ii) private investigatory and other similar laws; (iii) securities laws; (iv) the Fair Credit Reporting Act and similar state and local laws; and (v) laws regarding or relating to trespass or violation of privacy rights. Except as set forth in Section 4.13 of the Company Disclosure Schedule the Company has not been charged with violating, nor to the knowledge of the Company, threatened with a charge of violating, nor, to the knowledge of the Company, is the Company under investigation with respect to a possible violation of, any provision of any federal, state or local law relating to any of their respective businesses, operations, properties or assets.

(b) Section 4.13 of the Company Disclosure Schedule contains a complete and accurate list of each governmental authorization, license or permit that is held by the Company or that otherwise relates to the business of, or to any of the properties or assets owned or used by, the Company. Each governmental authorization, license or permit listed in Section 4.13 of the Disclosure Schedule is valid and in full force and effect.

4.14	LEGAL PROCEEDINGS

Except as set forth in Section 4.14 of the Company Disclosure Schedule, there is no pending claim, action, investigation, arbitration, litigation, suit or other proceeding (“PROCEEDING”):

(i) that has been commenced by or against the Company or that otherwise relates to or may affect the business of, or any of the properties or assets owned, held or used by, the Company; or

(ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby.

(iii) To the knowledge of the Company, (A) no such Proceeding has been threatened, and (B) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. The Company has made available to Diva true, correct and complete copies of all pleadings, correspondence and other documents relating to each Proceeding listed in Section 4.14 of the Disclosure Schedule. The Proceedings listed in Section 4.14 of the Disclosure Schedule, if decided adversely to the Company or any Subsidiary, individually or in the aggregate, would not have a Material Adverse Effect, except as described in Section 4.14 of the Disclosure Schedule.

4.15	ABSENCE OF CERTAIN CHANGES AND EVENTS

Except as set forth in Section 4.15 of the Company Disclosure Schedule, since the date of the Financial Statements, the Company has conducted its business only in the ordinary course of business consistent with past practice. Without limiting the generality of the immediately preceding sentence, since April 29, 2004, there has not been any of the following on the part of the Company:

(a) declaration or payment of any dividend or other distribution or redemption or repurchase or other acquisition, directly or indirectly, in respect of shares of capital stock or Convertible Securities;

(b) issuance or sale or authorization for issuance or sale, or grant of any options or other agreements with respect to, any shares of its capital stock or Convertible Securities, or any change in its outstanding shares of capital stock or other ownership interests or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

(c) payment or increase of any bonuses, salaries or other compensation to any stockholder, director, officer, consultant or employee except for increases in bonus compensation to employees in the ordinary course of business or entry into any employment, severance or similar Contract with any director, officer or employee;

(d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, severance, savings, insurance, pension, retirement or other employee benefit plan for or with any employees;

(e) damage to or destruction or loss of any property or asset, whether or not covered by insurance, which may have a Material Adverse Effect;

(f) entry into, termination of, or receipt of notice of termination of, any Contract or transaction involving a total remaining commitment by or to the Company or any Subsidiary of at least $25,000, including the entry into (i) any document evidencing any indebtedness; (ii) any capital or other lease; or (iii) any guaranty (including “take-or-pay” or “keepwell” agreements);

(g) sale, lease or other disposition (other than in the ordinary course of business consistent with past practice) of any asset or property or mortgage, pledge, or imposition of any Encumbrance (other than Permitted Encumbrances) on any material property or asset;

(h) cancellation, compromise or waiver of any claims or rights with a value to the Company or any Subsidiary in excess of $25,000;

(i) material change in the method of accounting of the accounting principles or practices used by the Company in the preparation of the Financial Statements or the Interim Financial Statements, except as required by GAAP;

(j) amendment or other modification of its respective Organizational Documents;

(k) loss of services of any key employee or consultant or any loss of a material client;

(l) loan or advance to any Person other than travel and other similar routine advances to employees in the ordinary course of business consistent with past practice; or

(m) agreement or commitment, whether oral or written, by the Company to do any of the foregoing.

4.16	CONTRACTS; NO DEFAULTS

(a) Section 4.16(a) of the Company Disclosure Schedule contains a complete and accurate list, and the Company has delivered or made available to Diva true, correct and complete copies, of:

(i) each Contract that involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of $100,000;

(ii) each Contract that involves performance of services or delivery of goods or materials to the Company of an amount or value in excess of $100,000;

(iii) each lease, license and other Contract affecting any leasehold or other interest in, any real or personal property;

(iv) each licensing Contract with respect to Company Patents, Company Marks, Company Copyrights, Company trade secrets or other Company Intellectual Property Assets, including Contracts with current or former employees, consultants or contractors regarding the appropriation or the non-disclosure of any Intellectual Property Assets;

(v) each collective bargaining Contract to or with any labor union or other employee representative of a group of employees;

(vi) each joint venture, partnership and other Contract involving a sharing of profits, losses, costs or liabilities by the Company with any other Person or requiring the Company or any of its Subsidiaries to make a capital contribution;

(vii) each Contract containing covenants that in any way purport to restrict the business activity of the Company or any of its Subsidiaries or limit the freedom of the Company to engage in any line of business or to compete with any Person or hire any Person;

(viii) each employment Contract providing for compensation, severance or a fixed term of employment in respect of services performed by any employees of the Company and each consulting Contract with an independent contractor;

(ix) each stock option, purchase or benefit plan for employees;

(x) each power of attorney that is currently effective and outstanding;

(xi) each Contract for capital expenditures in excess of $100,000;

(xii) each Contract with an officer or director of the Company or any of its Subsidiaries or with any Affiliate of any of the foregoing;

(xiii) each Contract under which any money has been or may be borrowed or loaned or any note, bond, factoring agreement, indenture or other evidence of indebtedness has been issued or assumed (other than those under which there remain no ongoing obligations of the Company or any Subsidiary), and each guaranty (including “take-or-pay” and “keepwell” agreements) of any evidence of indebtedness or other obligation, or of the net worth, of any Person (other than endorsements for the purpose of collection in the ordinary course of business);

(xiv) each Contract containing restrictions with respect to the payment of dividends or other distributions in respect of the Company’s or any Subsidiary’s capital stock;

(xv) each other Contract having an indefinite term or a fixed term of more than one (1) year (other than those that are terminable at will or upon not more than thirty (30) days’ notice by the Company or any of its Subsidiaries without penalty) or requiring payments by the Company or any of the Company’s Subsidiaries of more than $100,000 per year; and

(xvi) each standard form of Contract pursuant to which the Company or any Subsidiary provides services to clients.

(b) Except as set forth in Section 4.16(b) of the Company Disclosure Schedule, each Contract identified or required to be identified in Section 4.16(a) of the Company Disclosure Schedule is in full force and effect and is valid and enforceable against the Company and, to the knowledge of the Company, against the other parties thereto in accordance with its terms.

(c) Except as set forth in Section 4.16(c) of the Company Disclosure Schedule:

(i) the Company is in full compliance with all applicable terms and requirements of each Contract under which the Company has any obligation or liability or by which the Company or any of the properties or assets owned, held or used by the Company is bound, except for such noncompliance that would not reasonably be likely to result in a Material Adverse Effect;

(ii) to the knowledge of the Company, each other Person that has or had any obligation or liability under any Contract under which the Company has any rights is in compliance in all material respects with all applicable terms and requirements of such Contract; and

(iii) no event has occurred or, to the knowledge of the Company, circumstance exists that (with or without notice or lapse of time or both) may result in a violation or breach of any Contract, which violation or breach would be reasonably likely to result in a Material Adverse Effect.

4.17	INSURANCE

Section 4.17 of the Company Disclosure Schedule sets forth the premium payments and describes all the insurance policies of the Company, which policies are now in full force and effect in accordance with their terms and expire on the dates shown on Section 4.17 of the Company Disclosure Schedule. Such insurance policies comply in all respects with the requirements of any leases to which the Company is a party, including, real property leases. There has been no default in the payment of premiums on any of such policies, and, to the knowledge of the Company, there is no ground for cancellation or avoidance of any such policies, or any increase in the premiums thereof, or for reduction of the coverage provided thereby. Such policies insure the Company in amounts and against losses and risks customary and sufficient for businesses similar to that of the Company, and, to the knowledge of the Company, such policies shall continue in full force and effect until the expiration dates shown in Section 4.17 of the Company Disclosure Schedule. Except as disclosed in Section 4.17 of the Company Disclosure Schedule, there are no pending claims for amounts greater than $50,000 with respect to the Company or its properties or assets under any such insurance policy. True, correct and complete copies of all insurance policies listed in Section 4.17 have been previously furnished to Diva.

4.18	ENVIRONMENTAL MATTERS

The Company has at all times operated its businesses in material compliance with all Environmental Laws and all permits, licenses and registrations required under applicable Environmental Laws (“ENVIRONMENTAL PERMITS”) and, to the Company’s knowledge, no material expenditures are or will be required by the Company in order to comply with such Environmental Laws. The Company has not received any written communication from any Governmental Authority or other Person that alleges that the Company has violated or is, or may be, liable under any Environmental Law. There are no material Environmental Claims pending or, to the knowledge of the Company, threatened (a) against the Company, or (b) against any Person whose liability for any Environmental Claim the Company has retained or assumed, either contractually or by operation of law. Neither the Company has contractually retained or assumed any liabilities or obligations that could reasonably be expected to provide the basis for any material Environmental Claim.

“ENVIRONMENTAL LAWS” means-all applicable statutes, rules, regulations, ordinances, orders, decrees, judgments, permits, licenses, consents, approvals, authorizations, and governmental requirements or directives or other obligations lawfully imposed by governmental authority under federal, state or local law pertaining to the protection of the environment, protection of public health, protection of worker health and safety, the treatment, emission and/or discharge of gaseous, particulate and/or effluent pollutants, and/or the handling of hazardous materials including without limitation, the Clean Air Act, 42 U.S.C. ss. 7401, et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), 42 U.S.C. ss. 9601, et seq., the Federal Water Pollution Control Act, 33 U.S.C. ss. 1321, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, et seq. (“RCRA”), and the Toxic Substances Control Act, 15 U.S.C. ss. 2601, et seq. “ENVIRONMENTAL CLAIMS” means any and all, actions, orders, decrees, suits, demands, directives, claims, liens, investigations, proceedings or notices of violation by any Governmental Authority or other Person alleging potential responsibility or liability arising out of, based on or related to (a) the presence, release or threatened release of, or exposure to, any Hazardous Materials (as defined under applicable Environmental Laws) or (b) circumstances forming the basis of any violation or alleged violation of any Environmental Law.

4.19	EMPLOYEES

(a) Section 4.19 of the Company Disclosure Schedule contains a complete and accurate list of the following information for each employee of the Company: name; job title; current compensation; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any employee benefit plan of any nature.

(b) No employee or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition or proprietary rights agreement, between such employee or director and any other Person that in any way adversely affects or will affect (i) the performance of his or her duties as an employee or officer of the Company, or (ii) the ability of the Company to conduct its business. To the knowledge of the Company, no officer or other key employee of the Company or any of its Subsidiaries intends to terminate his or her employment with the Company.

4.20	LABOR RELATIONS

Except as set forth in Section 4.20 of the Company Disclosure Schedule:

(a) The Company has satisfactory relationships with its employees.

(b) No condition or state of facts or circumstances exists which could materially adversely affect the Company’s relations with its employees, including, to the best of the Company’s knowledge, the consummation of the transactions contemplated by this Agreement.

(c) The Company is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours and none of them is engaged in any unfair labor practice.

(d) No collective bargaining agreement with respect to the business of the Company is currently in effect or being negotiated. The Company has not encountered any labor union or collective bargaining organizing activity with respect to its employees. Neither the Company nor any of its Subsidiaries has any obligation to negotiate any such collective bargaining agreement, and, to the knowledge of the Company, there is no indication that the employees of the Company or any of its Subsidiaries desire to be covered by a collective bargaining agreement.

(e) There are no strikes, slowdowns, work stoppages or other labor trouble pending or, to the knowledge of the Company, threatened with respect to the employees of the Company or any of its Subsidiaries, nor has any or the above occurred or, to the knowledge of the Company, been threatened.

(f) There is no representation claim or petition pending before the National Labor Relations Board or any state or local labor agency and, to the knowledge of the Company, no question concerning representation has been raised or threatened respecting the employees of the Company or any of its Subsidiaries.

(g) There are no complaints or charges against the Company pending before the National Labor Relations Board or any state or local labor agency and, to the knowledge of the Company, no complaints or charges have been filed or threatened to be filed against the Company with any such board or agency.

(h) To the knowledge of the Company, no charges with respect to or relating to the business of the Company are pending before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices.

(i) Section 4.20 of the Company Disclosure Schedule accurately sets forth all unpaid severance which, as of the date hereof, is due or claimed, in writing, to be due from the Company to any Person whose employment with the Company was terminated.

(j) The Company has not received notice of the intent of any Governmental Authority responsible for the enforcement of labor or employment laws to conduct an investigation of the Company and no such investigation is in progress.

(k) Neither the Company, or to the knowledge of the Company, any employee of the Company, is in violation of any term of any employment agreement, non-disclosure agreement, non-compete agreement or any other Contract regarding an employee’s employment with the Company.

(l) The Company has paid all wages which are due and payable to each employee and has paid or accrued as a liability all amounts due to each independent contractor.

4.21	INTELLECTUAL PROPERTY

(a) INTELLECTUAL PROPERTY ASSETS—The term “COMPANY INTELLECTUAL PROPERTY ASSETS” includes: (i) the names “Tactica” and “Igia”, all fictional business names, trade names, registered and unregistered trademarks, service marks and applications (collectively, “COMPANY MARKS”); (ii) all patents, patent applications and inventions and discoveries that may be patentable (collectively, “COMPANY PATENTS”); (iii) all copyrights in both published works and unpublished works, including software, training manuals and videos (collectively, “Company Copyrights”); and (iv) all know-how, trade secrets, confidential information, client lists, software, technical information, data, plans, drawings and blue prints (collectively, “COMPANY TRADE SECRETS”) owned, used or licensed by the Company and its Subsidiaries as licensee or licensor.

(b) AGREEMENTS—Section 4.21(b) of the Company Disclosure Schedule contains a true, correct and complete list and summary description, including any royalties paid or received by the Company, of all Contracts relating to the Intellectual Property Assets to which the Company are a party or by which the Company is bound.

(c) KNOW-HOW NECESSARY FOR THE BUSINESS—The Company Intellectual Property Assets are all those used in, or related to, the operation of the business of the Company as it is currently conducted and proposed to be conducted. The Company is the owner of all right, title and interest in and to the Company Intellectual Property Assets, free and clear of all Encumbrances and have the right to use without payment to a third party all of the Intellectual Property Assets. The Company is the owner of all right, title and interest in and to any (i) business application software and (ii) proprietary management information systems used in, or related to, the operation of the business of the Company as it is currently conducted and proposed to be conducted, free and clear of all Encumbrances, and have a right to use such software and systems without payment to a third party.

(d) TRADEMARKS—(i) Section 4.21(d) of the Company Disclosure Schedule contains a true, correct and complete list of all Company Marks; (ii) the Company is the owner of all right, title and interest in and to the Company Marks, free and clear of all Encumbrances; (iii) all Company Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements and are valid and enforceable; (iv) no Company Mark is infringed or, to the knowledge of the Company, has been challenged or threatened in any way. None of the Company Marks used by the Company infringes or is alleged to infringe any trade name, trademark or service mark of any Person.

(e) COPYRIGHTS—(i) Section 4.21(e) of the Company Disclosure Schedule contains a true, correct and complete list of all Company Copyrights; (ii) the Company is the owner of all right, title and interest in and to the Company Copyrights, free and clear of all Encumbrances; (iii) all the Company Copyrights have been registered and are currently in compliance with formal legal requirements, and are valid and enforceable; (iv) no Company Copyright is infringed or, to the knowledge of the Company, has been challenged or threatened in any way; (v) none of the subject matter of any of the Company Copyrights infringes or is alleged to infringe any copyright of any Person or is a derivative work based on the work of a third Person; and (vi) all works encompassed by the Company Copyrights have been marked with the proper copyright notice.

(f) TRADE SECRETS—(i) The Company has taken all reasonable precautions to protect the secrecy, confidentiality and value of the Company Trade Secrets; and (ii) the Company has good title and an absolute right to use the Company Trade Secrets. The Company Trade Secrets, to the knowledge of the Company, have not been used, divulged or appropriated either for the benefit of any Person (other than the Company) or to the detriment of the Company. No Company Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

4.22	ABSENCE OF CERTAIN PAYMENTS

Neither the Company nor any director, officer, agent or employee of the Company or, to the knowledge of the Company, any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate of the Company, or (iv) in violation of any legal requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

4.23	RELATIONSHIPS WITH RELATED PERSONS

Except as set forth in Section 4.23 of the Company Disclosure Schedule, no officer, director or employee of the Company, nor any spouse or child of any of them or any Affiliate of, or any Person associated with, any of them (“RELATED PERSON”), has any interest in any property or asset used in or pertaining to the business of the Company that would be required to be disclosed under Item 404 of Regulation S-K, promulgated under the Securities Act of 1933, as amended. Except as set forth in Section 4.23 of the Company Disclosure Schedule, no Related Person has owned or presently owns an equity interest or any other financial or profit interest in a Person that has (i) had business dealings with the Company, or (ii) engaged in competition with the Company that would be required to be disclosed under Item 404 of Regulation S-K, promulgated under the Securities Act of 1933, as amended. Except as set forth in Section 4.23 of the Company Disclosure Schedule, no Related Person is a party to any Contract with, or has any claim or right against, the Company, except for employment agreements listed in Section 4.16 of the Company Disclosure Schedule.

4.24	BROKERS OR FINDERS

Neither the Company nor any of its respective directors, officers or agents on their behalf has incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or financial advisory services or other similar payment in connection with this Agreement, other than the following: Vertical Capital Partners, Inc and Sands Brothers International Ltd (“Sands”) shall receive a total of 2,500,000 shares of Common Stock, 750,000 of such shares shall be delivered to Vertical Capital Partners, Inc. at the Closing and 1,750,000 of such shares shall be issued to Sands and placed into an escrow with Jenkins & Gilchrist Parker Chapin, LLP as escrow holder. In accordance with the terms of an agreement between Sands and the Company, the escrow holder shall deliver such shares to Sands upon proof to the satisfaction of the escrow holder that Sands has raised at least $7,500,000 in new capital for the Company (or the Surviving Corporation as the case may be) within 45 calendar days of the Effective Date. The escrow agreement shall further provide that in the event the escrow holder is not provided proof of satisfaction that such capital raise has been completed and funded within the designated time period, the escrow holder shall forthwith deliver all of said 1,750,000 shares to the Surviving Corporation for cancellation.

4.25	DEPOSIT ACCOUNTS

Section 4.25 of the Company Disclosure Schedule contains a true, correct and complete list of (a) the name of each financial institution in which the Company has an account or safe deposit box, (b) the names in which each account or box is held, (c) the type of account, and (d) the name of each Person authorized to draw on or have access to each account or box. No Person holds any power of attorney from the Company or any Subsidiary, except as listed in Section 4.25 of the Company Disclosure Schedule.

4.26	CONDUCT OF BUSINESS; USE OF NAME

The business carried on by the Company has been conducted by the Company directly and not through any Affiliate or associate of any stockholder, officer, director or employee of the Company or through any other Person. To the best of the Company’s knowledge, the Company owns and has the exclusive right, title and interest in and to the names Tactica and Igia and no other Person has the right to use the same, or any confusing derivative thereof, as its corporate name or otherwise in connection with the operation of any business similar or related to the business conducted by the Company.

4.27	RESTRICTIONS ON BUSINESS ACTIVITIES

Except as set forth in section 4.27 of the Company Disclosure Schedule there is no Contract or Governmental Order binding upon the Company or, to the knowledge of the Company, threatened that has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or the Company (either individually or in the aggregate), any acquisition of property by the Company or the Company (either individually or in the aggregate), providing of any service by the Company of the Company or the hiring of employees or the conduct of business by the Company of the Company (either individually or in the aggregate) as currently conducted or proposed to be conducted.

4.28	OUTSTANDING INDEBTEDNESS

Section 4.28 of the Company Disclosure Schedule sets forth as of a date no earlier than three (3) days prior to the date hereof (a) the amount of all indebtedness of the Company then outstanding and the interest rate applicable thereto, (b) any Encumbrances which relate to such indebtedness, and (c) the name of the lender or the other payee of each such indebtedness.

4.29	VOTING REQUIREMENTS

The affirmative vote or consent of a majority of the outstanding shares of Company Common Stock is the only vote or consent of the holders of any class or series of equity securities of the Company necessary to adopt this Agreement and approve the Merger and the other transactions contemplated by this Agreement.

4.30	DISCLOSURE

No representation or warranty by the Company in this Agreement, nor in any certificate, schedule or exhibit delivered or to be delivered pursuant to this Agreement, and no statement in the Disclosure Schedule, contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

5.	REPRESENTATIONS AND WARRANTIES OF DIVA

Diva represents and warrants to Company with respect to itself and not with respect to the Terminating Subsidiaries, except as specifically indicated as follows:

5.1	ORGANIZATION AND GOOD STANDING

(a) Diva is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Diva has full corporate power and authority to own its properties and to carry on its business as it is now being conducted. Diva is duly qualified to transact business and is in good standing in each jurisdiction wherein the nature of the business done or the property owned, leased or operated by it requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. True, correct and complete copies of the certificate of incorporation and by-laws of Diva and all amendments thereto have been delivered to the Company. The corporate minutes and corporate records of Diva that have been made available to the Company and are true, correct and complete in all material respects. Diva has no subsidiaries and does not own any equity interest in any Person whatsoever.

(b) Section 5.1 of the Diva Disclosure Schedule sets forth a true, correct and complete list of each Subsidiary of Diva. Each Subsidiary is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction or incorporation or organization indicated in Section 5 of the Disclosure Schedule. Each such Subsidiary has full corporate or other power and authority to own its properties and to carry on its business as it is now being conducted. Each Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction wherein the nature of the business or the property owned, leased or operated by it requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. True, correct and complete copies of the certificate of incorporation and by-laws (or other Organizational Documents) of each such Subsidiary and all amendments thereto have been delivered to the Company.

5.2	AUTHORITY; NO CONFLICT

(a) Diva has the right, power, authority and capacity to execute and deliver this Agreement, to consummate the Exchange and to perform its obligations under this Agreement.

(b) Neither the execution, delivery or performance of this Agreement by Diva nor the consummation by Diva of the Exchange or any of the other transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time or both):

(i) contravene, conflict with or result in a violation or breach of (A) any provision of the Organizational Documents of Diva, (B) any resolution adopted by the Board of Directors, or any committee thereof, or the stockholders of Diva, (C) any legal requirement or any Governmental Order to which Diva or any of the properties or assets owned or used by Diva or any of its Subsidiaries may be subject, or (D) any authorization, license or permit of any Governmental Authority, including any private investigatory license or other similar license, which is held by Diva or any of its Subsidiaries or that otherwise relates to the business of, or any of the assets owned or used by, Diva or any of its Subsidiaries;

(ii) result in a violation or breach of or constitute a default, give rise to a right of termination, cancellation or acceleration, create any entitlement to any payment or benefit or require the consent or approval of or any notice to or filing with any third party under any Contract to which the Company or any of its Subsidiaries is a party or to which they or their respective properties or assets may be bound, or require the consent or approval of or any notice to or filing with any Governmental Authority to which either the Company or any of its Subsidiaries or their respective properties or assets may be subject; or

(iii) result in the imposition or creation of any Encumbrance (other than Permitted Encumbrances) upon or with respect to any of the properties or assets owned or used by the Company or any of its Subsidiaries;

except, with respect to clauses (i) (C) or (D), (ii) or (iii) of this Section 5.2, where any such contravention, conflict, violation, breach, default, termination right, cancellation or acceleration right or Encumbrance would not have a Material Adverse Effect or would not adversely affect the ability of the Company to consummate the Exchange or the other transactions contemplated by this Agreement.

5.3	CAPITALIZATION

The authorized equity securities of Diva consist solely of 20,000,000 shares of common stock, par value $0.001 per share, of which 5,503,800 shares are issued and outstanding, 1,000,000 shares of preferred stock, par value $0.01 per share, 3,571.67 of which shares are issued and outstanding. Prior to the Closing, 3,471.67 of such shares of preferred stock will be converted into an additional 2,093,340 Common Shares and 3,725,000 Common Shares shall be cancelled in connection with the divestiture of Diva’s subsidiary, Diva Entertainment, Inc., a Florida corporation and an additional 1,209,000 Common Shares shall be cancelled. All of the outstanding equity securities of Diva have been duly authorized and validly issued and are fully paid and nonassessable. The authorized, issued and outstanding shares of each class of capital stock or other ownership or equity interests of each Subsidiary of Diva are accurately and completely set forth in Section 5.3(a) of the Diva Disclosure Schedule. All of the outstanding shares of capital stock or other ownership or equity interests of each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and owned beneficially and of record by Diva free and clear of any and all Encumbrances. No options to purchase shares of Diva have been granted. There are no voting trusts or other agreements or understandings to which the Diva is a party with respect to the transfer, voting, issuance, purchase, redemption, repurchase or registration of the capital stock of Diva. There are no Contracts relating to the issuance, sale or transfer of any equity securities or other securities of Diva, and there are not outstanding any convertible securities of Diva. Diva does not own or has any Contract to acquire, any equity securities or other securities of any Person (other than a Subsidiary) or any, direct or indirect, equity or ownership interest in any other business. No Person has any pre-emptive rights with respect to any security of Diva.

5.4	SEC DOCUMENTS; FINANCIAL STATEMENTS

Diva has filed or furnished (i) all reports, schedules, forms, statements, prospectuses and other documents required to be filed with, or furnished to, the Securities and Exchange Commission (the “SEC”) by Diva since June 30, 2003 (all such documents, as amended or supplemented, are referred to collectively as, the “Diva SEC Documents”) and (ii) all certifications and statements required by (x) Rule 13a-14 or 15d-14 under the Exchange Act, or (y) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley act of 2002) with respect to any applicable Diva SEC Document (collectively, the “SOX Certifications”). Diva has made available to the Company all SOX Certifications and comment letters received by Diva from the staff of the SEC since July 1, 2002 and all responses to such comment letters by or on behalf of the Company. None of Diva’s subsidiaries currently is, and no such subsidiary has been, required to file or otherwise furnish any reports, schedules, forms, statements, prospectuses or other documents with or to the SEC. Since June 30, 2003, Diva has complied in all respects with its SEC filing obligations under the Exchange Act and the Securities Act. Each of the audited financial statements and related schedules and notes thereto and unaudited interim financial statements of Diva (collectively, the “Diva Financial Statements”) contained in the Diva SEC Documents (or incorporated therein by reference) were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) (except in the case of interim unaudited financial statements) except as noted therein, and fairly present in all respects the consolidated financial position of Diva and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations, cash flows and changes in stockholders’ equity for the periods then ended, subject (in the case of interim unaudited financial statements) to normal year-end audit adjustments (the effect of which will not, individually or in the aggregate, be adverse) and, such financial statements complied as to form as of their respective dates in all respects with applicable rules and regulations of the SEC. The financial statements referred to herein reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any Person not already included in such financial statements are required by GAAP to be included in the consolidated financial statements of Diva. As of their respective dates, each Diva SEC Document was prepared in accordance with and complied with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations thereunder, and the Diva SEC Documents (including all financial statements included therein and all exhibits and schedules thereto and all documents incorporated by reference therein) did not, as of the date of effectiveness in the case of a registration statement, the date of mailing in the case of a proxy or information statement and the date of filing in the case of other Diva SEC Documents, contain any untrue statement of a fact or omit to state a fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither Diva nor, to Diva’s knowledge, any of its officers has received notice from the SEC or any other Governmental Entity questioning or challenging the accuracy, completeness, content, form or manner of filing or furnishing of the SOX Certifications.

5.5	NO UNDISCLOSED LIABILITIES

Except as set forth in Section 5.5 of the Diva Disclosure Schedule, Diva has no material liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Financial Statements and the Interim Financial Statements and current liabilities incurred in the ordinary course of business since the date of the Interim Financial Statements, which current liabilities are consistent with the representations and warranties contained in this Agreement and will not, individually or in the aggregate, have a Material Adverse Effect.

5.6	TAXES

Diva has properly and timely filed all federal, state and local Tax returns and has paid all Taxes, assessments and penalties due and payable. All such Tax returns were complete and correct in all respects as filed, and no claims have been assessed with respect to such returns, except as set forth in Section 5.6 of the Diva Disclosure Schedule. The provisions made for Taxes on the balance sheets of Diva and its Subsidiaries included in the Diva Financial Statements and the Diva Interim Financial Statements are sufficient in all respects for the payment of all Taxes whether disputed or not that are due or are hereafter found to have been due with respect to the conduct of the business of Diva and its Subsidiaries up to and through the date of such Diva Financial Statements or Diva Interim Financial Statements, respectively. There are no present, pending, or threatened audit, investigations, assessments or disputes as to Taxes of any nature payable by Diva or any of its Subsidiaries, nor any Tax liens whether existing or inchoate on any of the assets of Diva or any of its Subsidiaries, except for current year Taxes not presently due and payable. The federal income Tax returns of Diva and its Subsidiaries have never been audited. No IRS or foreign, state, county or local Tax audit is currently in progress. Neither Diva nor any of its Subsidiaries has waived the expiration of the statute of limitations with respect to any Taxes. There are no outstanding requests by Diva or any of its Subsidiaries for any extension of time within which to file any Tax return or to pay Taxes shown to be due on any Tax return. Other than with respect to the Company and its Subsidiaries, neither Diva nor any of its Subsidiaries is liable for Taxes of any other Person or is currently under any contractual obligation to indemnify any Person with respect to Taxes or is a party to any Tax sharing agreement or any other agreement providing for payments by Diva or any of its Subsidiaries with respect to Taxes. Diva represents that to the extent tax-loss carry-forwards have been accrued on account of the operation of Diva’s Subsidiaries, such carry-forward amounts will be retained on the books of such Subsidiaries.

5.7	ACCOUNTS RECEIVABLE; ACCOUNTS PAYABLE

(a) All accounts receivable of Diva and its Subsidiaries that are reflected on the Diva Financial Statements, the Diva Interim Financial Statements or on the accounts receivable ledgers of Diva and its Subsidiaries (collectively, the “DIVA ACCOUNTS RECEIVABLE”) represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. All of the Diva Accounts Receivable are or will be current and collectible at the full recorded amount thereof, less any applicable reserves established in accordance with GAAP, in the ordinary course of business without resort to litigation, except for such Accounts Receivable, the failure of which to collect would not have a Material Adverse Effect.

(b) All accounts payable of Diva and its Subsidiaries that are reflected on the Diva Financial Statements, the Diva Interim Financial Statements or on the accounts payable ledgers of Diva and its Subsidiaries arose in the ordinary course of business. All material items which are required by GAAP to be reflected as payables on the Diva Financial Statements and on the Diva Interim Financial Statements and in the books and records of Diva and its Subsidiaries are so reflected and have been recorded in accordance with GAAP in a manner consistent with past practice. There has been no adverse change since the date of the Diva Interim Financial Statements in the amount or delinquency of accounts payable of Diva and its Subsidiaries (either individually or in the aggregate) which would have a Material Adverse Effect.

5.8	NO MATERIAL ADVERSE CHANGE

Since the date of the Diva Interim Financial Statements, there has not been any Material Adverse Effect in the business, operations, properties, prospects, liabilities, results of operations, assets or condition (financial or otherwise) of Diva and its Subsidiaries taken as a whole and no event has occurred or circumstance exists that may result in a Material Adverse Effect.

5.9	BOOKS AND RECORDS

Except as disclosed in Section 5.9 of the Diva Disclosure Schedule, the books of account and other records of Diva and its Subsidiaries are true, correct and complete. Except as disclosed in Section 5.9 of the Diva Disclosure Schedule, the minute books of Diva Company and its Subsidiaries contain true, correct and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of Diva and its Subsidiaries. The stock books of the Company are true, correct and complete.

5.10	TITLE TO PROPERTIES; ENCUMBRANCES

Section 5.10 of the Disclosure Schedule contains a complete and accurate list of all real property leaseholds or other interests therein held by Diva and its Subsidiaries. Neither Diva nor any of its Subsidiaries owns, or has owned, any real property. Diva has delivered or made available to Diva true, correct and complete copies of the real property leases to which the Company or any of its Subsidiaries is a party or pursuant to which any of them uses or occupies any real property. Section 5.10 of the Diva Disclosure Schedule also contains a complete and accurate list of all licensed vehicles owned or leased by Diva or any of its Subsidiaries and the fixed assets used in the business of the Company or any of its Subsidiaries and carried on their books for tax purposes. Except as set forth in Section 5.10 of the Diva Disclosure Schedule, Diva and each of its Subsidiaries has good title to, or a valid leasehold, license or other interest in, all of the real and personal properties and assets, tangible and intangible, they own or purport to own, hold or use in their respective businesses, including those reflected on their books and records and in the Financial Statements and Interim Financial Statements (except for accounts receivable collected and materials and supplies used or disposed of in the ordinary course of business consistent with past practice after the date of the Interim Financial Statements), free and clear of all Encumbrances, except Permitted Encumbrances.

5.11	CONDITION AND SUFFICIENCY OF ASSETS

The buildings, vehicles, furniture, fixtures and equipment and other personal property owned, held or used by Diva and its Subsidiaries are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, vehicles, furniture, fixtures or equipment or other personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The buildings, vehicles, furniture, fixtures and equipment or other personal property of Diva and its Subsidiaries are sufficient for the continued conduct of their respective businesses after the Closing in substantially the same manner as conducted prior to the Closing.

5.12	EMPLOYEE BENEFITS

(a) Neither Diva nor any ERISA Affiliate maintains any Employee Benefit Plans.

(b) Neither Diva nor any ERISA Affiliate has proposed or agreed to the creation of any new Employee Benefit Plan.

5.13	COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATIONS

(a) To the best of Diva’s knowledge, Diva is in compliance with all federal, state and local laws, authorizations, licenses and permits of any Governmental Authority and all Governmental Orders affecting the business, operations, properties or assets of Diva and its Subsidiaries, including, federal, state and local: (i) Occupational Safety and Health Laws; (ii) private investigatory and other similar laws; (iii) securities laws; (iv) the Fair Credit Reporting Act and similar state and local laws; and

(v) laws regarding or relating to trespass or violation of privacy rights. Neither Diva nor any of its Subsidiaries has been charged with violating, nor to the knowledge of Diva, threatened with a charge of violating, nor, to the knowledge of Diva, is Diva or any of its Subsidiaries under investigation with respect to a possible violation of, any provision of any federal, state or local law relating to any of their respective businesses, operations, properties or assets.

(b) Section 5.13 of the Diva Disclosure Schedule contains a complete and accurate list of each governmental authorization, license or permit that is held by Diva or any of its Subsidiaries or that otherwise relates to the business of, or to any of the properties or assets owned or used by, Diva or any of its Subsidiaries. Each governmental authorization, license or permit listed in Section 5.13 of the Diva Disclosure Schedule is valid and in full force and effect.

5.14	LEGAL PROCEEDINGS AGAINST DIVA

Except as set forth in Section 5.14 of the Diva Disclosure Schedule, there is no pending claim, action, investigation, arbitration, litigation, suit or other proceeding (“PROCEEDING”):

(i) that has been commenced by or against Diva or any of its Subsidiaries or that otherwise relates to or may affect the business of, or any of the properties or assets owned, held or used by, Diva; or

(ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby.

To the knowledge of Diva, (A) no such Proceeding has been threatened, and (B) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Diva has made available to Diva true, correct and complete copies of all pleadings, correspondence and other documents relating to each Proceeding listed in Section 4.14 of the Disclosure Schedule. The Proceedings listed in Section 5.14 of the Diva Disclosure Schedule, if decided adversely to Diva or any Subsidiary, individually or in the aggregate, would not have a Material Adverse Effect, except as described in Section 5.14 of the Diva Disclosure Schedule.

5.15	ABSENCE OF CERTAIN CHANGES AND EVENTS

Except as set forth in Section 5.15 of the Diva Disclosure Schedule, since the date of the Interim Financial Statements, Diva has conducted its business only in the ordinary course of business consistent with past practice. Without limiting the generality of the immediately preceding sentence, since March 31, 2004, there has not been any of the following on the part of Diva:

(a) declaration or payment of any dividend or other distribution or redemption or repurchase or other acquisition, directly or indirectly, in respect of shares of capital stock or Convertible Securities;

(b) issuance or sale or authorization for issuance or sale, or grant of any options or other agreements with respect to, any shares of its capital stock or Convertible Securities, or any change in its outstanding shares of capital stock or other ownership interests or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

(c) payment or increase of any bonuses, salaries or other compensation to any stockholder, director, officer, consultant or employee except for increases in bonus compensation to employees in the ordinary course of business or entry into any employment, severance or similar Contract with any director, officer or employee;

(d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, severance, savings, insurance, pension, retirement or other employee benefit plan for or with any employees;

(e) damage to or destruction or loss of any property or asset, whether or not covered by insurance, which may have a Material Adverse Effect;

(f) entry into, termination of, or receipt of notice of termination of, any Contract or transaction involving a total remaining commitment by or to Diva or any Subsidiary of at least $25,000, including the entry into (i) any document evidencing any indebtedness; (ii) any capital or other lease; or (iii) any guaranty (including “take-or-pay” or “keepwell” agreements);

(g) sale, lease or other disposition (other than in the ordinary course of business consistent with past practice) of any asset or property or mortgage, pledge, or imposition of any Encumbrance (other than Permitted Encumbrances) on any material property or asset;

(h) cancellation, compromise or waiver of any claims or rights with a value to Diva or any Subsidiary in excess of $25,000;

(i) material change in the method of accounting of the accounting principles or practices used by Diva in the preparation of the Financial Statements or the Interim Financial Statements, except as required by GAAP;

(j) amendment or other modification of its respective Organizational Documents;

(k) loss of services of any key employee or consultant or any loss of a material client;

(l) loan or advance to any Person other than travel and other similar routine advances to employees in the ordinary course of business consistent with past practice; or

(m) agreement or commitment, whether oral or written, by Diva to do any of the foregoing.

5.16	CONTRACTS OF DIVA; NO DEFAULTS

(a) Section 5.16(a) of the Diva Disclosure Schedule contains a complete and accurate list, and Diva has delivered to the Company true, correct and complete copies, of:

(i) each Contract that involves performance of services or delivery of goods or materials by Diva or any Subsidiary of Diva of an amount or value in excess of $25,000;

(ii) each Contract that involves performance of services or delivery of goods or materials to Diva or any Subsidiary of Diva of an amount or value in excess of $25,000;

(iii) each lease, license and other Contract affecting any leasehold or other interest in, any real or personal property;

(iv) each licensing Contract with respect to Diva Patents, Diva Marks, Diva Copyrights, Diva trade secrets or other Diva Intellectual Property Assets, including Contracts with current or former employees, consultants or contractors regarding the appropriation or the non-disclosure of any Intellectual Property Assets;

(v) each collective bargaining Contract to or with any labor union or other employee representative of a group of employees;

(vi) each joint venture, partnership and other Contract involving a sharing of profits, losses, costs or liabilities by Diva or any of its Subsidiaries with any other Person or requiring Diva or any of its Subsidiaries to make a capital contribution;

(vii) each Contract containing covenants that in any way purport to restrict the business activity of Diva or limit the freedom of Diva to engage in any line of business or to compete with any Person or hire any Person;

(viii) each employment Contract providing for compensation, severance or a fixed term of employment in respect of services performed by any employees of Diva and each consulting Contract with an independent contractor;

(ix) each stock option, purchase or benefit plan for employees;

(x) each power of attorney that is currently effective and outstanding;

(xi) each Contract for capital expenditures in excess of $25,000;

(xii) each Contract with an officer or director of Diva or any of its Subsidiaries or with any Affiliate of any of the foregoing;

(xiii) each Contract under which any money has been or may be borrowed or loaned or any note, bond, factoring agreement, indenture or other evidence of indebtedness has been issued or assumed (other than those under which there remain no ongoing obligations of Diva or any Subsidiary), and each guaranty (including “take-or-pay” and “keepwell” agreements) of any evidence of indebtedness or other obligation, or of the net worth, of any Person (other than endorsements for the purpose of collection in the ordinary course of business);

(xiv) each Contract containing restrictions with respect to the payment of dividends or other distributions in respect of Diva’s or any Subsidiary’s capital stock;

(xv) each Contract containing a change of control provision;

(xvi) each other Contract having an indefinite term or a fixed term of more than one (1) year (other than those that are terminable at will or upon not more than thirty (30) days’ notice by Diva or any of its Subsidiaries without penalty) or requiring payments by Diva or any of the Company’s Subsidiaries of more than $25,000 per year; and

(xvii) each standard form of Contract pursuant to which Diva or any Subsidiary provides services to clients.

(b) Except as set forth in Section 5.16(b) of the Diva Disclosure Schedule, each Contract identified or required to be identified in Section 5.16(a) of the Diva Disclosure Schedule is in full force and effect and is valid and enforceable against Diva or a Subsidiary of Diva and, to the knowledge of Diva, against the other parties thereto in accordance with its terms.

(c) Except as set forth in Section 5.16(c) of the Disclosure Schedule:

(i) Diva are in full compliance with all applicable terms and requirements of each Contract under which Diva have any obligation or liability or by which Diva or any of its Subsidiaries or any of the properties or assets owned, held or used by Diva or any of its Subsidiaries is bound, except for such noncompliance that would not have a Material Adverse Effect;

(ii) to the knowledge of Diva, each other Person that has or had any obligation or liability under any Contract under which Diva has any rights is in compliance in all material respects with all applicable terms and requirements of such Contract; and

(iii) no event has occurred or, to the knowledge of Diva, circumstance exists that (with or without notice or lapse of time or both) may result in a violation or breach of any Contract, which violation or breach would have a Material Adverse Effect.

5.17	INSURANCE

Section 5.17 of the Diva Disclosure Schedule sets forth the premium payments and describes all the insurance policies of Diva, which policies are now in full force and effect in accordance with their terms and expire on the dates shown on Section 5.17 of the Diva Disclosure Schedule. Such insurance policies comply in all respects with the requirements of any leases to which Diva is a party, including, real property leases. There has been no default in the payment of premiums on any of such policies, and, to the knowledge of Diva, there is no ground for cancellation or avoidance of any such policies, or any increase in the premiums thereof, or for reduction of the coverage provided thereby. Such policies insure Diva in amounts and against losses and risks customary and sufficient for businesses similar to that of Diva, and, to the knowledge of the Company, such policies shall continue in full force and effect until the expiration dates shown in Section 5.17 of the Diva Disclosure Schedule. There are no pending claims with respect to Diva or its properties or assets under any such insurance policy. True, correct and complete copies of all insurance policies listed in Section 5.17 have been previously furnished to Diva.

5.18	ENVIRONMENTAL MATTERS

Diva has at all times operated its businesses in material compliance with all Environmental Laws and all permits, licenses and registrations required under applicable Environmental Laws (“ENVIRONMENTAL PERMITS”) and, to Diva’s knowledge, no material expenditures are or will be required by Diva in order to comply with such Environmental Laws. Diva has not received any written communication from any Governmental Authority or other Person that alleges that Diva has violated or is, or may be, liable under any Environmental Law. There are no material Environmental Claims pending or, to the knowledge of Diva, threatened (a) against Diva, or (b) against any Person whose liability for any Environmental Claim Diva has retained or assumed, either contractually or by operation of law. Neither Diva nor any of its Subsidiaries has contractually retained or assumed any liabilities or obligations that could reasonably be expected to provide the basis for any material Environmental Claim.

5.19	EMPLOYEES

(a) Section 5.19 of the Diva Disclosure Schedule contains a complete and accurate list of the following information for each employee of Diva: name; job title; current compensation; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any employee benefit plan of any nature.

(b) No employee or director of Diva is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition or proprietary rights agreement, between such employee or director and any other Person that in any way adversely affects or will affect (i) the performance of his or her duties as an employee or officer of the Company, or (ii) the ability of the Company or any of its Subsidiaries to conduct its business. To the knowledge of Diva, no officer or other key employee of Diva or any of its Subsidiaries intends to terminate his or her employment with Diva.

5.20	LABOR RELATIONS

Except as set forth in Section 5.20 of the Diva Disclosure Schedule:

(a) Diva has satisfactory relationships with their respective employees.

(b) No condition or state of facts or circumstances exists which could materially adversely affect Diva’s relations with its employees, including, to the best of the Company’s knowledge, the consummation of the transactions contemplated by this Agreement.

(c) Diva is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours and none of them is engaged in any unfair labor practice.

(d) No collective bargaining agreement with respect to the business of Diva is currently in effect or being negotiated. Diva has not encountered any labor union or collective bargaining organizing activity with respect to its employees. Diva has no obligation to negotiate any such collective bargaining agreement, and, to the knowledge of Diva, there is no indication that the employees of Diva desire to be covered by a collective bargaining agreement.

(e) There are no strikes, slowdowns, work stoppages or other labor trouble pending or, to the knowledge of Diva, threatened with respect to the employees of Diva, nor has any or the above occurred or, to the knowledge of Diva, been threatened.

(f) There is no representation claim or petition pending before the National Labor Relations Board or any state or local labor agency and, to the knowledge of Diva, no question concerning representation has been raised or threatened respecting the employees of Diva.

(g) There are no complaints or charges against Diva pending before the National Labor Relations Board or any state or local labor agency and, to the knowledge of Diva, no complaints or charges have been filed or threatened to be filed against Diva with any such board or agency.

(h) To the knowledge of Diva, no charges with respect to or relating to the business of Diva or any of its Subsidiaries are pending before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices.

(i) Section 5.20 of the Disclosure Schedule accurately sets forth all unpaid severance which, as of the date hereof, is due or claimed, in writing, to be due from Diva to any Person whose employment with Diva was terminated.

(j) Diva has not received notice of the intent of any Governmental Authority responsible for the enforcement of labor or employment laws to conduct an investigation of Diva and no such investigation is in progress.

(k) Neither Diva, or to the knowledge of Diva, any employee of Diva, is in violation of any term of any employment agreement, non-disclosure agreement, non-compete agreement or any other Contract regarding an employee’s employment with Diva.

(l) Diva has paid all wages which are due and payable to each employee and each independent contractor.

5.21	INTELLECTUAL PROPERTY

(a) INTELLECTUAL PROPERTY ASSETS—The term “DIVA INTELLECTUAL PROPERTY ASSETS” includes: (i) the name Diva Entertainment, Inc., all fictional business names, trade names, registered and unregistered trademarks, service marks and applications (collectively, “DIVA MARKS”); (ii) all patents, patent applications and inventions and discoveries that may be patentable (collectively, “DIVA PATENTS”); (iii) all copyrights in both published works and unpublished works, including software, training manuals and videos (collectively, “Copyrights”); and (iv) all know-how, trade secrets, confidential information, client lists, software, technical information, data, plans, drawings and blue prints (collectively, “DIVA TRADE SECRETS”) owned, used or licensed by Diva and its Subsidiaries as licensee or licensor.

(b) AGREEMENTS—Section 5.21(b) of the Diva Disclosure Schedule contains a true, correct and complete list and summary description, including any royalties paid or received by Diva, of all Contracts relating to the Diva Intellectual Property Assets to which Diva is a party or by which Diva is bound.

(c) KNOW-HOW NECESSARY FOR THE BUSINESS—The Diva Intellectual Property Assets are all those used in, or related to, the operation of the business of Diva as it is currently conducted and proposed to be conducted. Diva is the owner of all right, title and interest in and to the Diva Intellectual Property Assets, free and clear of all Encumbrances and have the right to use without payment to a third party all of the Intellectual Property Assets. Diva is the owner of all right, title and interest in and to any (i) business application software and (ii) proprietary management information systems used in, or related to, the operation of the business of Diva and its Subsidiaries as it is currently conducted and proposed to be conducted, free and clear of all Encumbrances, and have a right to use such software and systems without payment to a third party.

(d) TRADEMARKS—(i) Section 5.21(d) of the Diva Disclosure Schedule contains a true, correct and complete list of all Diva Trademarks; (ii) Diva is the owner of all right, title and interest in and to the Diva Trademarks, free and clear of all Encumbrances; (iii) all Diva Trademarks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements and are valid and enforceable; (iv) no Diva Trademark is infringed or, to the knowledge of the Company, has been challenged or threatened in any way. None of the Diva Trademarks used by Diva or any of its Subsidiaries infringes or is alleged to infringe any trade name, trademark or service mark of any Person.

(e) COPYRIGHTS—(i) Section 5.21(e) of the Diva Disclosure Schedule contains a true, correct and complete list of all Diva Copyrights; (ii) Diva is the owner of all right, title and interest in and to the Copyrights, free and clear of all Encumbrances; (iii) all the Diva Copyrights have been registered and are currently in compliance with formal legal requirements, and are valid and enforceable; (iv) no Diva Copyright is infringed or, to the knowledge of Diva, has been challenged or threatened in any way; (v) none of the subject matter of any of the Diva Copyrights infringes or is alleged to infringe any copyright of any Person or is a derivative work based on the work of a third Person; and (vi) all works encompassed by the Diva Copyrights have been marked with the proper copyright notice.

TRADE SECRETS—(i) Diva has taken all reasonable precautions to protect the secrecy, confidentiality and value of the Diva Trade Secrets; and (ii) Diva has good title and an absolute right to use the Trade Secrets. The Diva Trade Secrets, to the knowledge of Diva, have not been used, divulged or appropriated either for the benefit of any Person (other than Diva and its Subsidiaries) or to the detriment of Diva. No Diva Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

5.22	ABSENCE OF CERTAIN PAYMENTS

Neither Diva nor any director, officer, agent or employee of Diva or, to the knowledge of Diva, any other Person associated with or acting for or on behalf of Diva or any of its Subsidiaries, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of Diva or any Affiliate of Diva, or (iv) in violation of any legal requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of Diva.

5.23	RELATIONSHIPS WITH RELATED PERSONS

Except as set forth in Section 5.23 of the Diva Disclosure Schedule, no officer, director or employee of Diva, nor any spouse or child of any of them or any Affiliate of, or any Person associated with, any of them (“RELATED PERSON”), has any interest in any property or asset used in or pertaining to the business of Diva. Except as set forth in Section 5.23 of the Diva Disclosure Schedule, no Related Person has owned or presently owns an equity interest or any other financial or profit interest in a Person that has (i) had business dealings with Diva, or (ii) engaged in competition with Diva. Except as set forth in Section 5.23 of the Diva Disclosure Schedule, no Related Person is a party to any Contract with, or has any claim or right against, Diva, except for employment agreements listed in Section 5.16 of the Disclosure Schedule.

5.24	BROKERS OR FINDERS

Neither Diva nor any Subsidiary nor any of their respective directors, officers or agents on their behalf has incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or financial advisory services or other similar payment in connection with this Agreement, except as listed in Section 5.24 of the Diva Disclosure Schedule for the consideration reflected thereon.

5.25	DEPOSIT ACCOUNTS

Section 5.25 of the Diva Disclosure Schedule contains a true, correct and complete list of (a) the name of each financial institution in which Diva has an account or safe deposit box, (b) the names in which each account or box is held, (c) the type of account, and (d) the name of each Person authorized to draw on or have access to each account or box. No Person holds any power of attorney from the Company or any Subsidiary, except as listed in Section 5.25 of the Diva Disclosure Schedule.

5.26	CONDUCT OF BUSINESS; USE OF NAME

The business carried on by Diva has been conducted by Diva directly and not through any Affiliate or associate of any stockholder, officer, director or employee of Diva or through any other Person. To the best of the Diva’s knowledge, Diva owns and has the exclusive right, title and interest in and to the name Diva Entertainment, Inc.” and no other Person has the right to use the same, or any confusing derivative thereof, as its corporate name or otherwise in connection with the operation of any business similar or related to the business conducted by the Company.

5.27	RESTRICTIONS ON BUSINESS ACTIVITIES

There is no Contract or Governmental Order binding upon Diva or, to the knowledge of Diva, threatened that has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Diva or the Company (either individually or in the aggregate), any acquisition of property by Diva or the Company (either individually or in the aggregate), providing of any service by Diva of Diva or the hiring of employees or the conduct of business by Diva of Diva (either individually or in the aggregate) as currently conducted or proposed to be conducted.

5.28	OUTSTANDING INDEBTEDNESS

Section 5.28 of the Diva Disclosure Schedule sets forth as of a date no earlier than three (3) days prior to the date hereof (a) the amount of all indebtedness of Diva then outstanding and the interest rate applicable thereto, (b) any Encumbrances which relate to such indebtedness, and (c) the name of the lender or the other payee of each such indebtedness.

5.29	CLIENTS AND CONTRACTORS

Section 5.29 of Diva Disclosure Schedule contains a complete list of all the material clients of Diva which relate to the operations or business of Diva and not to the operations or business of Diva’s subsidiaries. Section 5.29 of the Disclosure Schedule contains a complete list of all material contractors and subcontractors used by Diva which relate to the operations or business of Diva and not to the operations or business of Diva’s subsidiaries. To the knowledge of Diva, there are no facts or circumstances, including the consummation of the transactions contemplated by this Agreement, that are likely to result in the loss of any material client of the Company or a material change in the relationship of Diva with such a client.

5.30	VOTING REQUIREMENTS

The affirmative vote or consent of a majority of the outstanding shares of Diva Common Stock is the only vote or consent of the holders of any class or series of equity securities of the Company necessary to adopt this Agreement and approve Exchange and the other transactions contemplated by this Agreement.

5.31	EMPLOYEE STOCK PURCHASE PLAN

Diva does not have an Employee Stock Option Plan.

5.32	DISCLOSURE

No representation or warranty by Diva in this Agreement, nor in any certificate, schedule or exhibit delivered or to be delivered pursuant to this Agreement, and no statement in the Disclosure Schedule, contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

6.	COVENANTS OF THE COMPANY

The Company hereby covenants and agrees as follows:

6.1	NORMAL COURSE

From the date hereof until the Closing, the Company will: (a) maintain its corporate existence in good standing; (b) maintain the general character of its business; (c) use all reasonable best efforts to maintain in effect all of its presently existing insurance coverage (or substantially equivalent insurance coverage), preserve its business organization substantially intact, keep the services of its present principal employees and preserve its present business relationships with its material suppliers and clients; (d) permit Diva, its accountants, its legal counsel and its other representatives full access to its management, minute books and stock transfer records, other books and records, Contracts, properties and operations at all reasonable times and upon reasonable notice; and (e) in all respects conduct its business in the usual and ordinary manner consistent with past practice and perform in all material respects all Contracts with banks, clients, suppliers, employees and others.

6.2	CONDUCT OF BUSINESS

Without limiting the provisions of Section 6.1, from the date hereof until the Closing, the Company will not, without the prior written consent of Diva, which consent shall not be unreasonably withheld:

(a) amend or otherwise modify its Organizational Documents except to create necessary classes of securities for the surviving corporation;

(b) issue or sell or authorize for issuance or sale, or grant any options or make other agreements of the type referred to in Section 4.3 with respect to, any shares of its capital stock or Convertible Securities, or alter any term of any of its outstanding securities or make any change in its outstanding shares of capital stock, Convertible Securities or other ownership interests or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

(c) mortgage, pledge or grant any security interest in any of its assets, except security interests solely in tangible personal property granted pursuant to any purchase money agreement, conditional sales contract or capital lease under which there exists an aggregate future liability not in excess of $25,000 (which amount is not more than the purchase price for such personal property and which security interest does not extend to any other item or items of personal property);

(d) declare, set aside, make or pay any dividend or other distribution to any

(e) stockholder with respect to its capital stock;

(f) redeem, purchase or otherwise acquire, directly or indirectly, any capital

(g) stock;

(h) increase the bonus, salary or other compensation of any of its employees who hold management positions or any director or consultant except for increases in the ordinary course of business, consistent with past practice;

(i) adopt or (except as otherwise required by law) amend any employee benefit

(j) plan or severance plan or enter into any collective bargaining agreement;

(k) terminate or modify any Contract, except for terminations of Contracts upon

(l) their expiration during such period in accordance with their terms;

(m) incur or assume any indebtedness for borrowed money or guarantee any obligation or the net worth (either directly or through a “take-or-pay” or “keepwell” agreement) of any Person in an aggregate amount in excess of $25,000, except for endorsements of negotiable instruments for collection in the ordinary course of business;

(n) discharge or satisfy any Encumbrance other than those which are required to be discharged or satisfied during such period in accordance with their original terms;

(o) pay any material obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except for any current liabilities, and the current portion of any long term liabilities, shown on the Financial Statements (or not required as of the date thereof to be shown thereon in accordance with GAAP) or incurred in the ordinary course of business consistent with past practice;

(p) sell, transfer, lease to others or otherwise dispose of any of its properties or assets having a fair market value in the aggregate in excess of $25,000, except in the ordinary course of business consistent with past practice;

(q) cancel, compromise or waive any material debt or claim;

(r) make any loan or advance to any Person other than travel and other similar routine advances in the ordinary course of business consistent with past practice, or acquire any capital stock or other securities of any other corporation or any ownership interest in any other business enterprise;

(s) make any capital expenditure or capital addition or betterment in amounts which exceed $25,000 in the aggregate, except as contemplated in capital budgets in effect on the date of this Agreement;

(t) change its method of accounting or the accounting principles or practices utilized in the preparation of the Financial Statements, other than as required by GAAP;

(u) institute or settle any litigation or any legal, administrative or arbitration action or proceeding before any Governmental Authority relating to it or its property;

(v) except in the ordinary course of business consistent with past practice, commit to provide services for an indefinite period or a period of more than twelve months; or

(w) make any tax election inconsistent with past practice or settle or compromise any material Tax liability, except to discharge any Tax liabilities set forth in Section 4.6 of the Disclosure Schedule.

(x) enter into any Contract that would have been required to be disclosed

(y) pursuant to Section 4.16 if it had existed on the date hereof; or

(z) enter into any commitment to do any of the foregoing.

6.3	COMPLETION OF AUDIT; FINANCIAL COVENANTS

The Company shall deliver to Diva true, correct and complete copies of the following Company Financial Statements not later than two days prior to Closing:

(a) Consolidated balance sheets, consolidated statements of income, stockholders’ equity and cash flows of the Company, audited by KPMG, LLP for the periods ended February 28, 2003 and February 29, 2004;

(b) Unaudited consolidated balance sheets, consolidated statements of income, stockholders’ equity and cash flows of the Company dated as of May 28, 2004.

(c) Unaudited proforma balance sheets reflecting the Surviving Corporation immediately following the Closing of this Transaction.

(d) Projected monthly cash flow statements of the Surviving Company for a period of twelve (12) months following the Closing.

The Company Financial Statements shall show the following:

a) As of May 28, 2004, net tangible assets of no less than $3,000,000, accounts payable (prior to any conversion of accounts payable pursuant to Sec. 3.3, above) not to exceed $13,300,000, net accounts receivable of no less than $2,900,000 (collectible within 180 days) and $10,000,000 in good and usable inventory; provided, that the accounts receivable and inventory balances contained in the unaudited balance sheets shall be subject to change due to ongoing business operations prior to Closing;

(e) Net sales in excess of $39,600,000 in each of the Company’s 2003 and 2004 fiscal years;

(f) Net sales in excess of $6,000,000 and pretax income in excess of $347,000 for the three months ending May 28, 2004

(g) As of May 28, 2004, no debt other than trade payables shown in the Company Financial Statements, a $389,000 letter of credit and approximately $700,000 in factored invoices.

The Company Financial Statements (i) shall have been prepared from the books and records of the Company in accordance with GAAP, (ii) fully reflect all liabilities and contingent liabilities of the Company required to be reflected therein on such basis as at the date thereof, and (iii) fairly present in all material respects the consolidated financial position of the Company as of the dates of the balance sheets included in the Company Financial Statements and the consolidated results of its operations and cash flows for the periods indicated

6.4	CERTAIN FILINGS

The Company agrees to cooperate with Diva with respect to all filings with regulatory authorities that are required to be made by the Diva to carry out the transactions contemplated by this Agreement, including the timely filing of the Notice and FIRPTA certificate as set forth in Section 8.11, with the IRS pursuant to Treasury Regulation section 1.897-2(h) (2) and the preparation and filing of any proxy statement or information statement with the SEC.

6.5	CONSENTS AND APPROVALS

The Company shall use its reasonable best efforts to obtain as promptly as practicable all consents, authorizations, approvals and waivers required in connection with the consummation of the transactions contemplated by this Agreement, including but not limited to the approval by its Board of Directors and its shareholders to the Exchange.

6.6	BEST EFFORTS TO SATISFY CONDITIONS

The Company shall use its reasonable best efforts to cooperate with Diva for purposes of satisfying the conditions set forth in Sections 8 and 9 that are within its control.

6.7	NOTIFICATION OF CERTAIN MATTERS

From the date hereof until the Closing, the Company shall promptly notify Diva of (a) the occurrence or non-occurrence of any fact or event of which the Company has knowledge which would be reasonably likely (i) to cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date or (ii) to cause any covenant, condition or agreement of the Company in this Agreement not to be complied with or satisfied in any material respect and (b) any failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; PROVIDED, HOWEVER, that no such notification shall affect the other representations or warranties of the Company, or the right of Diva to rely thereon, or the conditions to the obligations of Diva. The Company shall give prompt notice to Diva of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

7. COVENANTS OF DIVA

Diva, hereby, covenants and agrees as follows:

7.1	CERTAIN FILINGS

Diva agrees to make or cause to be made all filings with regulatory authorities that are required to be made by Diva or its Affiliates to carry out the transactions contemplated by this Agreement, including but not limited to any proxy statement or information statement with the SEC.

7.2	NORMAL COURSE

From the date hereof until the Closing, Diva will: (a) maintain its corporate existence in good standing; (b) maintain the general character of its business; (c) use all reasonable best efforts to maintain in effect all of its presently existing insurance coverage (or substantially equivalent insurance coverage), preserve its business organization substantially intact, keep the services of its present principal employees and preserve its present business relationships with its material suppliers and clients; (d) permit the Company, its accountants, its legal counsel and its other representatives full access to its management, minute books and stock transfer records, other books and records, Contracts, properties and operations at all reasonable times and upon reasonable notice; and (e) in all respects conduct its business in the usual and ordinary manner consistent with past practice and perform in all material respects all Contracts with banks, clients, suppliers, employees and others.

7.3	CONDUCT OF BUSINESS

Without limiting the provisions of Section 7.1, from the date hereof until the Closing, Diva will not, without the prior written consent of the Company, which consent shall not be unreasonably withheld:

(a) amend or otherwise modify its Organizational Documents except in accordance with the terms of this agreement;

(b) issue or sell or authorize for issuance or sale, or grant any options or make other agreements with respect to, any shares of its capital stock or Convertible Securities, or alter any term of any of its outstanding securities or make any change in its outstanding shares of capital stock, Convertible Securities or other ownership interests or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

(c) mortgage, pledge or grant any security interest in any of its assets, except security interests solely in tangible personal property granted pursuant to any purchase money agreement, conditional sales contract or capital lease under which there exists an aggregate future liability not in excess of $25,000 (which amount is not more than the purchase price for such personal property and which security interest does not extend to any other item or items of personal property);

(d) declare, set aside, make or pay any dividend or other distribution to any

(e) stockholder with respect to its capital stock;

(f) redeem, purchase or otherwise acquire, directly or indirectly, any capital stock;

(g) increase the bonus, salary or other compensation of any of its employees who hold management positions or any director or consultant, except for increases in the ordinary course of business, consistent with past practice;

(h) adopt or (except as otherwise required by law) amend any employee benefit

(i) plan or severance plan or enter into any collective bargaining agreement;

(j) terminate or modify any Contract, except for terminations of Contracts upon

(k) their expiration during such period in accordance with their terms;

(l) incur or assume any indebtedness for borrowed money or guarantee any obligation or the net worth (either directly or through a “take-or-pay” or “keepwell” agreement) of any Person in an aggregate amount in excess of $25,000, except for endorsements of negotiable instruments for collection in the ordinary course of business;

(m) discharge or satisfy any Encumbrance other than those which are required to be discharged or satisfied during such period in accordance with their original terms;

(n) pay any material obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except for any current liabilities, and the current portion of any long term liabilities, shown on the Financial Statements (or not required as of the date thereof to be shown thereon in accordance with GAAP) or incurred in the ordinary course of business consistent with past practice;

(o) With the exception of the sale of its holdings of Diva Florida in accordance with Sec. 7.8 below, sell, transfer, lease to others or otherwise dispose of any of its properties or assets having a fair market value in the aggregate in excess of $25,000, except in the ordinary course of business consistent with past practice;

(p) cancel, compromise or waive any material debt or claim;

(q) make any loan or advance to any Person other than travel and other similar routine advances in the ordinary course of business consistent with past practice, or acquire any capital stock or other securities of any other corporation or any ownership interest in any other business enterprise;

(r) make any capital expenditure or capital addition or betterment in amounts which exceed $25,000 in the aggregate, except as contemplated in capital budgets in effect on the date of this Agreement;

(s) change its method of accounting or the accounting principles or practices utilized in the preparation of the Financial Statements, other than as required by GAAP;

(t) institute or settle any litigation or any legal, administrative or arbitration action or proceeding before any Governmental Authority relating to it or its property;

(u) except in the ordinary course of business consistent with past practice, commit to provide services for an indefinite period or a period of more than twelve months; or

(v) make any tax election inconsistent with past practice or settle or compromise any material Tax liability, except to discharge any Tax liabilities set forth in Section 4.6 of the Disclosure Schedule.

(w) enter into any Contract that would have been required to be disclosed pursuant to Section 4.16 if it had existed on the date hereof; or

(x) enter into any commitment to do any of the foregoing.

7.4	PREPARATION OF THE INFORMATION STATEMENT

Within 14 days following the execution of this Agreement, the Surviving Corporation and its Officers shall prepare and file with the SEC an information statement meeting the requirements of Section 14C under the Exchange Act relating to (i) the adoption of this Agreement and the approval of the Exchange and the other transactions contemplated hereby; (ii) approval of an amendment to Diva’s Certificate of Incorporation increasing the authorized common stock of Diva from 20,000,000 to 100,000,000 shares of common stock; (iii) approval of the designation of Series D, Series E and Series F Convertible Preferred Stock and authorization to file a Statement of Designation with respect to each such Series with the Secretary of State of Delaware; (iv) approval of the declaration of a dividend to its shareholders comprising all of the issued and outstanding shares of Prima EastWest Model Management, Inc.(v) approval of the exchange of 4,934,000 shares of Diva Common Stock for all of the outstanding shares of Diva Florida and (vi) approval of the change of Diva’s name to IGIA, Inc.

(a) Diva shall use its best efforts to respond to all SEC comments with respect to the Information Statement and to cause the Information Statement to be mailed to Diva’s stockholders at the earliest practicable date. Diva shall promptly notify Company of the receipt of any SEC comments or any request from the SEC for amendments or supplements to the Information Statement and shall promptly provide the Company with copies of all correspondence between it and its representatives, on the one hand, and the SEC and its staff, on the other hand.

(b) Notwithstanding the foregoing, prior to filing or mailing the Information Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, Diva (i) shall provide the Company with a reasonable opportunity to review and comment on such document or response, (ii) shall include in such document or response all comments reasonably proposed by Company, and (iii) shall not file or mail such document or respond to the SEC prior to receiving approval of Company, which approval shall not be unreasonably withheld or delayed.

(c) Diva shall ensure that the Information Statement does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statement made, under the circumstances under which it is made, not misleading. If at any time prior to the Closing any event or information should be discovered by the Company that should be set forth in an amendment or a supplement to the Information Statement, the Company shall promptly inform Diva of such discovery.

(d) Diva shall use its reasonable best efforts to obtain the requisite approval of the stockholders of Diva, which approval shall be in accordance with the applicable requirements of the DGCL and the Organizational Documents of the Diva, to enable the Exchange and the other transactions contemplated hereby to be effective on the Closing Date (determined without regard to the condition to closing in the first sentence of Section 8.8) by obtaining the written consent of a majority of the stockholders of Diva Common Stock as promptly as practicable after the date hereof, but in no event later than May 28, 2004.

7.5	CERTAIN FILINGS

Diva agrees to cooperate with the Company with respect to all filings with regulatory authorities that are required to be made by the Company to carry out the transactions contemplated by this Agreement, including the timely filing of the Notice and FIRPTA certificate as set forth in Section 8.11, with the IRS pursuant to Treasury Regulation section 1.897-2(h)(2).

7.6	CONSENTS AND APPROVALS

Diva shall use its reasonable best efforts to obtain as promptly as practicable all consents, authorizations, approvals and waivers required in connection with the consummation of the transactions contemplated by this Agreement, including but not limited to the approval of its Board of Directors and its Stockholders to the Exchange and to the Amendment of the Bylaws and to the amendment of the Certificate of Incorporation of Diva.

7.7	AMENDMENT OF BY LAWS AND OF CERTIFICATE OF INCORPORATION

Prior to the Closing, Diva shall cause its By Laws and its Certificate of Incorporation each to be amended to the form set forth in Exhibit A and Exhibit B hereto, respectively.

7.8	SPIN OFF OR SALE OF SUBSIDIARIES

Prior to the Closing, Diva shall spin off or sell, or enter agreements to Spin off or sell, Diva Florida on terms reasonably satisfactory to the Company, in a transaction in which the purchaser or transferee of such subsidiaries shall indemnify and hold harmless Diva and the Surviving Corporation from any and all liabilities arising out of the business or operations of such subsidiaries and/or the transaction transferring the ownership thereof to a third party.

7.9	BEST EFFORTS TO SATISFY CONDITIONS

Diva shall use its reasonable best efforts to cooperate with the Company for purposes of satisfying the conditions set forth in Sections 8 and 9 that are within its control.

7.10	INTERCOMPANY PAYMENTS

All outstanding liabilities of Diva, including, but not limited to, loans, payables and other amounts due to or from Diva and its Affiliates as listed in Section 6.7 of the Disclosure Schedule, shall be paid in full, written off or adjusted to zero balances at or prior to the Closing.

7.11	NOTIFICATION OF CERTAIN MATTERS

From the date hereof until the Closing, Diva shall promptly notify the Company of (a) the occurrence or non-occurrence of any fact or event of which Diva has knowledge which would be reasonably likely (i) to cause any representation or warranty of Diva contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date or (ii) to cause any covenant, condition or agreement of Diva in this Agreement not to be complied with or satisfied in any material respect and (b) any failure of Diva to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; PROVIDED, HOWEVER, that no such notification shall affect the other representations or warranties of the Company, or the right of Diva to rely thereon, or the conditions to the obligations of Diva. The Company shall give prompt notice to Diva of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

7.12	NO SOLICITATION

(a) Diva, its Affiliates and their respective officers, directors, employees, representatives and agents shall immediately terminate any discussions or negotiations with any third party concerning an Acquisition Offer. Diva and its Affiliates shall not, directly or indirectly, through any officer, director, employee, stockholder, financial advisor, attorney, representative, subsidiary or agent of such Person (i) take any action to solicit, initiate, facilitate, continue or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock or other securities (including by way of a tender offer) or similar transaction involving Diva or any of its Subsidiaries, (except with respect to the spin off or sale thereof prior to the Closing) other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to as an “ACQUISITION OFFER”), (ii) engage in discussions or negotiations (whether such discussions or negotiations are initiated by Diva, such other Person or otherwise) concerning, or provide any non-public information to any Person relating to, any possible Acquisition Offer, or (iii) agree to, enter into a letter of intent or similar document or recommend any Acquisition Offer; PROVIDED, HOWEVER, that nothing contained in this Agreement shall prevent Diva, or its Board of Directors, to the extent such Board of Directors determines, in good faith and on a reasonable basis by a majority vote (after consultation with independent legal advisors), that such Board of Directors’ fiduciary duties under applicable law require it to do so, from (A) furnishing non-public information to, or entering into discussions or negotiations with, any Person in connection with an unsolicited, bona fide, written Acquisition Offer by such Person or recommending an unsolicited, bona fide, written Acquisition Offer by such Person to the stockholders of Diva, if and only to the extent that (1) the Board of Directors of Diva determines in good faith and on a reasonable basis by majority vote (after consultation with independent financial and legal advisors) that such Acquisition Offer is reasonably capable of being completed on the terms proposed and would, if consummated, result in a transaction more favorable to Diva’s stockholders from a financial point of view than the Exchange and the other transactions contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a “SUPERIOR PROPOSAL”) and the Board of Directors of Diva determines in good faith and on a reasonable basis by majority vote (after consultation with independent legal advisors) that such action is necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law and (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such Person, (x) such Board of Directors receives form such Person an executed confidentiality agreement, (y) such non-public information has been previously delivered to Diva, and (z) Diva advises the Company in writing of such disclosure or discussions or negotiations, including the Person to whom disclosed or with whom discussions or negotiations will occur; or (B) complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to an Acquisition Offer. Diva shall use its best efforts to ensure that the officers, directors, and Affiliates of Diva and its subsidiaries and any investment banker or other financial advisor or representative retained by Diva or any of its subsidiaries are aware of the restrictions described in this Section 7.12 Without limiting the foregoing, it is understood that any violations of the restrictions set forth in this Section 7.12 by any officer, director, employee, financial advisor, attorney, representative, subsidiary, agent or Affiliate of the Company, when acting on behalf of Diva or any of its subsidiaries, shall be deemed to be a breach of this Section 7.10 by Diva.

(b) Diva shall notify the Company immediately after receipt by Diva (or its advisors) of any Acquisition Offer or any request for non-public information in connection with an Acquisition Offer or for access to the properties, books or records of Diva or any of its subsidiaries by any Person that informs such party that it is considering making, or has made, an Acquisition Offer. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the Person and the terms and conditions of such proposal, inquiry or contact. Diva shall continue to keep the Company informed, on a current basis, of the status of any such discussions or negotiations and the terms being discussed or negotiated.

(c) In addition to the foregoing, Diva shall not accept or enter into any agreement, letter of intent or similar document concerning an Acquisition Offer for a period of not less than seventy-two (72) hours after Diva’s receipt of a notice of the material terms of such Acquisition Offer and the identity of the Person making such Acquisition Offer, and during such seventy-two (72) hour period Diva shall negotiate with the Company in good faith any proposal submitted to Diva by the Company which addresses such Acquisition Offer.

7.13	TERMINATION OF STOCK OPTIONS

Diva shall obtain the written consent or agreement of each holder of options to purchase capital stock of Diva. Each such holder shall agree that all such stock options shall terminate as of the Closing Date at no cost or expense to Diva, and that Diva shall thereafter have no further obligation or liability whatsoever to such holder in respect of any such options.

8. CONDITIONS TO OBLIGATIONS OF DIVA

The obligations of Diva under this Agreement to consummate the Exchange shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any of which may be waived by Diva in its sole discretion:

8.1	REPRESENTATIONS AND WARRANTIES

The representations and warranties of the Company contained in this Agreement or in the Company Disclosure Schedule or any certificate delivered pursuant hereto which are not qualified as to materiality shall be complete and correct in all material respects as of the date when made, shall be deemed repeated at and as of the Closing Date as if made on the Closing Date and, shall then be complete and correct in all material respects (except that representations made as of a specific date shall be required to be true as of such date only). The representations and warranties of the Company contained in this Agreement or in the Company Disclosure Schedule or any certificate delivered pursuant hereto which are qualified as to materiality shall be complete and correct as of the date when made, shall be deemed repeated at and as of the Closing Date as if made on the Closing Date and shall then be complete and correct in all respects (except that representations made as of a specific date shall be required to be true as of such date only).

8.2	PERFORMANCE OF COVENANTS

The Company shall have performed and complied in all material respects with each covenant, agreement and condition required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

8.3	LACK OF ADVERSE CHANGE

There shall not have occurred any event or circumstance which, individually or in the aggregate, has had or may result in a Material Adverse Effect, including the loss of significant business from any of clients of the Company or the loss of any significant clients of the Company.

8.4	UPDATE CERTIFICATE

Diva shall have received favorable certificates, dated the Closing Date, signed by the president and chief executive officer of the Company as to the matters set forth in Sections 8.1, 8.2 and 8.3.

8.5	NO PROCEEDING

No order of any Governmental Authority shall be in effect that restrains or prohibits any transaction contemplated hereby or that would limit or affect the Surviving Corporation’s ownership or operation of the business of the Company; no Proceeding by any Governmental Authority or any other Person shall be pending or threatened against Diva, or the Company that challenges the validity or legality, or that seeks to restrain the consummation, of the transactions contemplated hereby or that seeks to limit or otherwise affect Diva, or the Company’s right to own or operate the business of the Company; and no written advice shall have been received by Diva, or the Company or by any of their respective counsel from any Governmental Authority, and remain in effect, stating that a Proceeding will, if the Exchange is consummated or sought to be consummated, be filed seeking to invalidate or restrain the Exchange or limit or otherwise affect Diva’s ownership or operation of the business of the Company.

8.6	APPROVALS AND CONSENTS

All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company for the authorization, execution and delivery of this Agreement, the consummation by it of the transactions contemplated hereby and the continuation in full force and effect of any and all material rights, documents, agreements or instruments of the Company shall have been obtained and made by the Company, except where the failure to receive such consents, waivers, approvals, authorizations or orders would not reasonably be expected to have a Material Adverse Effect.

8.7	STOCKHOLDER APPROVAL

This Agreement shall have been duly adopted at or prior to the Effective Time by the requisite vote of the holders of Company Common Stock entitled to vote thereon.

8.8	FIRPTA CERTIFICATE

Diva shall have received from the Company an executed copy of a certification and notice, meeting the requirements of Sections 897 and 1445 of the Code and the treasury regulations promulgated thereunder, substantially in the form attached hereto as EXHIBIT 8.11, dated as of the Closing Date, that the Company has not been a United States real property holding corporation at any time during the five year period prior to the Closing Date, and the stock of the Company is not a United States real property interest.

9.	CONDITIONS TO OBLIGATIONS OF THE COMPANY

The obligations of the Company under this Agreement to consummate the Exchange shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any of which may be waived by the Company in its sole discretion:

9.1	REPRESENTATIONS AND WARRANTIES

The representations and warranties of Diva and its Subsidiaries contained in this Agreement or in the Disclosure Schedule or any certificate delivered pursuant hereto which are not qualified as to materiality shall be complete and correct as of the date when made in all material respects, shall be deemed repeated at and as of the Closing Date as if made on the Closing Date and, shall then be complete and correct in all material respects (except that representations made as of a specific date shall be required to be true as of such date only). The representations and warranties of Diva and its Subsidiaries contained in this Agreement or in the Disclosure Schedule or any certificate delivered pursuant hereto which are qualified as to materiality shall be complete and correct as of the date when made, shall be deemed repeated at and as of the Closing Date as if made on the Closing Date and shall then be complete and correct in all respects (except that representations made as of a specific date shall be required to be true as of such date only).

9.2	PERFORMANCE OF COVENANTS

Diva shall have performed and complied in all material respects with each covenant, agreement and condition required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

9.3	LACK OF ADVERSE CHANGE

There shall not have occurred any event or circumstance which, individually or in the aggregate, has had or may result in a Material Adverse Effect, including the loss of significant business from any of clients of Diva or any of its Subsidiaries or the loss of any significant clients of Diva or any of its Subsidiaries.

9.4	UPDATE CERTIFICATE

The Company shall have received favorable certificates, dated the Closing Date, signed by the president and chief executive officer of Diva as to the matters reasonably requested by the Company.

9.5	NO PROCEEDING; NO LITIGATION

No order of any Governmental Authority shall be in effect that restrains or prohibits any transaction contemplated hereby or that would limit or affect the Surviving Corporation’s ownership or operation of the business of Diva; no Proceeding by any Governmental Authority or any other Person shall be pending or threatened against Diva, that challenges the validity or legality, or that seeks to restrain the consummation, of the transactions contemplated hereby or that seeks to limit or otherwise affect Diva’s right to own or operate the business of Diva; and no written advice shall have been received by Diva or by its counsel from any Governmental Authority, and remain in effect, stating that a Proceeding will, if the Exchange is consummated or sought to be consummated, be filed seeking to invalidate or restrain the Exchange or limit or otherwise affect the Company’s ownership or operation of the business of Diva. There shall exist no litigation against Diva and none shall have been threatened

9.6	APPROVALS AND CONSENTS

All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Diva for the authorization, execution and delivery of this Agreement, the consummation by it of the transactions contemplated hereby and the continuation in full force and effect of any and all material rights, documents, agreements or instruments of Diva shall have been obtained and made by Diva, except where the failure to receive such consents, waivers, approvals, authorizations or orders would not reasonably be expected to have a Material Adverse Effect.

9.7	STOCKHOLDER APPROVAL; DISSENTERS

This Agreement shall have been duly adopted at or prior to the Effective Time by the requisite vote of the holders of Diva’s Common Stock entitled to vote thereon.

9.8	RESIGNATIONS

Company shall have received form the Diva the resignations of all officers and directors of the Diva from their positions with the Diva

9.9	FIRPTA CERTIFICATE

The Company shall have received from Diva an executed copy of a certification and notice, meeting the requirements of Sections 897 and 1445 of the Code and the treasury regulations promulgated thereunder, substantially in the form attached hereto as EXHIBIT 8.11, dated as of the Closing Date, that Diva has not been a United States real property holding corporation at any time during the five year period prior to the Closing Date, and the stock of the Company is not a United States real property interest.

9.10	LIABILITIES AND PREFERRED STOCK.

At the Closing, Diva shall have no liabilities other than as disclosed in this Agreement and specifically approved by the Company. All shares of Diva Preferred Stock, other than (i) 100 shares of Series A Redeemable Convertible Preferred Stock and (ii) 251,000 shares of Series E Redeemable Convertible Preferred Stock. The Series E Redeemable Convertible Preferred Stock shall be subject to automatic conversion to Common Stock of the Surviving Corporation upon Diva shareholder approval of the increased in Diva’s authorized Common Shares to 100,000,000.

9.11	NO PROCEEDING

No order of any Governmental Authority shall be in effect that restrains or prohibits the Exchange; and no written advice shall have been received by Diva, or the Company or by any of their respective counsel from any Governmental Authority, and remain in effect, stating that a Proceeding will, if the Exchange is consummated or sought to be consummated, be filed seeking to invalidate or restrain the Exchange.

9.12	SPIN OFF OF SUBSIDARIES.

Prior to the Closing, Diva shall spin off or sell, or enter agreements to Spin off or sell, Diva Florida on terms reasonably satisfactory to the Company, in a transaction in which the purchaser or transferee of such subsidiaries shall indemnify and hold harmless Diva and the Surviving Corporation from any and all liabilities arising out of the business or operations of such subsidiaries and/or the transaction transferring the ownership thereof to a third party.

9.13	CHANGE OF NAME

Effective at the closing the name of Diva shall be changed to IGIA, Inc.

10.	TERMINATION

10.1	TERMINATION OF AGREEMENT

This Agreement may be terminated:

(a) At any time prior to the Effective Time, by mutual consent of Diva and the Company.

(b) By Diva or the Company if the Effective Time shall not have occurred by June 2, 2004, unless such failure shall be due to a material breach of any representation or warranty, or the nonfulfillment in a material respect, and failure to cure such nonfulfillment within five (5) Business Days following receipt by such party of notice of such breach or nonfulfillment, of any covenant or agreement contained herein on the part of the party or parties seeking to terminate this Agreement.

(c) By Diva or the Company alone, by means of a written notice to the other, if there has been a material misrepresentation on the part of the other, or a material breach on the part of the other of any of its warranties, covenants or agreements set forth herein, or a material failure on the part of the other to comply with any of its other obligations hereunder. No such termination shall relieve any party of the consequences of any such misrepresentation, breach or failure.

(d) By either Diva or the Company if a Governmental Authority shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in any case, having the effect of permanently restraining, enjoining or otherwise prohibiting the Exchange.

(e) By either Diva or the Company if the requisite vote of the stockholders of the Company or Diva, in favor of the Exchange shall not have been obtained; PROVIDED, THAT, the right to terminate this Agreement under this Section 10.1(e) shall not be available to the Company or Diva, as the case may be where the failure to obtain such stockholder approval shall have been caused by the action or failure to act of the Company or Diva, as the case may be and such action or failure to act constitutes a material breach by the Company or Diva of this Agreement.

(f) By Diva if it proposes to accept a Superior Proposal; PROVIDED, THAT, simultaneously with such termination Diva complies with Section 10.3(a).

(g) By Diva if the Board of Directors of Diva shall have withdrawn or modified its approval or recommendation of the Exchange or the adoption of this Agreement.

10.2	EFFECT OF TERMINATION

In the event of termination of this Agreement as provided in Section 10.1, this Agreement shall forthwith become void, the Exchange shall be abandoned and there shall be no liability or obligation on the part of Diva or the Company or their respective officers, directors, stockholders or Affiliates, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement or in the Disclosure Schedule (in which case the non-breaching party may seek any and all remedies available to it under applicable law); PROVIDED, THAT, the provision of Sections 12.1, 12.2, 12.3, 12.4 and 12.11 and this Section 10.2 shall remain in full force and effect and survive any termination of this Agreement.

11.	INDEMNIFICATION OF DIRECTORS, OFFICERS AND STOCKHOLDERS

11.1	RIGHT TO INDEMNIFICATION

The Surviving Corporation shall indemnify present and former directors, officers and employees of the Surviving Corporation and Diva to the maximum degree permitted by the laws of the State of Delaware, including reasonable costs of counsel of the party’s choosing. The Surviving Corporation shall indemnify present and former directors, officers and employees of the Company and Diva to the maximum degree permitted by the laws of the State of Delaware. The Bylaws and Certificate of

Incorporation of the Surviving Corporation shall contain provisions with respect to indemnification of present and former directors, officers and employees of the Company and Diva to the maximum degree permitted by the laws of the State of Delaware, which provisions shall not be amended, repealed or otherwise modified for a period of three (3) years from the Effective Time in any manner that would adversely affect the rights thereunder as of the Effective Time of individuals who at the Effective Time are present or former directors, officers or employees of the Company, unless such modification is required after the Effective Time by applicable law.

11.2	INSURANCE

For a period of three (3) years after the Effective Time, the Surviving Corporation shall use commercially reasonable efforts to cause to be maintained in effect directors and officers liability insurance covering those persons who are on the date hereof covered by directors and officers liability insurance policies maintained by the Company or by Diva on terms substantially similar to those applicable under such current policies with respect to claims arising from and related to facts or events which occurred at or before the Effective Time. Notwithstanding the foregoing, Diva may substitute therefore policies of substantially the same coverage containing terms and conditions which are no less advantageous, in any material respect, to the Indemnified Parties.

11.3	SUCCESSORS

In the event Diva, the Surviving Corporation or any successor to Diva or the Surviving Corporation (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties or assets to any Person, then, and in each case, proper provision shall be made so that the successors of the Diva or the Surviving Corporation honor the obligations of the Diva and the Surviving Corporation set forth in this Section 11.

11.4	SURVIVAL

The provisions of this Section 11 shall survive the Closing and expressly are intended to benefit each director, officer or employee of the Company contemplated by this Section 11.

12.	GENERAL PROVISIONS

12.1	EXPENSES

Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement, including all fees and expenses of agents, representatives, counsel and accountants.

12.2	PUBLIC ANNOUNCEMENTS

Any public announcement or similar publicity with respect to this Agreement, the Closing or the transactions contemplated hereby will be issued at such time and in such manner as Diva and the Company agree in writing and shall be made in accordance with Regulation FD promulgated by the

SEC. The Company and Diva will in good faith consult with each other concerning the means by which the Company’s employees, clients and suppliers and others having dealings with the Company will be informed of this Agreement, the Closing and the transactions contemplated hereby, and representatives of Diva may at its option be present for any such communication.

12.3	NOTICES

All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by fax (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and fax numbers set forth below (or to such other address, person’s attention or fax number as a party may designate by notice to the other parties given in accordance with this Section 12.3):

If to Diva:
Diva Entertainment, Inc.
C/o Que Management, Inc.
180 Varick Street
13th Floor
New York, NY 10014
Attention: Peter Zachariou

With copies to:

Robert Diener, Esq.
122 Ocean Park Blvd. #307
Santa Monica, CA 90405

Tel (310) 396-1691
Fax (310) 396-8608

If to the Company:

Tactica International Inc.
11 West 42nd Street – 7th Floor
New York, NY 10036
Attention: Avi Sivan, President

With a copy to:

Jenkens & Gilchrist Parker Chapin LLP
405 Lexington Avenue
New York, NY 10174
Attention: Henry I. Rothman, Esq.
Facsimile: (212) 704-6288

12.4	JURISDICTION; SERVICE OF PROCESS

Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of New York, County of New York or the United States District Court for the Southern District of New York, and each of the parties consent to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Service of process or any other papers in any such action or procedure may be made by registered or certified mail, return receipt requested, pursuant to the provisions of Section 12.3.

12.5	FURTHER ASSURANCES

The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

12.6	WAIVER

Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege.

12.7	ENTIRE AGREEMENT AND MODIFICATION

This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including any correspondence, written and oral among Diva, and the Company and constitutes (along with the documents referred to in this Agreement) the entire agreement among the parties with respect to its subject matter. This Agreement may not be amended, nor may any provision hereof or default hereunder be waived, except by a written agreement executed by the party to be charged with the amendment or waiver.

12.8	ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

No party may assign any of its rights under this Agreement without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement and the Persons contemplated by Article 11 any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

12.9	SEVERABILITY

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part will remain in full force and effect to the extent not held invalid or unenforceable.

12.10	SECTION HEADINGS, CONSTRUCTION

The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. In this Agreement (i) words denoting the singular include the plural and vice versa, (ii) “it” or “its” or words denoting any gender include all genders, (iii) the word “including” shall mean “including without limitation,” whether or not expressed, (iv) any reference to a law shall mean the statute and any rules and regulations thereunder in force as of the date of this Agreement or the Closing Date, as applicable, unless otherwise expressly provided, (v) any reference herein to a Section, Article, Schedule or Exhibit refers to a Section or Article of or a Schedule or Exhibit to this Agreement, unless otherwise stated, and (vi) when calculating the period of time within or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a Business Day, then the period shall end on the next day which is a Business Day. Each party acknowledges that it has been advised and represented by counsel in the negotiation, execution and delivery of this Agreement and accordingly agrees that if an ambiguity exists with respect to any provision of this Agreement, such provision shall not be construed against any party because such party or its representatives drafted such provision.

12.11	GOVERNING LAW

This Agreement will be governed by the internal laws of the State of New York without regard to principles of conflict of laws.

12.12	COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

DIVA ENTERTAINMENT, INC.

By:	/s/ Peter Zachariou
Name:	Peter Zachariou
Title:	President

TACTICA INTERNATIONAL, INC.

By:	/s/ Avi Sivan
Name:	Avi Sivan
Title:	Chief Executive Officer

STOCKHOLDERS

/s/ Avi Sivan
Avi Sivan

/s/ Prem Ramchandani
Prem Ramchandani

/s/ Avraham Ovadia
Avraham Ovadia

/s/ Shai Bar-lavi
Shai Bar-lavi

Exhibit B-1

Certificate of Amendment to Certificate of Incorporation

Exhibit B-1

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

DIVA ENTERTAINMENT, INC.

(a Delaware corporation)

(formerly QUASAR PROJECTS COMPANY)

DIVA ENTERTAINMENT, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware:

DOES HEREBY CERTIFY:

FIRST: The following resolutions have been unanimously adopted by the board of directors and a majority of the stockholders of the Corporation in accordance with Section 242 of the Delaware General Corporation Law for the purpose of amending the corporation’s Certificate of Incorporation. The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Article numbered “FIRST” so that, as amended, said Article shall be and read as follows:

FIRST: The name of the corporation is IGIA, Inc.

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Article numbered “FOURTH” so that, as amended, said Article shall be and read as follows:

FOURTH: The total number of shares of all classes which the corporation is authorized to have outstanding is One Hundred and One Million (101,000,000) shares of which stock One Hundred Million (100,000,000) shares in the par value of $.001 each, amounting in the aggregate to One Hundred Thousand Dollars ($100,000) shall be common stock and of which One Million (1,000,000) shares in the par value of $.001 each, amounting in the aggregate to One Thousand Dollars ($1,000) shall be preferred stock. The board of directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the authorized shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the board with respect to each series shall include, but not be limited to, determination of the following:

(a) The number of shares constituting that series and the distinctive designation of that series;

B-1-1

(b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

(d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions, and at different redemption dates;

(f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

(h) Any other relative rights, preferences and limitations of that series, unless otherwise provided by the certificate of determination.

SECOND: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Law of the State of Delaware.

IN WITNESS WHEREOF, DIVA ENTERTAINMENT, INC. has caused this certificate to be signed by its duly authorized officer, this 27th day of May, 2004

DIVA ENTERTAINMENT, INC.
A Delaware corporation

/s/ Peter C. Zachariou
Peter C. Zachariou, President

B-1-2

Exhibit B-2

Form of Certificate of Amendment to Certificate of Incorporation

Exhibit B-2

FORM OF

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

IGIA, INC.

(a Delaware corporation)

(formerly DIVA ENTERTAINMENT, INC.)

IGIA, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware:

DOES HEREBY CERTIFY:

FIRST: The following resolutions have been unanimously adopted by the board of directors and a majority of the stockholders of the Corporation in accordance with Section 242 of the Delaware General Corporation Law for the purpose of amending the corporation’s Certificate of Incorporation. The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Article numbered “FOURTH” so that, as amended, said Article shall be and read as follows:

FOURTH: The total number of shares of all classes which the corporation is authorized to have outstanding is Five Hundred and One Million (501,000,000) shares of which stock Five Hundred Million (500,000,000) shares in the par value of $.001 each, amounting in the aggregate to Five Hundred Thousand Dollars ($500,000) shall be common stock and of which One Million (1,000,000) shares in the par value of $.001 each, amounting in the aggregate to One Thousand Dollars ($1,000) shall be preferred stock. The board of directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the authorized shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the board with respect to each series shall include, but not be limited to, determination of the following:

(a) The number of shares constituting that series and the distinctive designation of that series;

B-2-1

(b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

(d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions, and at different redemption dates;

(f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

(h) Any other relative rights, preferences and limitations of that series, unless otherwise provided by the certificate of determination.

SECOND: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Law of the State of Delaware.

IN WITNESS WHEREOF, IGIA, INC. has caused this certificate to be signed by its duly authorized officer, this      day of             ,

IGIA, INC.
A Delaware corporation

Avi Sivan, Chief Executive Officer

B-2-2

Exhibit C

IGIA Form 10-KSB for

Period ended June 30, 2003

Exhibit C

U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-KSB

(Mark one)

☒	ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended June 30, 2003

OR

☐	TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

For the transition period from to

Commission File No. 0-23506

DIVA ENTERTAINMENT, INC.

(Name of small business issuer in its charter)

Delaware	33-0601498
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6100 Wilshire Boulevard, Suite 710, Los Angeles, California	90048
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number: (323) 692-1730

Securities registered under Section 12(b) of the Exchange Act:

None

Securities registered under Section 12(g) of the Exchange Act:

None

Check whether the issuer (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the Company was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  YES  ☒  NO  ☐

Check if disclosure of delinquent filers in response to Item 405 of Regulation S-B is not contained in this form, and no disclosure will be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. Not applicable

State the issuer’s revenues for its most recent fiscal year: $1,878,572.

The aggregate market value of the voting and non-voting equity held by non-affiliates is not determinable since the Company’s common stock has not heretofore been traded.

State the number of shares outstanding of the issuer’s classes of common equity, as of the latest practicable date: 5,498,800 shares of Common Stock, $0.001 par value per share, as of June 30, 2003.

Transitional Small Business Disclosure Format (check one):  YES  ☐  NO  ☒

PART I

Item 1.	Description of Business

Introduction

Diva Entertainment, Inc., a Delaware corporation (the “Company”), was incorporated in December 1992 in the State of Delaware under the name Quasar Projects Company. The Company was formed for the purpose of merging with or acquiring an operating company with operating history and assets. The Company’s intended primary activity was to seek companies with which to merge or to acquire. From its inception through April 28, 1999, the Company generated nominal revenues and, prior to April 28, 1999, the Company did not actively engage in business for at least one fiscal year.

Since April 28, 1999, the Company has been engaged in the business of owning, operating and managing talent management companies through its subsidiary Diva Entertainment, Inc., a Florida corporation (“Diva-Florida”), and its subsidiaries—Prima Eastwest Model Management, Inc., a California corporation (“Prima”), and Que Management Inc., a New York corporation (“Que”).

The Business

The Company is in the business of representing talent including professional fashion models, commercial actors and theatrical actors. The talent management business, including model management, is based upon obtaining talent and matching talent to clientele. Traditional modeling clientele include print and television advertising, and runway. Both male and female fashion models have a limited career span. Most professional models are aged between 18 and 25 years, although there is a limited market for child and mature models. As a result, the talent management business is characterized by continuous talent turnover, the need to discover new talent and the need to anticipate and adapt to changing consumer tastes.

Talent management fees are based on a percentage of the model’s fee, plus additional fees paid by the clientele. The Company’s over 5,000 clients include magazine publishing houses, designers, national retailers and catalogs including Elle Magazine, Talbot’s, Nordstroms, Banana Republic and Macy’s.

Marketing

The traditional markets for Prima and Que are in the field of print. This includes not only magazines such as Vanity Fair, Glamour, GQ, Mirabella, Cosmopolitan, Allure and Vogue; but also advertising agencies, catalogues; movie production companies such as Universal, Paramount and Warner Brothers; and general industry such as Calvin Klein, Levi’s, ABC Television, and the Gianni Versace organization.

Prima and Que advertise in trade journals used extensively by professionals seeking print modeling services. Furthermore, industry magazines and television have viewed Prima and Que as being high-profile, fast-growing boutique agencies. Prima and Que’s models have been widely seen on magazine covers. This creates a flow of new clients and new models. Prima and Que also rely on their reputations to attract clients and model talent.

Competition

Prima and Que both compete with the major world-wide model agencies, several of which are headquartered in New York. Each of Prima and Que also competes with many smaller regional firms. Management believes that because each of Prima and Que frequently works with a network of independent agencies when placing its models in other markets and conversely helps place other agencies’ models in the New York and Los Angeles markets, Prima and Que can compete with the major agencies on a world-wide basis.

While the New York market with the larger firms tends to attract the super models with its major European markets and larger fee income, Los Angeles on the other hand attracts models who are also seeking an entry into the entertainment industry. The entertainment industry dominates the Los Angeles market and Prima is thus able to provide agency services for models to both print and entertainment industry work.

Working as a team and having the expertise of the other in its particular region, Que and Prima are each able to operate more effectively and efficiently by coordinating many of the jobs between the two companies. This enhances their ability to compete with the major world-wide model agencies. Notwithstanding this, there can be no assurance that the Company can compete effectively in the future.

Customer and Talent Base

Prima has been in business for over ten years. Over that period, it has maintained a wide base of both customers and models. The client base is very diverse, ranging from department stores to record companies and movie production firms and is not linked solely to the geographic Los Angeles market. Que, although opened more recently on January 5, 1998, also has a similarly diverse client base.

Any talent management company must expand by increasing the talent that it has as part of its portfolio. Que and Prima have had and continue to have a foundation of existing talent, both male and female. The talent base is very diverse including models with different ethnic backgrounds and looks. Furthermore, Que and Prima operate a year-round scouting program with individual scouts traveling around the United States, Europe (both central and eastern) and South America in search of new talent.

Employees

At June 30, 2003, the Company had 15 employees. None of the employees is subject to any collective bargaining agreement. Prima and Que consider their relationships with their employees to be good.

Seasonality

The Company’s business is not affected by seasonality to any significant degree.

No Independent Audit Committee of Board of Directors

The Company does not have an independent Audit Committee of its Board of Directors. The entire Board of Directors functions as the Company’s Audit Committee. The Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) and applicable U.S. Securities and Exchange Commission Rules which implement the Sarbanes-Oxley Act impose certain standards on listed companies relative to the maintenance and operations of Board of Directors Audit Committees, including but not limited to the requirement that Audit Committees be appointed, that membership of such committees comprise only independent directors, that a financial professional be among the membership of such committee and that such committee be afforded an adequate operating budget and be able to employ independent professional advisors. The Sarbanes-Oxley Act also requires that the Audit Committee oversee the work of a company’s outside auditors and that the outside auditors be responsible to the Audit Committee.

At this time, the Company is not in compliance with the requirements of the Sarbanes-Oxley Act as they relate to independent Board of Directors Audit Committees. The Company believes that under Rules implemented by the U.S. Securities and Exchange Commission to implement these provisions of the Sarbanes-Oxley Act it is not required to comply with its requirements relating to the appointment of an Audit Committee of its Board of Directors and conforming with the enumerated standards and guidelines because the Company is not a “Listed Company” as defined therein. Notwithstanding, the Company may ultimately be determined to not be incompliance therewith and may therefore face penalties and restrictions on its operations until it comes into full compliance. Additionally, the Company’s failure to comply with the provisions of the Sarbanes-Oxley Act could preclude it from being listed on NASDAQ or any other stock exchanges until it can show that it is in compliance. The Company’s failure to be in compliance with the Sarbanes-Oxley Act could also present an impediment to a potential business combination where the target company intends that the Company apply for listing on NASDAQ or any other applicable stock exchanges.

Item 2.	Description of Property

Que leases 3,650 square feet of office space at 180 Varick Street, 13th Floor, New York, New York 10014, pursuant to a lease that expires on December 31, 2007. The rent for this space is approximately $8,750.00 per month for the calendar year 2003.

Prima leases offices at 6100 Wilshire Boulevard, Suite 710, Los Angeles, California 90048, consisting of 2,476 square feet. Prima leases the offices pursuant to a lease that expires on December 31, 2003 at a rent of $4,580.60 per month.

Item 3.	Legal Proceedings

The Company is a defendant in the matter of Laszlo Hajdu-Nemath vs. Peter Zachariou Beauty Scene Corp., Diva Entertainment, Inc. and ASD Group, Inc., Case No. 01-600815, in the Supreme Court of the State of New York, County of New York. In this action, the Plaintiff seeks damages for, among other things, the alleged breach of a consulting agreement between the Plaintiff and Peter Zachariou pursuant to which the Plaintiff was to provide consulting services to, among others, the Company. The Company has appealed the denial of a motion to dismiss the Complaint based upon documentary evidence and for failure to state a cause of action, and will continue to vigorously defend the action. At this stage of the litigation, the Company cannot estimate the range of the potential loss in the event the Company is unsuccessful in the defense of the action.

Que is a defendant in the matter of Amanda Masters, et al v. Wilhelmina Model Agency, et al, Case No. 02-CV-4911 (HB), in the United States District Court, Southern District of New York. The Plaintiffs seek to maintain this as a Class Action under Rule 23 of the Federal Rules of Civil Procedure. The Plaintiffs allege a per se restraint of trade or commerce in violation of the Sherman Antitrust Act, forefeiture and disgorgement of all fees paid to defendants received as a result of its alleged wrongful conduct, punitive and exemplary damages and accounting of all costs and expenses, pre-judgment and post-judgment interest, reasonable attorneys fees and costs and such other relief as the Court deems appropriate. Que was served with a Summons and Amended Complaint and is vigorously defending this action. Que has filed a Motion for Summary Judgment which is currently pending. At this stage of the litigation, the Company cannot estimate the range of the potential loss, if any, in the event Que is unsuccessful in the defense of this Action.

Prima is a defendant in the matter Albert Sweet v. Mikel J. Elliott et. al., Case no. 02U20467 in the Superior Court of California, County of Los Angeles. The Case was originally filed on January 30, 2003. Plaintiff’s initial Complaint was for unlawful detainer and money damages relating to the lease for a studio located in Los Angeles, California. Prima had been the original lessee under the Lease which was assigned to a third party in 1996. Notwithstanding the assignment, Prima remained a party to the Lease, subject to an indemnity agreement on the part of the assignees. Thereafter, the assignees allegedly defaulted on the Lease and the landlord commenced this action to recover possession of the studio and damages for unpaid rent. This matter is currently pending and is in the discovery phase. A trial date has not yet been set at this time. Given the indemnity agreement, Prima has left the primary defense of this matter to the assignee and there appears to be little likelihood that the action will result in any financial exposure to the Company.

Item 4.	Submission of Matters to a Vote of Security Holders

None.

PART II

Item 5.	Market for Common Equity and Related Stockholder Matters

As of this date, while the Company has a market maker who has established a bid price for the Company’s common stock on the OTC Bulletin Board, the Company’s common stock has yet to trade. No assurance can be made that there will ever be an active market in the Company’s common stock traded or listed on an exchange.

As of June 30, 2003, the Company had approximately 284 holders of record of its Common Stock.

The Company has not declared any cash dividends with respect to its Common Stock during the prior two years and does not anticipate paying cash dividends on its Common Stock in the foreseeable future. However, holders of the Company’s Series A and Series B Preferred Stock are entitled to receive cumulative preferential dividends which may be paid in cash or shares of the Company’s Common Stock. As described in the Company’s financial statements, if and when the Company’s Series A and Series B Preferred Stock are converted into Common Stock, there will be reflected a certain amount as deemed preferred dividends on the Company’s statement of operations.

Item 6.	Management’s Discussion and Analysis

Except for the historical information contained herein, the matters discussed in this item are forward looking statements involving risks and uncertainties that may cause actual results to materially differ. Those risks and uncertainties include but are not limited to economic, competitive, industry and market factors affecting the Company’s operations, markets, products, prices and other factors discussed in the Company’s filings with the SEC.

Results of Operations for Fiscal Years ended June 30, 2002 and June 30, 2003

The Company recognized a profit from operations of $17,000 for the year ended June 30, 2003 (“Fiscal 2003”) compared with a loss from operations of $365,000 for the year ended June 30, 2002 (“Fiscal 2002”). The improvement in operating result was due to a reduction of $467,000 in selling, general and administrative expenses (due primarily to reductions in staff and legal expenses) and a reduction of $51,000 in depreciation and amortization. The Company’s revenues decreased 6.7% to $1,877,000 in Fiscal 2003 as compared to $2,014,000 in Fiscal 2002. Selling, general and administrative expenses decreased to $1,796,000 in Fiscal 2003 as compared to $2,263,000 in Fiscal 2002. As a result, the Company’s net loss attributable to common stockholders is $357,000 lower in Fiscal 2003 ($107,000) compared with Fiscal 2002 ($462,000). Again, the improvement was due to a reduction in selling, general and administrative expenses, depreciation and amortization. During Fiscal 2002, part of the settlement of a litigation matter allowed the waiving of all past and future dividends for some of the Company’s Series A Preferred Stock which are issued and outstanding .

Prima’s sales for Fiscal 2003 were roughly unchanged from Fiscal 2002, $476,000 compared to $482,000 for Fiscal 2002. In Fiscal 2003, Prima selling, general and administrative expenses decreased to $490,000 compared to $623,000 for Fiscal 2002. As a result, the operating loss decreased to $14,000 in Fiscal 2003 from a loss of $183,000 in Fiscal 2002.

Que’s Fiscal 2003 sales decreased to $1,402,000 compared to $1,531,000 in Fiscal 2002, largely due to an overall slowdown in the industry. This was offset, however, by a reduction in selling, general and administrative expenses from $1,432,000 in Fiscal 2002 to $1,150,000 in Fiscal 2003. Thus, the operating profit in Fiscal 2003 of $253,000 reflected a significant increase over an operating profit of $26,000 in Fiscal 2002.

Trends and Uncertainties

Prima and Que each continue to seek to expand and increase their customer bases and operating revenues. In doing so it is probable that the Company’s administrative expenses and overhead are likely to increase in future periods. The continuation of obtaining additional types of business and markets is uncertain and the continued success of any of the Company’s new marketing strategies for generating revenue is uncertain.

Liquidity and Capital Resources

1. Liquidity

On June 30, 2003, the Company had a working capital deficit of $1,298,000 as compared to a working capital deficit of $1,209,000 on June 30, 2002. The increase in working capital deficit is primarily due to the increased accounts payable to talent and dividends payable. Accounts receivable increased from $456,000 in Fiscal 2002 to $727,000 in Fiscal 2003. The Company requires capital resources as the operating companies must pay their modeling talent soon after services are rendered. While the accounts receivable for these operating companies are generally due in 30 days, they are usually collected within 60 to 120 days.

2. Plan of Operations and Need for Additional Financing

The Company expects that the working capital cash requirements over the next 12 months will be generated from operations. The Company has no commitments for additional funding and no assurance can be given that it will obtain additional funding.

CRITICAL ACCOUNTING POLICIES

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts ofassets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. For example, unexpected changes in market conditions or a downturn in the economy could adversely affect actual results. Estimates are used in accounting for, among other things, inventory obsolescence, goodwill valuation, retail inventory method, legal liability, product warranty, depreciation, employee benefits, taxes, and contingencies. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the Financial Statements in the period they are determined to be necessary.

Item 7.	Financial Statements

The Financial Statements are attached to this Report.

PART III

Item 9.	Directors, Executive Officers, Promoters and Control Persons, Compliance with Section 16(a) of the Exchange Act

The following table sets forth certain information with respect to the Directors and Executive Officers of the Company.

Name	Age	Position

Peter Zachariou	42	President, Chairman of the Board and Treasurer

David Lean	58	Principal Accounting Officer, Acting Secretary and Director

Directors are elected at the annual meeting of stockholders and hold office until the following annual meeting and until their successors are elected and qualified. All Executive Officers serve at the discretion of the Board of Directors.

Peter Zachariou has been President and Chairman of the Board of Diva since April 1999. From 1998 through 2002, Mr. Zachariou was President and a Director of ASD Group, Inc., a public company which filed for protection from its creditors under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court. From October 2001 through April 2003, Mr. Zachariou was also a manager and member of Technology Outsource Solutions LLC, a New York limited liability company which purchased the assets of ASD and provided contract manufacturing and engineering services to original equipment manufacturers. From June 1995 through January 2000, Mr. Zachariou held various positions with J R Consulting, Inc. (“JRCI”), a public company now known as Providential Holdings, Inc. For at least the preceding five years, Mr. Zachariou has been a private investor.

David Lean has been the Principal Accounting Officer, Acting Secretary and a Director of the Company since April 1999. From August 1995 through January 2000 Mr. Lean also held various positions with JRCI. For at least the preceding five years, Mr. Lean has also been a managing Director of a United Kingdom subsidiary of a Canadian mining company. Mr. Lean is also a director of a publicly listed mining company in the UK.

The Company’s securities are not registered under Section 12(g) of the Exchange Act. Accordingly, the Directors and Executive Officers of the Company are not required to file reports under Section 16(a) of that Act.

Item 10.	Executive Compensation

No Director or Executive Officer of the Company received any cash compensation during the fiscal year ended June 30, 2003. Peter Zachariou and David Lean spend part time on the business of the Company.

All members of the Company’s Board of Directors, whether officers of the Company or not, may receive an amount yet to be determined annually for their participation in meetings of the Board and will be required to attend a minimum of four meetings per fiscal year. The Company reimburses all expenses for meeting attendance or out of pocket expenses connected directly with their Board participation.

Item 11.	Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of June 30, 2003, by each Director, Executive Officer and any person known to the Company to own beneficially more than 5% of the Company’s Common Stock and by all Directors and Executive Officers of the Company as a group.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent Owned (1)

Havilland Limited(1)	4,225,000	76.8%
180 Varick Street, 13th Floor
New York, New York 10014

Peter Zachariou(1)(2)	4,225,000	76.8%
180 Varick Street, 13th Floor
New York, New York 10014

(1) Does not include the shares of common stock issuable upon conversion of the Series B Redeemable Convertible Preferred Stock or the effect of the Option Agreement between Havilland Limited and Diva Entertainment, Inc. See “Certain Transactions”.

(2) Represents the shares held by Havilland Ltd. for which Peter Zachariou is deemed to the beneficial owner.

Item 12.	Certain Relationships and Related Transactions

Peter Zachariou, Chairman of the Board, President and Treasurer of the Company, and Havilland Limited, principal stockholder, have from time to time made cash advances to the Company. The advances are secured by liens on all of the Company’s assets and evidenced by a series of promissory notes which are payable on July 3, 2004. The advances by Peter Zachariou accrue interest at the rate of 3% per annum. The outstanding amounts of such advances as at June 30, 2002 and June 30, 2003 were $327,807 and 308,678 respectively.

On June 30, 2001, Havilland Limited entered into an agreement with JRCI, now known as Providential Holdings, Inc., whereby the 4,225,000 shares of common stock, 3,000 shares of Series B Redeemable Convertible Preferred Stock and the rights, title and interest in the Option Agreement owned by JRCI were exchanged for (i) the assignment to and assumption by Havilland of (A) the amounts due by JRCI to officers of the Company and (B) the amounts due to JRCI from the Company amounting to $94,843 and (ii) the return of 135,000 shares of common stock of JRCI owned by Havilland.

Item 13.	Exhibits and Reports on Form 8-K

(a) Exhibits

2.1	Agreement and Plan of Reorganization, dated December 30, 1999 between Registrant, Diva Entertainment, Inc., Diva Acquisition Corp. and J R Consulting, Inc. (1)

3.1	Certificate of Incorporation. (2)

3.2	By-laws. (2)

3.3	Amendment to Certificate of Incorporation changing name to Diva Entertainment, Inc. (1)

3.4	Certificate of Designation—Series A Convertible Preferred Stock. (3)

3.5	Certificate of Designation—Series B Redeemable Convertible Preferred Stock. (3)

3.6	Certificate of Designation—Series C Convertible Preferred Stock. (3)

21.1	List of subsidiaries. (3)

31.1	Certification Pursuant to Section 302 of Sarbanes-Oxley Act of 2002 (CEO)

31.2	Certification Pursuant to Section 302 of Sarbanes-Oxley Act of 2002 (CFO)

32	Certification Pursuant to Section 906 of Sarbanes-Oxley Act of 2002

(1) Incorporated by reference to the exhibit of same number filed with the Company’s Form 8-K dated April 28, 2000 and filed August 9, 2000.

(2) Incorporated by reference to the exhibit of same number filed with the Company’s Registration Statement on Form 10-SB, File No. 0-23506.

(3) Incorporated by reference to the exhibit of the same number filed with the Company’s Form 10-KSB for the year ended June 30, 2001 filed July 3, 2001.

(b) Form 8-K

None.

Item 13.	Controls and Procedures

(a)             Evaluation of disclosure controls and procedures.

Based on his evaluation of the Company’s disclosure controls and procedures (as defined in Rules 13a-14(c) and15(d)-14(c) under the Securities Exchange Act of 1934) as of a date within 90 days of the filing date of this Annual Report on Form 10-KSB, the Company’s chief executive officer concluded that the Company’s disclosure controls and procedures are (i) designed to ensure that information required to be disclosed by the Company in the reports that the Company files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and (ii) operating in an effective manner.

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the Company caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVA ENTERTAINMENT INC.

Date:	October 9, 2003	By:	/s/ PETER C. ZACHARIOU
Peter C. Zachariou, President

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ PETER C. ZACHARIOU Peter C. Zachariou	President/Principal Executive Officer	October 9, 2003

DAVID LEAN David Lean	Principal Accounting Officer and Director	October 9, 2003

Supplemental Information to be Furnished with Reports Filed Pursuant to

Section 15(d) of the Exchange Act by Non-Reporting Issuers.

No annual report or proxy material has been sent to security holders nor are such materials anticipated to be sent, with the exception of this Annual Report on Form 10-KSB.

INDEPENDENT AUDITORS’ REPORT

Stockholders

Diva Entertainment, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Diva Entertainment, Inc. and Subsidiaries (the “Company”) as of June 30, 2003, and the related consolidated statements of operations, stockholders’ deficiency and cash flows for the years ended June 30, 2003 and 2002. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and liquidation of liabilities in the ordinary course of business; however, currently such realization of assets and liquidation of liabilities are subject to significant uncertainties.

As shown in the accompanying financial statements, as of June 30, 2003, the Company’s current liabilities exceeded its current assets by $1,235,906 and its total liabilities exceeded its total assets by $1,544,584. These factors, among others, indicate that the Company may be unable to continue existence. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

The appropriateness of the Company to continue using the aforementioned basis of accounting is dependent upon, among other things, the ability to: (1) obtain profitability and positive cash flow from ongoing operations and (2) maintain and increase existing credit facilities or raise additional capital.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Diva Entertainment, Inc. and Subsidiaries as of June 30, 2003 and the results of their operations and their cash flows for each of the two years in the period ended June 30, 2003 in conformity with generally accepted accounting principles in the United States of America.

PARITZ & COMPANY, P.A.

Hackensack, New Jersey

October 9, 2003

Diva Entertainment, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEET

ASSETS

June 30, 2003
CURRENT ASSETS
Cash	$—
Accounts receivable—net of allowance for doubtful accounts of $100,000	727,273
Prepaid expenses and other current assets	6,480

Total current assets	733,753
PROPERTY AND EQUIPMENT, net of accumulated depreciation and amortization	23,770
OTHER ASSETS
Security deposits	38,418

Total other assets	38,418

Total assets	$795,941

The accompanying notes are an integral part of this statement.

Diva Entertainment, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEET

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

June 30, 2003
CURRENT LIABILITIES
Cash overdraft	$175,374
Accounts payable—talents	881,188
Accounts payable—other	118,142
Dividends payable	488,485
Accrued expenses and other current liabilities	273,815
Due to related party	94,843

Total current liabilities	2,031,847
OTHER LIABILITIES
Due to officer	308,678

Total liabilities	2,340,525
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ DEFICIENCY
Series A convertible preferred stock, $.001 par value; 502 shares issued and outstanding	1,004,000
Series B redeemable convertible preferred stock, $.001 par value; 3,000 shares issued and outstanding	3,000,000
Series C convertible preferred stock, $1,000 par value; 100 shares issued and outstanding	100,000
Common stock, $.001 par value; 5,498,800 shares issued and outstanding	5,498
Additional paid-in capital	50,425
Accumulated deficit	(5,704,507)

Total stockholders’ deficiency	(1,544,584)

Total liabilities and stockholders’ deficiency	$795,941

The accompanying notes are an integral part of this statement.

Diva Entertainment, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended June 30, 2003	Year ended June 30, 2002
Revenue
Management fees, net	$1,878,572	$2,013,855

Operating expenses
Selling, general and administrative expenses	1,795,915	2,262,724
Depreciation and amortization	65,337	115,900

Total operating expenses	1,861,252	2,378,624

Income (Loss) from operations	17,320	(364,769)

Other (expense)
Interest expense	(19,222)	(36,220)
Miscellaneous	(6,949)	—

Total other (expense)	(9,207)	(19,222)

Net income (loss)	$1,164	$(383,991)
Preferred stock dividends	(106,620)	(78,181)

(Loss) attributable to common stockholders	$(105,456)	$(462,172)

Basic and diluted (loss) per share	$(.02)	$(.08)

Weighted-average common stock outstanding	5,498,800	5,498,800

The accompanying notes are an integral part of these statements.

Diva Entertainment, Inc. and Subsidiaries

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIENCY

	Series A Preferred Stock		Series B Preferred Stock		Series C Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficiency
Balance—June 30, 2001	512.5	1,025,000	3,000	3,000,000	100	$100,000	5,498,800	5,498	50,425	(5,136,879)	(955,956)

Redeemed	(7.5)	(15,000)	—	—	—	—	—	—	—	—	(15,000)
Accrued Dividends on Preferred Stock										(78,181)	(78,181)
Net (loss) July 1, 2001 to June 30, 2002										(383,991)	(383,991)
Balance—June 30, 2002	505.0	1,010,000	3,000	3,000,000	100	$100,000	5,498,800	5,498	50,425	(5,599,051)	(1,433,128)

Redeemed	(3.0)	(6,000)	—	—	—	—	—	—	—	—	(6,000)
Accrued dividends on Preferred Stock	—	—	—	—	—	—	—	—	—	(106,620)	(106,620)
Net income July 1, 2002 through June 30, 2003	—	—	—	—	—	—	—	—	—	1,164	1,164

Balance—June 30, 2003	502.0	$1,004,000	3,000	$3,000,000	100	$100,000	5,498,800	$5,498	$50,425	$(5,704,507)	$(1,544,584)

The accompanying notes are an integral part of this statement.

Diva Entertainment, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended June 30, 2003	Year ended June 30, 2002
Cash flows from operating activities
Net income (loss)	$1,164	$(383,991)

Adjustments to reconcile net (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	65,337	115,900
Loss on disposal of equipment	—	3,452
(Increase) decrease in assets
Accounts receivable	(270,840)	217,796
Prepaid expenses and other current assets	71,992	(32,309)
Security deposits	5,220	(2,300)
Increase (decrease) in liabilities
Accounts payable—talent	128,694	272,862
Accounts payable—other	46,083	(49,645)
Accrued expenses and other current liabilities	(76,849)	(50,733)

Total adjustments	(30,363)	475,023

Net cash provided by (used in) operating activities	(29,199)	91,032

Cash flows from investing activities
Purchases of property and equipment	(28,773)	(7,489)
Advances to employees	—	1,191

Net cash (used in) investing activities	(28,773)	(6,298)

Cash flows from financing activities
Cash overdraft	68,949	(3,115)
Repayment of officers’ loans, net	(19,129)	(54,967)
Advances from related parties, net	—	2,500
Redemption of private placement offering, net	(6,000)	(15,000)

Net cash provided by (used in) financing activities	43,820	(70,582)

Net increase (decrease) in cash	(14,152)	14,152
Cash at beginning of period	14,152	—

Cash at end of period	$—	$14,152

Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$9,207	$19,222

The accompanying notes are an integral part of these statements.

Diva Entertainment, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2003 and 2002

NOTE A—COMPANY BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1. Company Background—Organization and Nature of Business and Liquidity

Diva Entertainment, Inc. (formerly known as Quasar Projects Company) (“Diva-Delaware” or the “Company”), which is primarily a holding company, was incorporated in the State of Delaware in December 1992.

Prima was incorporated in the State of California on January 29, 1996 and Que was incorporated in the State of New York on December 29, 1997. Prima and Que are in the business of providing management services to models and talents in the entertainment industry, primarily in California and New York.

Successful operations are subject to certain risks and uncertainties including, among others, all the problems, expenses, delays and other risks inherent in developing and expanding the Company’s client base, actual and potential competition by entities with greater financial resources, experience and market presence than the Company. Further risks and uncertainties relate to the ability of the Company to generate sufficient revenue and obtain financing and additional equity.

Losses from operations over the past several years have adversely affected the Company’s liquidity. The Company also plans to continue to expand its customer base and to reduce operating expenses. Although there can be no assurance that these measures will be successful, the Company believes that future operations will provide sufficient liquidity to fund current operations.

Diva Entertainment, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2003 and 2002 (continued)

2. Principles of Consolidation

The consolidated financial statements include the accounts of Diva-Delaware, Diva-Florida and Diva-Florida’s wholly-owned subsidiaries, Prima and Que, collectively referred to as the “Company”. All significant intercompany transactions have been eliminated in consolidation.

3. Revenue Recognition

The Company recognizes management revenue upon completion of the service by the model and talents.

4. Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization of property and equipment are computed on the straight-line and accelerated methods, in amounts sufficient to relate the cost of the depreciable assets to operations over their estimated service lives, which range from 5 to 7 years. The cost of leasehold improvements is amortized over the life of the lease or the estimated useful life of the improvements, whichever is less.

5. Use of Estimates in the Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company estimates an allowance for doubtful accounts based on the creditworthiness of its customers as well as general economic conditions. Consequently, an adverse change in those conditions could affect the Company’s estimate.

6. Fair Value of Financial Instruments

The carrying amounts of cash, accounts receivable, accounts payable and current debt and due to officer amounts approximate fair value, principally because of the short-term maturity of these items. Due to officers included in other liabilities is a stated amount based on the face amount borrowed from the officer; it is not practical to estimate its fair market value because the amount is due with a related party and to determine its fair value would require incurring excessive costs.

7. Impairment of long-lived assets

The Company accounts for the impairment of long-lived assets in accordance with SFAS No. 121 which requires that long-lived assets and identifiable intangibles held and used by a company be reviewed for possible impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable.

Diva Entertainment, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2003 and 2002 (continued)

8. Stock-Based Compensation

The Company has adopted the disclosure-only provision of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation,” which permits the Company to account for stock option grants in accordance with APB Opinion No. 25 (“APB No. 25”), “Accounting for Stock Issued to Employees.” Under APB No. 25, compensation expense is recorded when the exercise price of the Company’s employee stock option is less than the market price of the underlying stock at the date of grant. At June 30, 2003, there are no options issued and outstanding to employees.

9. Deferred Income Taxes

The Company accounts for deferred income taxes using Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS 109”). The statement requires that deferred income taxes reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their bases for financial reporting purposes. In addition, SFAS 109 requires the recognition of future tax benefits, such as net operating loss carryforwards. A valuation allowance related to deferred tax assets is recognized when, in management’s judgment, it is more likely than not that all, or a portion of such deferred assets, will not be realized.

10. Comprehensive Income

The Company records comprehensive income in accordance with Statement of Financial Accounting Standards No. 130 (“SFAS No. 130”), “Reporting Comprehensive Income.” SFAS No. 130 requires unrealised gains and losses in investments available for sale to be included in other comprehensive income. The components of comprehensive income and the effect on earnings for the year ended June 30, 2003 is detailed in the Company’s accompanying consolidated statement of stockholders’ equity. The assets relating to the balance in other comprehensive income were sold during the year ended June 30, 2003.

11. Earnings Per Share

Basic earnings per share amounts have been computed using the weighted-average number of common and common equivalent shares outstanding during each year. Diluted earnings per share amounts have been computed using the weighted-average number of common and common equivalent shares and the dilutive potential common outstanding during each year. For the year ended June 30, 2003, convertible preferred stock has been excluded from the calculation of diluted income (loss) per share as its effect would have been antidilutive. For the year ended June 30, 2003, convertible preferred stock has been excluded from the calculation of diluted income per share since the number of common shares the preferred stock is convertible into is not known, because the conversion is dependent on the market value of the common stock. At June 30, 2003, there is no determinable market value of the common stock, since it is not currently trading on any stock exchange.

Diva Entertainment, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2003 and 2002 (continued)

A reconciliation between basic and diluted earnings per share is as follows:

	Year ended June 30,
	2003	2002
Basic earnings per share
(Loss) applicable to common stockholders	$(105,456)	$(462,172)
Basic common shares	5,498,800	5,498,800
Basic (loss) per share	$(.02)	$(.08)
Diluted loss per share
(Loss) applicable to common stockholders	$(105,456)	$(462,172)
Basic common shares	5,498,800	5,498,800
Plus impact of convertible preferred stock	—	—
Diluted common shares	5,498,800	5,498,800
Diluted loss per share	$(.02)	$(.08)

NOTE B—PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

Amount
Office equipment and fixtures	$286,891
Leasehold improvements	$263,394

Less accumulated depreciation and amortization	$489,951

Property and equipment, net	$60,334

Diva Entertainment, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2003 and 2002 (continued)

Depreciation and amortization expense for the years ended June 30, 2003 and 2002 was $65,337 and $115,900, respectively.

NOTE C—RELATED PARTY TRANSACTIONS

Due to Officer

The amounts due to an officer of the Company amounted to $308,678 at June 30, 2003 represent advances made by the officer. The advances are secured by a lien on all the assets of the Company and are evidenced by a series of promissory notes which bear interest at the rate of 3% per annum. The loans are due on July 3, 2004.

Due to Related Party

The amount due to related party of $94,842 at June 30, 2003 represents net advances made to the Company. The advances are secured by a lien on all the assets of the Company and are evidenced by a series of promissory notes. The loans are due on July 3, 2004.

NOTE D—INCOME TAXES

In Fiscal 2003, no Federal, state and local tax expense was recorded as a result of the net operating loss (“NOL”) carryforwards. In Fiscal 2003, no Federal, state or local income tax expense was recorded due to the net loss incurred. Differences between the income tax expense (benefit) computed at the Federal statutory rate (34%) and reported income taxes (benefit) for 2003 and 2002 are primarily attributable to the valuation allowance of the NOL carryforwards.

The following is a reconciliation of the statutory Federal income tax rate to the effective rate reported in the financial statements:

	Year ended June 30,
	2003	2002
Provision (benefit) for Federal income taxes at the statutory rate	—	$(154,000)
State and city income taxes, net of Federal income tax benefit	—	(34,000)
Valuation allowance for deferred taxes	—	188,000

Utilization of NOL carryforwards	0	0

Actual provision (benefit) for income taxes	$0	$0

Diva Entertainment, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2003 and 2002 (continued)

Deferred income taxes reflect the impact of temporary differences between amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws, and relate primarily to the NOL carry forward and the allowance for doubtful accounts and sales allowances. The Company has established a full valuation allowance against the deferred tax assets due to the uncertainty of the Company’s ability to generate sufficient future taxable income to ensure the realization of the tax benefits related primarily to the NOL carryforwards.

The following is a summary of the items giving rise to deferred tax assets at June 30, 2003:

Current
Allowance for doubtful accounts and sales allowances	$100,000
Long-term
Net operating loss carry forward	5,100,000

Total deferred tax assets	5,200,000
Less valuation allowance	5,200,000

Net deferred tax asset	$0

The Company has estimated NOL carryforwards of approximately $5,100,000 available for Federal, state and local income tax purposes expiring in various years through June 2018. The Company’s ability to utilize these NOL carryforwards to offset future taxable income is significantly limited due to changes in control as defined in Section 382 of the Internal Revenue Code.

NOTE E—COMMITMENTS AND CONTINGENCIES

1. Leasing Arrangements

The Company leases its New York office and Los Angeles office through five-year noncancellable lease agreements expiring in December 2007 and December 2003, respectively.

Diva Entertainment, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2003 and 2002 (continued)

Future minimum rental commitments under the above noncancellable operating leases as of June 30, 2003 are as follows:

Year ending June 30,	Amount
2004	$132,484
2005	$105,000
2006	$105,000

Rent expense for the years ended June 30, 2003 and 2002 was approximately $145,000 and $141,000 respectively.

2. Contingency

In December 1997, Prima entered into an Agreement with an unrelated third party to sell certain assets and liabilities. Pursuant to this agreement, Prima assigned the studio lease to the buyer. The future commitments under the lease at June 30, 2003 of approximately $600,000 are payable by the third party through October 2007. Prima is contingently liable for these commitments in case the buyer is in default of such payments. In fact, the buyer is currently in default of such payments and the landlord has filed a lawsuit against the buyer and Prima. Pursuant to the Agreement between buyer and Prima, the buyer has agreed to indemnify Prima against any liability on account of the studio lease.

3. Litigation

The Company was a defendant in a lawsuit entitled Barry Seidman, Richard S. Beatty, Brad Blumenthal, Alex Halpern, Steven Louth, Dale Steen, Frederick A. Lenz and Jesse Reggio v. Diva Entertainment, Inc. and Peter Zachariou, Case No. GIC 767838, in the Superior Court of California, County of San Diego. The Plaintiffs were stockholders of the Company who alleged securities fraud in connection with the sale by the Company of certain shares of Series A Preferred Stock. This lawsuit was settled on June 18, 2002. Pursuant to the settlement, the Company agreed to forgive $70,000 in amounts due to the Company from the Plaintiff shareholders as well as pay an additional $30,000 in cash.

In connection with this litigation matter, the Company asserted a claim against Broad and Cassel, the law firm which represented the Company in the original transaction. In settlement of this claim, Broad and Cassel paid the Company $50,000 and agreed to forgive the indebtedness owed by the Company to Broad and Cassel. A mutual general release was exchanged.

On or about July 1, 2002, a Complaint was filed in the matter of Keith Mazer and Jehu Hand vs. Diva Entertainment, Inc., a Florida corporation, J.R. Consulting, Inc., a Nevada corporation; and Peter Zachariou, an individual, Case No. B6276807, in the Superior Court of California for the County of Orange or Los Angeles. In their Complaint, Plaintiffs have alleged violations of California corporate securities law, breach of contract and breach of fiduciary duty as controlling stockholders, officers and/or directors and violation of business and profession code This Complaint was not properly served upon the Company. The Company has entered into a Settlement Agreement and Mutual General Release from the Plaintiffs in connection with this settlement. The Company is not required to pay any amounts pursuant to the Settlement Agreement.

Que is a defendant in the matter of Amanda Masters, et al v. Wilhelmina Model Agency, et al, Case No. 02-CV-4911 (HB), in the United States District Court, Southern District of New York. The Plaintiffs seek to maintain this as a Class Action under Rule 23 of the Federal Rules of Civil Procedure. The Plaintiffs allege a per se restraint of trade or commerce in violation of the Sherman Antitrust Act, forefeiture and disgorgement of all fees paid to defendants received as a result of its alleged wrongful conduct, punitive and exemplary damages and accounting of all costs and expenses, pre-judgment and post-judgment interest, reasonable attorneys fees and costs and such other relief as the Court deems appropriate. Que was served with a Summons and Amended Complaint and is vigorously defending this action. Que has filed a Motion for Summary Judgment which is currently pending. At this stage of the litigation, the Company cannot estimate the range of the potential loss, if any, in the event Que is unsuccessful in the defense of this Action.

Diva Entertainment, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2003 and 2002 (continued)

NOTE F—PREFERRED STOCK

The Company has authorized 1,000,000 shares of $0.001 par value preferred stock. At June 30, 2003, 502, 3,000 and 100 shares of Series A, B and C preferred stock are issued and outstanding, respectively.

1. Series A Convertible Preferred Stock

In May 1998, Diva-Florida commenced a private placement offering of its common stock, wherein it proposed to sell up to 500,000 shares of common stock at a price of $2.00 per share. As of June 30, 1998, 221,000 shares of common stock were sold for $442,000. These shares were subscribed and not yet formally issued at April 28, 1999. In connection with the Acquisition (see Note A), the subscribers of the 200,000 Diva-Florida shares converted their subscribed shares to 200 shares of Diva-Delaware’s Series A Convertible Preferred Stock (the “Series A Preferred”). Diva-Florida returned $42,000 to the subscriber who held 21,000 subscribed shares of Diva-Florida’s common stock. In connection with the conversion, Diva-Delaware authorized the designation of 1,721 shares of the Series A Preferred.

Diva-Delaware immediately commenced a private placement offering of its Series A Preferred after the Acquisition (see Note A), wherein it proposed to sell up to 750 shares of Series A Preferred at a price of $2,000 per share. At June 30, 2001, 375 shares of the Series A Preferred were sold for $750,000, which was received in cash. This, combined with the 200 shares of Series A Convertible Preferred Stock previously issued, resulted in there being 575 shares of Series A Preferred issued and outstanding. However, in Fiscal 2001, their Company redeemed 62.5 shares of Series A Preferred from two of its stockholders. The shares were redeemed for $125,000, the price paid for such shares. In Fiscal 2002, the Company redeemed 7.5 shares of Series A Preferred from two of its stockholders. The shares were redeemed for $15,000, the price paid for such shares. In Fiscal 2003, the Company redeemed 3 shares of Series A Preferred from one of its stockholders. The shares were redeemed for $6,000, the price paid for such shares. As a result, as at June 30, 2003, the Company had 502 shares of Series A Preferred issued and outstanding.

The Series A Preferred holders are entitled to receive cumulative preferential dividends at $60 per share per annum, payable annually on each anniversary date of issuance. At the option of Diva-Delaware, such dividend may be paid in cash or in shares of Diva-Delaware’s common stock valued at the Conversion Rate, as defined. As of June 30, 2003, total cumulative dividends amounted to $66,988. In addition, the Series A Preferred shall not be redeemed without the consent of the holders of the preferred shares. In the event of any liquidation, dissolution or winding up of the Company, the Series A Preferred holders shall be entitled to receive, before any common stockholder, an amount equal to $2,000 per share. In the event there are insufficient funds to pay the series to holders, the holders shall share rateably with all other preferred stockholders. Each share of Series A Preferred shall be converted, at the option of the holders, at any time, and shall be mandatorily converted on the first anniversary of its date of issuance into a number of shares of the Company’s common stock at a conversion rate equal to $2,000 divided by 65% at the average market price of the common stock for the five trading days immediately prior to the conversion date. At June 30, 2002, no shares of Series A Preferred stock have been converted into common stock of the Company, since there is no current market for the shares as they are not yet traded on any of the exchanges. Until there is a market for the shares of common stock and the shares of preferred stock become exercisable upon their terms, the shares of preferred stock cannot be converted. Because the conversion price will be less than the fair market value of the common stock, the preferred stock is deemed to have an embedded beneficial conversion feature. This feature allows holders of the preferred stock to acquire shares of the Company’s common stock at a purchase price below its deemed fair value.

Diva Entertainment, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2003 and 2002 (continued)

2. Series B Redeemable Convertible Preferred Stock

In connection with the Acquisition (see Note A), JRCI converted $3,000,000 of debt, owed to it by Diva-Florida and Subsidiaries, into 3,000 shares of Series B Redeemable Convertible Preferred Stock (the “Series B Preferred”) of Diva-Delaware. In connection with the conversion, Diva-Delaware authorized the designation of 3,000 shares of Series B Preferred. The Series B Preferred holders are entitled to receive cumulative preferential dividends at $30 per share per annum, payable annually on each anniversary date of issuance. At the option of the Diva-Delaware, such dividend may be paid in cash or in shares of Diva-Delaware’s common stock valued at the Conversion Rate, as defined. In addition, the Series B Preferred may be redeemed, in whole or in part, at the option of the Company at a redemption price of $1,000 per share plus any dividends accrued and unpaid. In the event of any liquidation, dissolution or winding up of the Company, the Series B Preferred holders shall be entitled to receive an amount equal to $1,000 per share. In the event there are insufficient funds to pay the preferred stock holder, the holder shall share ratably with all other preferred stockholders. Each share of Series B Preferred stock shall be convertible at the option of the holder, at any time after issuance, and shall be mandatorily converted at the tenth anniversary of its date of issuance into a number of shares of the Company’s common stock at a conversion rate equal to $1,000 divided by 65% of the average market price of the common stock for the five days immediately prior to the conversion date. At June 30, 2003, no shares of Series B preferred stock have been converted into common stock of the Company since there is no market price for the shares of common stock, as they are not yet traded on any of the exchanges. Until there is a market for the common stock and the shares of preferred stock become exercisable upon their terms, the shares of preferred stock cannot be converted. Because the conversion price will be less than the fair market value of the common stock, the preferred stock is deemed to have an embedded beneficial conversion feature. This feature allows holders of the preferred stock to acquire shares of the Company’s common stock at a purchase price below its deemed fair value.

3. Series C Redeemable Convertible Preferred Stock

In February 2000, the Company issued 100 shares of Series C Preferred Stock at a price of $1,000 per share. The Series C Preferred holder is entitled to receive 6% per annum upon declaration of dividends by the Company’s Board of Directors. At June 30, 2003, there have been no dividends declared. At the option of the Company, such dividend when and if one is declared may be paid in cash or in shares of The Company’s common stock valued at the Conversion Rate, as defined. In addition, the Series C Preferred Stock may be redeemed in whole or in part at the option of the Company. Each share is redeemable at 125% of its stated value, plus any amount equal to any dividends accrued but unpaid thereon. In the event of any liquidation, dissolution or winding up of the Company, the Series C Preferred holders shall be entitled to receive, before any common stockholder, an amount equal to $1,000 per share plus any declared and unpaid dividends. In the event, there are insufficient funds to pay the series to holders, the holder shall share rateably with all other preferred stockholders. Each share of Series C Preferred shall be converted, at the option of the holders, at any time, and shall be mandatoraly converted on the first anniversary of the date of the issuance into a number of shares of the Company’s common stock at a conversion rate equal to $1,000 divided by 65% at the average market price of the common stock for the five trading days immediately prior to the conversion date. At June 30, 2003, no shares of Series C preferred stock have been converted into common stock of the Company since there is no market price for the shares of common stock, as they are not yet traded on any of the exchanges. Until there is a market for the shares of common stock and the shares of preferred stock become exercisable on their terms, the shares of preferred stock cannot be converted. Because the conversion price will be less than the fair market value of the common

Diva Entertainment, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2002 and 2001 (continued)

stock, the preferred stock is deemed to have an embedded beneficial conversion feature. This feature allows holders of the preferred stock to acquire shares of the Company’s common stock at a purchase price below its deemed fair value.

4. Option Agreement

JRCI and Diva-Delaware also entered into an Option Agreement giving JRCI the option to purchase additional shares of Diva-Delaware’s common stock at its par value of $.001 per share in order for JRCI to maintain JRCI’s ownership of the outstanding shares of Diva-Delaware’s common stock at no less than 65%. The option expires when all of the shares of Diva-Delaware’s Series A Preferred have been converted into shares of Diva-Delaware’s common stock. The rights under this Agreement were assigned to Havilland.

NOTE G—SEGMENT INFORMATION

The Company operated in two geographic segments: New York (“NY”) and California (“CA”) (see Note A). The accounting policies used to develop segment information correspond to those described in the summary of significant accounting policies (see Note A). Although both segments operate in similar manners, the NY segment has outperformed LA because the NY segment has a significantly higher number of female models than male models whereas in the CA segment, there are more male models used. Male models generate lower revenues per engagement than female models. In addition, the NY models rates are significantly higher than those in CA. In addition, the Company does not allocate certain corporate expenses, such as administrative salaries, professional fees and occupancy costs, to its segments. Segment profit (loss) is based on profit from operations before provision for income taxes. Sales and transfers between segments are accounted for at cost. The reportable segments are distinct business units operating in different geographic areas. They are separately managed, with separate marketing systems.

Reportable Segment Information

	NY	CA	Corporation	Total
2003
Revenue	$1,409,299	$476,273	—	$1,878,572
Interest expense	6,069	3,138	—	9,207
Depreciation and amortization	243,437	38,864	—	65,337
Segment profit (loss)	95,088	20,864	(281,137)	1,164
Segment assets	638,005	240,026	(82,090)	795,941
Expenditure for segment assets	—	—	—	—
2002
Revenue	$1,531,467	$482,388	$—	$2,013,855
Interest expense	9,602	9,619	—	19,222
Depreciation and amortization	73,900	42,000	—	115,900
Segment profit (loss)	25,834	(182,690)	(207,914)	(364,770)
Segment assets	771,467	191,692	(305,400)	658,029
Expenditure for segment assets	5,489	2,000	—	7,489

Exhibit Index

Exhibit Number	Exhibit Description
31.1	Certification Pursuant to Section 302 of Sarbanes-Oxley Act of 2002 (CEO)

31.2	Certification Pursuant to Section 302 of Sarbanes-Oxley Act of 2002 (CFO)

32	Certification Pursuant to Section 906 of Sarbanes-Oxley Act of 2002

EXHIBIT 31.1

CERTIFICATION PURSUANT TO SECTION 302

OF THE SARBANES-OXLEY ACT OF 2002

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Peter C. Zachariou, President and Chief Executive Officer of Diva Entertainment, Inc., certify that:

1.	I have reviewed this annual report on Form 10-KSB of Diva Entertainment, Inc.;

2.	Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3.	Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

a)	designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b)	evaluated the effectiveness of the registrant’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the “Evaluation Date”); and

c)	presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5.	The registrant’s other certifying officer and I have disclosed, based upon our most recent evaluation, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons fulfilling the equivalent function):

a)	all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant’s ability to record, process, summarize and report financial data and have identified for the registrant’s auditors any material weaknesses in internal controls; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls; and

6.	The registrant’s other certifying officer and I have indicated in this annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: October 9, 2003

/s/ PETER C. ZACHARIOU
Peter C. Zachariou President and Chief Executive Officer

EXHIBIT 31.2

CERTIFICATION PURSUANT TO SECTION 302

OF THE SARBANES-OXLEY ACT OF 2002

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, David Lean, Chief Financial Officer of Diva Entertainment, Inc., certify that:

1.	I have reviewed this annual report on Form 10-KSB of Diva Entertainment, Inc.;

2.	Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3.	Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

a)	designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b)	evaluated the effectiveness of the registrant’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the “Evaluation Date”); and

c)	presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5.	The registrant’s other certifying officer and I have disclosed, based upon our most recent evaluation, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons fulfilling the equivalent function):

a)	all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant’s ability to record, process, summarize and report financial data and have identified for the registrant’s auditors any material weaknesses in internal controls; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls; and

6.	The registrant’s other certifying officer and I have indicated in this annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: October 9, 2003

/s/ DAVID LEAN
David Lean Chief Financial Officer

EXHIBIT 32

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Peter Zachariou and David Lean, hereby jointly certify as follows:

1. They are the Chief Executive Officer and Chief Financial Officer, respectively, of Diva Entertainment, Inc. (the “Company”);

2. To the best of their knowledge, the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2003 (the “Report”) complies in all material respects with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

3. To the best of their knowledge based upon a review of the Report, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period audited.

SIGNATURE	TITLE	DATE

/s/ PETER C. ZACHARIOU Peter C. Zachariou	Chief Executive Officer	October 9, 2003

/s/ DAVID LEAN David Lean	Chief Financial Officer	October 9, 2003

Exhibit D

IGIA Form 10-QSB for

Period ended March 31, 2004

Exhibit D

U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-QSB

(Mark one)

☒	QUARTERLY REPORT PURSUANT SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2004

OR

☐	TRANSITION REPORT PURSUANT SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from              to             .

Commission file number 0-23506

DIVA ENTERTAINMENT, INC.

(Exact name of small business issuer in its charter)

Delaware	33-0601498
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8618 West Third Street, Los Angeles, California 90048

(Address of principal executive offices)

(212) 807-6994

(Issuer’s telephone number)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act of 1934 during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

    YES  ☒    NO  ☐

The number of shares outstanding of the issuer’s Common Stock, $.001 par value per share, as of May 13, 2004 is 5,498,800.

Transitional Small Business Disclosure Format (check one):

    YES  ☐    NO  ☒

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements

Consolidated Financial Information

Diva Entertainment, Inc.

Consolidated Condensed Balance Sheet

	3/31/2004 (unaudited)	6/30/03 (audited)
	$	$
Assets

Current assets
Cash	11,840	—
Accounts Receivable	580,995	727,273
Other current assets	6,480	6,480

Total current assets	599,315	733,753

Property, plant and equipment, net of accumulated depreciation	27,786	23,770

Other assets
Other assets	36,087	38,418

Total other assets	36,087	38,418
Total Assets	663,188	795,941

Liabilities

Current liabilities
Overdraft	36,293	175,374
Accounts payable	1,261,591	999,330
Accrued liabilities	160,187	273,815
Other current liabilities	583,329	583,328

Total current liabilities	2,041,400	2,031,847
Other liabilities
Debt payable after 12 months	207,415	308,678

Total Liabilities	2,248,815	2,340,525
Stockholders’ Deficiency

Common stock	5,498	5,498
Paid in capital in excess of par value	50,425	50,425
Series A convertible preferred stock	1,004,000	1,004,000
Series B redeemable convertible preferred stock	3,000,000	3,000,000
Series C redeemable convertible preferred stock	100,000	100,000
Retained earnings	(5,745,550)	(5,704,507)

Total Stockholders’ Deficiency	(1,585,627)	(1,544,584)

	663,188	795,941

The accompanying notes are an integral part of the consolidated financial statements.

Consolidated Financial Information

Diva Entertainment, Inc.

Consolidated Condensed Statement of Operations

	Three Months Ended		Nine Months Ended
	3/31/04 (unaudited)	3/31/03 (unaudited)	3/31/04 (unaudited)	3/31/03 (unaudited)
	$	$	$	$
Revenue	478,350	286,562	1,356,226	1,320,238
SG&A expenses	491,173	451,732	1,347,399	1,555,928

Operating Profit (Loss)	(12,823)	(165,170)	8,827	(235,690)
Interest expense	1,292	—	43,991	115

Pre-Tax Profit (Loss)	(14,115)	(165,170)	(35,164)	(235,804)
Income tax expense	—	—	5,878	2,659

Net Income (Loss)	(14,115)	(165,170)	(41,042)	(238,464)

Weighted average number of common shares outstanding	5,498,800	5,498,800	5,498,800	5,498,800
Net income (loss) per share of common stock	$(0.00)	$(0.03)	$(0.01)	$(0.04)

The accompanying notes are an integral part of consolidated financial statements.

Consolidated Financial Information

Diva Entertainment, Inc.

Consolidated Condensed Statement of Cash Flows

	Nine Months Ended
	3/31/04 (unaudited)	3/31/03 (unaudited)
	$	$
Operating activities
Net income (loss)	(41,042)	(238,464)
Depreciation and amortization	4,020	48,635
Change in other net operating assets	294,911	27,518
Increase in cash overdraft	(139,081)	3,517
Other	(98,931)	173,415

Net cash provided by (used in) operating activities	19,877	14,621
Investing activities capital expenditures	(8,037)	(28,773)

Net cash provided by (used in) investing activities	(8,037)	(28,773)
Net cash provided by (used in) financing activities	—	—

Increase in cash	11,840	(14,152)
Cash at July 1	—	14,152

Cash at March 31	11,840	—

The accompanying notes are an integral part of the consolidated financial statements.

Diva Entertainment, Inc.

Notes to Consolidated Financial Statements (Unaudited)

Note 1

These interim unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting policies for interim financial information and with instructions for Form 10-QSB and Item 310 of Regulations S-B. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles for a complete set of annual financial statements. Readers of these statements should read the annual audited financial statements of the Company filed on Form 10-KSB in conjunction therewith.

The financial information as at March 31, 2004 and for the three-month period then ended are unaudited; however, such financial information includes all adjustments, consisting solely of normal recurring adjustments, which, in the opinion of management, are necessary for the fair presentation of the financial information in accordance with generally accepted accounting principles in the United States.

These financial statements have been prepared on a going concern basis in accordance with United States generally accepted accounting principles. The going concern basis of presentation assumes the Company will continue in operation throughout the next fiscal year and into the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. Certain conditions, discussed below, currently exist which raise substantial doubt upon the validity of this assumption. The financial statements do not include any adjustments that might result from outcome of this uncertainty.

The Company has a stockholders’ accumulated deficiency of $1,585,627 at March 31, 2004 and produced only $19,877 cash flow from operations during the three months then ended. The Company plans to obtain additional funds through future debt or equity financings over the next twelve months to offset any future cash flow deficiencies. Such financings may not be available on reasonable terms, if at all. The resolution of this going concern issue is dependent on the realization of management’s plans. If management is unsuccessful in raising future debt or equity financings, the Company will be required to reduce or cease its operations.

Note 2

No income taxes were paid during the three months ended March 31, 2004.

Note 3

The effects of non-cash investing and financing activities have been excluded from the statement of cash flows in accordance with SFAS 95.

Item 2. Management’s Discussion and Analysis or Plan of Operation

Results of Operations

Three Months Ended March 31, 2004 as Compared to Three Months Ended March 31, 2003

Revenue for Diva Entertainment, Inc. (the “Company”) increased by approximately $191,000 or approximately 66.6% from approximately $287,000 for the three months ended March 31, 2003 to approximately $478,000 for the three months ended March 31, 2004. SG&A expenses for the three- month period increased by approximately $39,000 (an increase of approximately 8.6%) from approximately $452,000 for the three months ended March 31, 2003 to approximately $491,000 for the three months ended March 31, 2004. The significant increase in revenues enabled the Company to narrow its operating loss to a loss of approximately $14,000 for the three months ended March 31, 2004 compared to an operating loss of approximately $165,000 for the three months ended March 31, 2003. Interest expense for the fiscal quarter ended March 31, 2004 (approximately $1,300) showed an increase from the corresponding period in the previous year (approximately $0).

In the quarter ended March 31, 2004, the operating results of the Company’s California operations which are carried on by the Company’s subsidiary, Prima Eastwest Model Management, Inc. (“Prima”), showed an improvement, largely due to significantly increased revenues and a reduction of SG&A expenses, from a loss of approximately $64,000 in the quarter ended March 31, 2003 to a profit of approximately $32,626 for the quarter ended March 31, 2004. Prima’s revenue was approximately 200 % higher than the corresponding period the prior year, increasing from approximately $36,000 in the quarter ended March 31, 2003 to approximately $108,000 in the quarter ended March 31, 2004. At the same time, Prima’s SG&A expenses decreased by approximately 25 % from approximately $100,000 in the quarter ended March 31, 2003 to approximately $75,000 in the quarter ended March 31, 2004. This decrease was largely due to a reduction in force and other operating expenses in the Prima operations.

For the quarter ended March 31, 2004, the Company’s New York City operations, carried on by the Company’s subsidiary, Que Management, Inc. (“Que”), also showed an improvement from the prior year corresponding period. In the quarter ended March 31, 2004, Que had revenue of approximately $370,000 compared with approximately $251,000 for the fiscal quarter ended March 31, 2003, an increase of approximately 47.4%. At the same time SG&A expenses increased by approximately 7.1 % from approximately $336,000 for the quarter ended March 31, 2003 to approximately $360,000 for the quarter ended March 31, 2004. Que’s operating performance improved from a loss of approximately $85,000 for the fiscal quarter ended March 31, 2003 to a loss of approximately $1,800 for the fiscal quarter ended March 31, 2004.

Nine Months Ended March 31, 2004 as Compared to Nine Months Ended March 31, 2003

Revenue for Diva Entertainment, Inc. (the “Company”) increased by approximately $36,000 or approximately 2.7 % from approximately $1,320,000 for the nine months ended March 31, 2003 to approximately $1,356,000 for the nine months ended March 31, 2004. SG&A expenses for the nine- month period decreased by approximately $209,000 (a decrease of approximately 13.4%) from approximately $1,556,000 for the nine months ended March 31, 2003 to approximately $1,347,000 for the nine months ended March 31, 2004. This decrease was largely due to a reduction in force and other operating expenses associated with the Company’s operations. As a result, the Company had a reduced operating loss of approximately $35,000 for the nine months ended March 31, 2004 compared to an operating loss of approximately $236,000 for the nine months ended March 31, 2003. Interest expense for the nine months ended March 31, 2004 (approximately $44,000) showed a significant increase from the corresponding period in the previous year (approximately $115).

For the nine months ended March 31, 2004, the operating results of the Company’s California operations which are carried on by the Company’s subsidiary, Prima Eastwest Model Management, Inc. (“Prima”), showed an improvement due to slightly increased revenues and a significant reduction of SG&A expenses, from a loss of approximately $186,000 in the nine months ended March 31, 2003 to a profit of approximately $12,000 for the nine months ended March 31, 2004. Prima’s revenue was approximately 9.7 % higher than the corresponding period the prior year, increasing from approximately $227,000 for the nine months ended March 31, 2003 to approximately $249,000 for the nine months ended March 31, 2004. At the same time, Prima’s SG&A expenses decreased by approximately 43.6 % from approximately $413,000 for the nine months ended March 31, 2004 to approximately $233,000 for the nine months ended March 31, 2004. This decrease was largely due to a reduction in force and other operating expenses.

For the nine months ended March 31, 2004, the Company’s New York City operations, carried on by the Company’s subsidiary, Que Management, Inc. (“Que”), showed an improvement from the prior year corresponding period. For the nine months ended March 31, 2004, Que had revenue of approximately $1,107,000 compared with approximately $1,093,000 for the nine months ended March 31, 2004, an increase of approximately 1.3%. At the same time SG&A expenses decreased by approximately 2.2 % from approximately $995,000 for the nine months ended March 31, 2003 to approximately $973,000 for the nine months ended March 31, 2004. Que’s operating profit improved from a profit of approximately $98,000 for the nine months ended March 31, 2003 to a profit of approximately $134,000 for the nine months ended March 31, 2004.

Liquidity and Capital Resources

During the nine month period ended March 31, 2004, the Company’s working capital deficit increased from approximately $1,298,094 at June 30, 2003 to approximately $1,442,085. The Company’s strategy to improve its working capital position is to undertake to increase revenues and control operating expenses and, if feasible, raise additional capital. There is no assurance that this can be accomplished or that the Company will be able to obtain any additional funding.

PART II - OTHER INFORMATION

Item 1. Legal Proceedings.

The Company from time to time is subject to routine litigation which is incidental to its business. Refer to the Company’s Form 10-KSB for the period ended June 30, 2003, Item 3 for details of pending litigation. As of March 31, 2004, there was no material change to the status of pending legal proceedings as reported therein.

Item 5. Other Information.

The Company does not have an independent Audit Committee of its Board of Directors. The entire Board of Directors functions as the Company’s Audit Committee. The Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) and U.S. Securities and Exchange Commission Rules implementing the Sarbanes-Oxley Act impose certain standards on listed companies relative to the maintenance and operations of Board of Directors Audit Committees, including but not limited to the requirement that Audit Committees be appointed, that membership of such committees comprise only independent directors, that a financial professional be among the membership of such committee and that such committee be afforded an adequate operating budget and be able to employ independent professional advisors. The Sarbanes-Oxley Act also requires that the Audit Committee oversee the work of a company’s outside auditors and that the outside auditors be responsible to the Audit Committee. At this time, the Company is not in compliance with the requirements of the Sarbanes-Oxley Act as they relate to independent Board of Directors Audit Committees. The Company believes that under the Rules of the U.S. Securities and Exchange Commission which implement these provisions of the Sarbanes-Oxley Act, it is not required to comply with its requirements relating to the appointment of an independent Audit Committee of its Board of Directors and conforming with the enumerated standards and guidelines because the Company is not a “Listed Company” as defined therein. Notwithstanding, the Company may ultimately be determined to not be incompliance therewith and may therefore face penalties and restrictions on its operations until it comes into full compliance. Additionally, the Company’s failure to comply with the provisions of the Sarbanes-Oxley Act could preclude it from being listed on NASDAQ or any other stock exchanges until it can show that it is in compliance.

Item 6. Exhibits and Reports on Form 8-K.

a. Exhibits.

Exhibit No.	Description
31.1	Certification Pursuant to Section 302 of Sarbanes-Oxley Act of 2002

31.2	Certification Pursuant to Section 302 of Sarbanes-Oxley Act of 2002

32	Certification Pursuant to Section 906 of Sarbanes-Oxley Act of 2002

b. Form 8-K. None.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIVA ENTERTAINMENT, INC.

Date: May 13, 2004	By:	/s/ Peter C. Zachariou
Peter C. Zachariou, President

EXHIBIT 31.1

CERTIFICATION PURSUANT TO SECTION 302

OF THE SARBANES-OXLEY ACT OF 2002

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Peter Zachariou, President of Diva Entertainment, Inc., certify that:

1.	I have reviewed this quarterly report on Form 10-Q of Diva Entertainment, Inc.;

2.	Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3.	Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

a)	designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

b)	evaluated the effectiveness of the registrant’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the “Evaluation Date”); and

c)	presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5.	The registrant’s other certifying officer and I have disclosed, based upon our most recent evaluation, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons fulfilling the equivalent function):

a)	all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant’s ability to record, process, summarize and report financial data and have identified for the registrant’s auditors any material weaknesses in internal controls; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls; and

6.	The registrant’s other certifying officer and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: May 13, 2004

/s/ Peter Zachariou
Peter Zachariou
President

EXHIBIT 31.2

CERTIFICATION PURSUANT TO SECTION 302

OF THE SARBANES-OXLEY ACT OF 2002

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, David Lean, Chief Financial Officer of Diva Entertainment, Inc., certify that:

1.	I have reviewed this quarterly report on Form 10-Q of Diva Entertainment, Inc.;

2.	Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3.	Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

a)	designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

b)	evaluated the effectiveness of the registrant’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the “Evaluation Date”); and

c)	presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5.	The registrant’s other certifying officer and I have disclosed, based upon our most recent evaluation, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons fulfilling the equivalent function):

a)	all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant’s ability to record, process, summarize and report financial data and have identified for the registrant’s auditors any material weaknesses in internal controls; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls; and

6.	The registrant’s other certifying officer and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: May 13, 2004

/s/ David Lean
David Lean
Chief Financial Officer

EXHIBIT 32

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Peter Zachariou and David Lean, hereby jointly certify as Follows:

a. They are the President and the Chief Financial Officer, Respectively, of Diva Entertainment, Inc. (the “Company”);

b. To the best of their knowledge, the Company’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004 (the “Report”) complies in all material respects with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

c. To the best of their knowledge, based upon a review of the Report, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period certified.

By:	/s/ Peter Zachariou
Peter Zachariou, President

Date:	May 13, 2004

By:	/s/ David Lean
David Lean, Chief Financial Officer

Date:	May 13, 2004

Exhibit E

Tactica Audited Financial Statements

For periods ended February 28, 2003 and 2002

Exhibit E

TACTICA INTERNATIONAL, INC.

Financial Statements

February 28, 2003 and 2002

(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report

The Board of Directors

Tactica International, Inc.:

We have audited the accompanying balance sheets of Tactica International, Inc. (the Company) as of February 28, 2003 and 2002, and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tactica International, Inc. as of February 28, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/    KPMG LLP

May 13, 2003

TACTICA INTERNATIONAL, INC.

Balance Sheets

February 28, 2003 and 2002

	2003	2002
Assets
Cash	$393,909	6,799,784
Accounts receivable, net	5,094,785	6,975,106
Income tax refund receivable	1,870,231	—
Inventories	11,187,525	5,494,369
Prepaid expenses	436,628	725,259
Production television costs, net of amortization	552,311	291,006

Total current assets	19,535,389	20,285,524
Property and equipment, net of accumulated depreciation	234,495	118,419
Security deposits	54,194	115,277
Deferred tax asset	133,469	907,469
Loans to minority stockholders	4,409,371	4,103,121

Total assets	$24,366,918	25,529,810

Liabilities and Stockholders’ Deficit
Accounts payable	$3,247,222	4,048,148
Accrued expenses	4,940,359	5,322,623
Income taxes payable	—	3,405,000
Line of credit – majority stockholder	14,850,319	12,577,858

Total current liabilities	23,037,900	25,353,629
Loan payable – majority stockholder	3,500,000	3,500,000

Total liabilities	26,537,900	28,853,629

Stockholders’ deficit:
Common stock; 1,000 shares authorized, 1,000 shares outstanding	77,000	77,000
Additional paid-in capital	756,480	756,480
Accumulated deficit	(3,004,462)	(4,157,299)

Total stockholders’ deficit	(2,170,982)	(3,323,819)

Total liabilities and stockholders’ deficit	$24,366,918	25,529,810

See accompanying notes to financial statements.

TACTICA INTERNATIONAL, INC.

Statements of Operations

Years ended February 28, 2003 and 2002

	2003	2002
Net sales	$79,174,392	108,675,180
Cost of goods sold	23,751,341	27,818,525

Gross profit	55,423,051	80,856,655

Operating expenses:
Media advertising	24,835,795	33,191,450
Other	28,101,109	35,735,023

	52,936,904	68,926,473

Operating income	2,486,147	11,930,182

Other income (expense):
Interest expense	(900,474)	(1,317,473)
Interest income	321,597	324,629
Other, net	268,986	142,119

Total other income (expense)	(309,891)	(850,725)

Income before income tax expense	2,176,256	11,079,457
Income tax expense	(1,023,419)	(4,100,000)

Net income	$1,152,837	6,979,457

See accompanying notes to financial statements.

TACTICA INTERNATIONAL, INC.

Statements of Stockholders’ Deficit

Years ended February 28, 2003 and 2002

	Common stock	Additional paid-in capital	Accumulated deficit	Total stockholders’ deficit
Balances, February 28, 2001	$77,000	156,480	(11,136,756)	(10,903,276)

Net income	—	—	6,979,457	6,979,457
Cash contribution	—	600,000	—	600,000

Balances, February 28, 2002	77,000	756,480	(4,157,299)	(3,323,819)

Net income	—	—	1,152,837	1,152,837

Balances, February 28, 2003	$77,000	756,480	(3,004,462)	(2,170,982)

See accompanying notes to financial statements.

TACTICA INTERNATIONAL, INC.

Statements of Cash Flows

Years ended February 28, 2003 and 2002

	2003	2002
Cash flows from operating activities:
Net income	$1,152,837	6,979,457
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	73,232	49,575
Accrued interest on loans to minority stockholders	(306,250)	(277,049)
Allowance for doubtful accounts	1,308,598	797,422
Changes in operating assets and liabilities:
Deferred tax expense	774,000	609,268
Trade accounts receivable	571,723	(4,461,492)
Inventories	(5,693,156)	(1,335,541)
Prepaid expenses and other assets	349,714	(400,815)
Television production costs and other assets	(261,305)	(139,456)
Trade accounts payable	(800,926)	851,217
Accrued expenses	(382,264)	4,584,152
Income taxes payable/receivable	(5,275,231)	3,405,000

Net cash provided by (used in) operating activities	(8,489,028)	10,661,738

Cash flows from investing activities:
Purchases of property and equipment	(189,308)	(119,460)

Net cash used in investing activities	(189,308)	(119,460)

Cash flows from financing activities:
Decrease in restricted cash	—	396,065
Advances on line of credit – majority stockholder	5,358,157	1,828,238
Payments on line of credit – majority stockholder	(3,085,696)	(6,750,380)
Capital contribution	—	600,000

Net cash provided by (used in) financing activities	2,272,461	(3,926,077)

Net increase (decrease) in cash	(6,405,875)	6,616,201

Cash, beginning of period	6,799,784	183,583

Cash, end of period	$393,909	6,799,784

Supplemental disclosures:
Interest paid	$2,327,145	1,426,671
Income taxes paid	—	5,776,000

See accompanying notes to financial statements.

TACTICA INTERNATIONAL, INC.

Notes to Financial Statements

February 28, 2003 and 2002

(1) Summary of Significant Accounting Policies

(a) Organization

Tactica International, Inc. (Tactica or the Company) sells personal care and household products to major retailers and through direct marketing. On March 14, 2000, the Company entered into an agreement in which substantially all the assets and liabilities of Tactica International, LLC and Health Direct, LLC (collectively, the Predecessor Company) were transferred to the Company.

(b) Revenue Recognition

The Company recognizes revenue when it ships its product to customers. Customers at times request credits for returned product or in connection with incentives such as cooperative advertising agreements. The Company reduces sales or increases selling, general, and administrative expenses, depending on the nature of the credits, for estimated future credits to customers. Management bases such estimates either on historical information about credits issued, relative to total sales, or on specific knowledge of incentives offered to retailers.

(c) Advertising Expense

Advertising expense is comprised of media, agency, and production expenses. Advertising expenses are charged to expense in the month in which the advertising first takes place. Certain production costs to produce direct response advertising are capitalized and amortized over the expected life of the advertisement.

(d) Inventories

Inventories are stated at the lower of cost or market, determined on a FIFO (first-in, first-out) basis. Inventories at February 28, 2003 and 2002 consist primarily of finished goods.

(e) Property and Equipment

Property and equipment is capitalized at cost and depreciated using the straight-line method over the estimated useful lives of the various assets. Expenditures for normal maintenance and repairs are expensed as incurred. The cost of property and equipment sold or otherwise retired and the related accumulated depreciation is removed from the accounts, with any resulting gain or loss included in results from operations.

(f) Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying value amounts of existing assets and liabilities and their respective tax bases, as well as operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(Continued)

TACTICA INTERNATIONAL, INC.

Notes to Financial Statements

February 28, 2003 and 2002

(g) Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(2) Accounts Receivable

Accounts receivable was comprised of the following at February 28:

	2003	2002
Accounts receivable	$9,112,492	9,684,215
Less allowance for doubtful accounts	(4,017,707)	(2,709,109)

Accounts receivable, net	$5,094,785	6,975,106

(3) Property and Equipment

A summary of property and equipment at February 28 was as follows:

	Useful lives (years)	2003	2002
Furniture and fixtures	7	$48,718	34,532
Leasehold improvements	10	43,122	18,546
Showroom	7	47,971	47,971
Computer equipment	5	250,628	190,843
Office equipment	5	66,007	34,141
Computer software	3	45,633	8,002
Vehicles	5	21,264	—

		523,343	334,035
Less accumulated depreciation		(288,848)	(215,616)

		$234,495	118,419

(Continued)

TACTICA INTERNATIONAL, INC.

Notes to Financial Statements

February 28, 2003 and 2002

(4) Income Taxes

The Company’s effective tax rate differed from the statutory federal income tax rate at February 28 due to the following:

	2003	2002
Income tax at statutory rate	35.0%	35.0
State and local income tax provision	10.0	10.0
Reversal of valuation allowance	—	(8.0)
Other	2.0	—

Effective tax rate	47.0%	37.0

The tax effects of significant temporary differences representing deferred tax assets at February 28 were as follows:

	2003	2002
Uniform capitalization adjustment, depreciation, and amortization	$(764,419)	(311,630)
Net operating loss carryforwards	95,263	—
Allowance for doubtful accounts	552,221	—
Accrued bonus	139,783	—
Unearned revenue	96,203	1,219,099
Other	14,418	—

Net deferred tax assets	$133,469	907,469

At February 28, 2001, the Company had net operating loss carryforwards of approximately $3,482,000, which were fully realized during the year ended February 28, 2002. The realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Certain of the Company’s gross deferred tax assets did not, in the opinion of management, meet that standard as of February 28, 2001. Therefore, the Company had recognized a valuation allowance for those assets. The amount of the deferred tax asset considered realizable could be reduced if estimates of future taxable income during the period are reduced.

The components of income tax expense were as follows:

	2003	2002
Current	$249,419	3,491,000
Deferred	774,000	609,000

	$1,023,419	4,100,000

TACTICA INTERNATIONAL, INC.

Notes to Financial Statements

February 28, 2003 and 2002

(5) Line of Credit—Majority Stockholder

The Company has a $17,500,000 line of credit with the 55% stockholder in the Company expiring on March 14, 2005. Borrowings under the line of credit bear interest at the prime rate (4.25% and 4.75% at February 28, 2003 and 2002, respectively). Borrowings under the line of credit at February 28, 2003 and 2002 were $14,850,319 and $12,577,858, respectively. The unpaid balance and interest on the line of credit has a maturity date of March 14, 2005. The line of credit contains covenants requiring minimum working capital, net worth, cash flow from operations, and earnings before interest, taxes, depreciation, and amortization (EBITDA). At February 28, 2003 and 2002, the Company was not in compliance with certain of these covenants. Under the provisions of the related loan agreement, the related party could have declared the loans in default and demanded immediate payment. Accordingly, the line of credit has been classified as a current liability at February 28, 2003 and 2002.

(6) Note Payable—Majority Stockholder

The Company has a note payable to the 55% stockholder in the Company. Interest is due quarterly at a rate of 8.75% per annum. The loan is due and payable on March 14, 2005.

(7) Commitments and Contingencies

Beginning in July 2003, the Company leases its office facilities under a noncancelable operating lease expiring in February 2006. Rent expense for the years ended February 28, 2003 and 2002 was $760,691 and $316,069, respectively.

Future minimum rentals for noncancellable operating leases with terms in excess of one year as of February 28, 2003 were as follows:

Year ending February 28:
2004	$778,887
2005	778,887
2006	778,887

$2,336,661

Included in the results of operations for the years ended February 28, 2003 and 2002 and in accrued expenses at February 28, 2003 and 2002 are costs incurred or accrued related to litigation and contingencies arising in the normal course of business. Management believes that amounts accrued are adequate as of February 28, 2003 and 2002 and that any additional costs that may result from resolution of these contingencies would not have a material effect on the Company’s financial position, results of operations, or cash flows.

(8) Significant Customer

During the year ended February 28, 2002, one of the Company’s customers accounted for 15% of net sales.

TACTICA INTERNATIONAL, INC.

Notes to Financial Statements

February 28, 2003 and 2002

(9) Related Party Transactions

The Company loaned the three minority stockholders of the Company a total of $3,500,000 on March 14, 2000. The loans bear interest at 8.75% per annum. All principal and unpaid interest on the loans is due and payable March 14, 2005.

During 2002 and part of 2003, the Company occupied office space leased by an entity in which the minority stockholders have an interest. During the years ended February 28, 2003 and 2002, the Company paid approximately $121,000 and $290,000, respectively, for rent on behalf of such entity.

(10) Stockholders’ Equity

Concurrent with changes to agreements between the majority and minority stockholders, certain minority stockholders contributed $600,000 to the Company during the year ended February 28, 2002.

Exhibit F

Tactica International, Inc

Financial Statements

Period Ended February 29, 2004

Exhibit F

TACTICA INTERNATIONAL, INC.

Financial Statements

February 29, 2004 and February 28, 2003

(With Independent Auditors’ Report Thereon)

Appendix 1.2

Independent Auditors’ Report

The Board of Directors

Tactica International, Inc.:

We have audited the accompanying balance sheets of Tactica International, Inc. (the Company) as of February 29, 2004 and February 28, 2003, and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tactica International, Inc. as of February 29, 2004 and February 28, 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

KPMG LLP

May 12, 2004

El Paso, Texas

TACTICA INTERNATIONAL, INC.

Balance Sheets

February 29, 2004 and February 28, 2003

	2004	2003
Assets

Cash	$185,244	393,909
Accounts receivable, net	1,323,974	5,094,785
Income tax refund receivable	3,008,174	1,870,231
Inventories	10,589,854	11,187,525
Prepaid expenses	696,441	436,628
Production television costs, net of amortization	428,339	552,311
Deferred tax asset	2,025,473	—

Total current assets	18,257,499	19,535,389

Property and equipment, net of accumulated depreciation	184,773	234,495
Security deposits and other	27,940	54,194
Deferred tax asset	—	133,469
Loans to minority stockholders	4,715,621	4,409,371

Total assets	$23,185,833	24,366,918

Liabilities and Stockholders’ Deficit

Accounts payable	$14,046,366	3,247,222
Accrued expenses	3,159,894	4,940,359
Line of credit – majority stockholder	13,665,109	14,850,319

Total current liabilities	30,871,369	23,037,900

Loan payable – majority stockholder	3,500,000	3,500,000

Total liabilities	34,371,369	26,537,900

Stockholders’ deficit:
Common stock; 1,000 shares authorized, 1,000 shares outstanding	77,000	77,000
Additional paid-in capital	756,480	756,480
Accumulated deficit	(12,019,016)	(3,004,462)

Total stockholders’ deficit	(11,185,536)	(2,170,982)

Total liabilities and stockholders’ deficit	$23,185,833	24,366,918

See accompanying notes to financial statements.

TACTICA INTERNATIONAL, INC.

Statements of Operations

Years ended February 29, 2004 and February 28, 2003

	2004	2003
Net sales	$39,609,912	79,174,392
Cost of goods sold	20,375,709	23,751,341

Gross profit	19,234,203	55,423,051

Operating expenses:
Media advertising	11,603,395	24,835,795
Other	21,123,822	28,101,109

	32,727,217	52,936,904

Operating income (loss)	(13,493,014)	2,486,147

Other income (expense):
Interest expense	(895,993)	(900,474)
Interest income	306,349	321,597
Other, net	348,063	268,986

Total other income (expense)	(241,581)	(309,891)

Income (loss) before income tax	(13,734,595)	2,176,256
Income tax (expense) benefit	4,720,041	(1,023,419)

Net income (loss)	$(9,014,554)	1,152,837

See accompanying notes to financial statements.

TACTICA INTERNATIONAL, INC.

Statements of Stockholders’ Deficit

Years ended February 29, 2004 and February 28, 2003

	Common stock	Additional paid-in capital	Accumulated deficit	Total stockholders’ deficit
Balances, February 28, 2002	$77,000	756,480	(4,157,299)	(3,323,819)
Net income	—	—	1,152,837	1,152,837

Balances, February 28, 2003	77,000	756,480	(3,004,462)	(2,170,982)
Net loss	—	—	(9,014,554)	(9,014,554)

Balances, February 29, 2004	$77,000	756,480	(12,019,016)	(11,185,536)

See accompanying notes to financial statements.

TACTICA INTERNATIONAL, INC.

Statements of Cash Flows

Years ended February 29, 2004 and February 28, 2003

	2004	2003
Cash flows from operating activities:
Net income (loss)	$(9,014,554)	1,152,837
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	77,869	73,232
Accrued interest on loans to minority stockholders	(306,250)	(306,250)
Allowance for doubtful accounts	(1,972,299)	1,308,598
Changes in operating assets and liabilities:
Deferred tax expense	(1,892,004)	774,000
Trade accounts receivable	5,743,109	571,723
Inventories	597,671	(5,693,156)
Prepaid expenses and other assets	(233,125)	349,714
Television production costs and other assets	123,972	(261,305)
Trade accounts payable	10,799,143	(800,926)
Accrued expenses	(1,780,467)	(382,264)
Income taxes payable/receivable	(1,137,943)	(5,275,231)

Net cash provided by (used in) operating activities	1,005,122	(8,489,028)

Cash flows from investing activities:
Purchases of property and equipment	(28,577)	(189,308)

Net cash used in investing activities	(28,577)	(189,308)

Cash flows from financing activities:
Advances on line of credit – majority stockholder	2,362,071	5,358,157
Payments on line of credit – majority stockholder	(3,547,281)	(3,085,696)

Net cash provided by (used in) financing activities	(1,185,210)	2,272,461

Net decrease in cash	(208,665)	(6,405,875)
Cash, beginning of period	393,909	6,799,784

Cash, end of period	$185,244	393,909

Supplemental disclosures:
Interest paid	$3,223,138	2,327,145

See accompanying notes to financial statements.

TACTICA INTERNATIONAL, INC.

Notes to Financial Statements

February 29, 2004 and February 28, 2003

(1)	Summary of Significant Accounting Policies

(a)	General

Tactica International, Inc. (Tactica or the Company) designs, develops, imports, and distributes personal care and household products to major retailers and through direct marketing. We purchase our products from unaffiliated manufacturers, most of which are located in the Peoples’ Republic of China and the U.S. Our financial statements are prepared in U.S. Dollars and in accordance with accounting principles generally accepted in the United States of America. On March 14, 2000, the Company entered into an agreement in which substantially all the assets and liabilities of Tactica International, LLC and Health Direct, LLC (collectively, the Predecessor Company) were transferred to the Company.

(b)	Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. Losses, negative working capital, and negative cash flows raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to obtain suitable interim financing depends on the availability of borrowing capacity, the success of its growth strategy and its future performance, and its ability to raise additional equity capital, each of which is subject to general economic, financial, competitive, legislative, regulatory, and other factors beyond the Company’s control. The inability to obtain financing when required would have a material adverse effect on the Company and the implementation of its growth strategy. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

(c)	Revenue Recognition

The Company recognizes revenue when it ships its product to customers. Customers at times request credits for returned product or in connection with incentives such as cooperative advertising agreements. The Company reduces sales or increases selling, general, and administrative expenses, depending on the nature of the credits, for estimated future credits to customers. Management bases such estimates either on historical information about credits issued, relative to total sales, or on specific knowledge of incentives offered to retailers.

(d)	Consideration Paid to Customers

We offer our customers certain incentives in the form of cooperative advertising arrangements, product markdown allowances, trade discounts, cash discounts, and slotting fees. We account for these incentives in accordance with Emerging Issues Task Force Issue No. 01-9, Accounting for Consideration Given by a Vendor to a Customer, (EITF 01-9). In instances where the customer is required to provide us with proof of performance, reductions in amounts received from customers as a result of cooperative advertising programs are included in our Statements of Operations on the line entitled Other. Other reductions in amounts received from customers as a result of cooperative advertising programs are recorded as reductions of Net sales. Markdown allowances, trade discounts, and cash discounts are all recorded as reductions of Net sales. Customer incentives included in Other were $2,033,000 and $1,651,000 for fiscal years 2004 and 2003, respectively.

(Continued)

TACTICA INTERNATIONAL, INC.

Notes to Financial Statements

February 29, 2004 and February 28, 2003

(e)	Shipping and Handling Revenues and Expenses

We report revenue from shipping and handling charges on the Net sales line of our Statements of Operations, in accordance with paragraph 5 of Emerging Issues Task Force Issue 00-10, Accounting for Shipping and Handling Fees and Costs. We only include charges for shipping and handling in Net sales for sales made to direct response customers and retail customers ordering relatively small dollar amounts of product. Our shipping and handling expenses far exceed our shipping and handling revenues. Shipping and handling expenses are included in our Statements of Operations on the Other operating expenses line. Our expenses for shipping and handling totaled $4,574,000 and $6,946,000 during fiscal years ended 2004 and 2003, respectively.

(f)	Advertising Expense

Advertising expense is comprised of media, agency, and production expenses. Advertising expenses are charged to expense in the month in which the advertising first takes place. Certain production costs to produce direct response advertising are capitalized and amortized over the expected life of the advertisement.

(g)	Valuation of Accounts Receivable

Our allowance for doubtful accounts reflects our best estimate of probable losses, determined principally on the basis of historical experience and specific allowances for known troubled accounts.

(h)	Inventories and Cost of Goods Sold

Inventories at February 29, 2004 and February 28, 2003 consist almost entirely of finished goods. We account for inventory using a first-in-first-out system in which we record inventory on our balance sheets at the lower of our cost or net realizable value. A product’s cost is comprised of the amount that we pay our manufacturer for product, tariffs and duties associated with transporting product across national borders and freight costs associated with transporting the product from our manufacturers to our warehouse locations. When circumstances dictate that we use net realizable value in lieu of cost, we base our estimates on expected future selling prices less expected disposal costs. The Cost of goods sold line item on the Statements of Operations is comprised of the book value (lower of cost or net realizable value) of inventory sold to customers during the reporting period.

(i)	Property and Equipment

Property and equipment is capitalized at cost and depreciated using the straight-line method over the estimated useful lives of the various assets. Expenditures for normal maintenance and repairs are expensed as incurred. The cost of property and equipment sold or otherwise retired and the related accumulated depreciation is removed from the accounts, with any resulting gain or loss included in results from operations.

(Continued)

TACTICA INTERNATIONAL, INC.

Notes to Financial Statements

February 29, 2004 and February 28, 2003

(j)	Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying value amounts of existing assets and liabilities and their respective tax bases, as well as operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(k)	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(l)	Reclassification

Certain amounts have been reclassified in the prior year to conform with the current presentation.

(m)	New Accounting Guidance

On April 30, 2003, the FASB issued FASB Statement No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities, (SFAS 149). These amendments clarify the definition of derivatives, expand the nature of exemptions from Statement 133, clarify the application of hedge accounting when using certain instruments and modify the cash flow presentation of derivative instruments that contain financing elements. The Statement clarifies the accounting for option-based contracts used as hedging instruments in a cash flow hedge of the variability of the functional-currency-equivalent cash flows for a recognized foreign-currency-denominated asset or liability that is re-measured at spot exchange rates. This approach was issued to alleviate income statement volatility that is generated by the mark-to-market accounting of an option’s time value component. This Statement is effective for all derivative transactions and hedging relationships entered into or modified after June 30, 2003. We currently do not have any derivative instruments nor have we engaged in hedging activities that are covered under this statement.

In May 2003, the FASB issued FASB Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity, (SFAS 150). This statement establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that issuers classify as liabilities a financial instrument that is within its scope as a liability because that financial instrument embodies an obligation of the issuer. This Statement does not affect the timing of recognition of financial instruments as contingent consideration nor does it apply to obligations

(Continued)

TACTICA INTERNATIONAL, INC.

Notes to Financial Statements

February 29, 2004 and February 28, 2003

under stock-based compensation arrangements if those obligations are accounted for under APB Opinion No. 25. We are still reviewing the effects of SFAS 150 on our financial statements. We currently do not have any financial instruments that are covered under this statement.

In December 2003, the FASB issued FASB Interpretation No. 46R (FIN 46R), Consolidation of Variable Interest Entities, (FIN 46R). FIN 46R replaces the same titled FIN 46 that was issued in January 2003. FIN 46R identifies when entities must be consolidated with the financial statements of a company where the investors in an entity do not have the characteristics of a controlling financial interest or the entity does not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. Application of this Interpretation is effective for any financial statements we issue after December 15, 2003. We have no interests in any entities, therefore, FIN 46R had no effect on our financial statements.

(2)	Accounts Receivable and Income Taxes Receivable

Accounts receivable was comprised of the following at February 29, 2004 and February 28, 2003:

	2004	2003
Accounts receivable	$3,369,382	9,112,492
Less allowance for doubtful accounts	(2,045,408)	(4,017,707)

Accounts receivable, net	$1,323,974	5,094,785

Income taxes receivable was comprised of the following at February 29, 2004:

Federal	$3,001,758
New York State	6,012
New York City	404

$3,008,174

(Continued)

TACTICA INTERNATIONAL, INC.

Notes to Financial Statements

February 29, 2004 and February 28, 2003

(3)	Property and Equipment

A summary of property and equipment at February 29, 2004 and February 28, 2003 was as follows:

	Useful lives (years)	2004	2003
Furniture and fixtures	7	$50,318	48,718
Leasehold improvements	10	42,150	43,122
Showroom	7	47,971	47,971
Computer equipment	5	265,300	250,628
Office equipment	5	64,505	66,007
Computer software	3	58,835	45,633
Vehicles	5	21,264	21,264

		550,343	523,343

Less accumulated depreciation		(365,570)	(288,848)

		$184,773	234,495

(4)	Income Taxes

The Company’s effective tax rate differed from the statutory federal income tax rate at February 29, 2004 and February 28, 2003 due to the following:

	2004	2003
Income tax at statutory rate	35.0	35.0
State and local income tax provision	10.0	10.0
Valuation allowance	(12.9)	—
Other	2.3	2.0

Effective tax rate	34.4	47.0

(Continued)

TACTICA INTERNATIONAL, INC.

Notes to Financial Statements

February 29, 2004 and February 28, 2003

The tax effects of significant temporary differences representing deferred tax assets at February 29, 2004 and February 28, 2003 were as follows:

	2004	2003
Uniform capitalization adjustment, depreciation, and amortization	$(943,493)	(764,419)
Net operating loss carryforwards	4,297,788	95,263
Allowance for doubtful accounts	206,739	552,221
Accrued bonus	—	139,783
Unearned revenue	221,051	96,203
Other	13,581	14,418

	3,795,666	133,469

Valuation allowance	(1,770,193)	—

Net deferred tax assets	$2,025,473	133,469

At February 29, 2004, the Company had net operating loss carry forwards of approximately $5,957,000, which will be fully realized during the year ending February 28, 2005. The realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Based on the purchase of the 55% interest of the majority stockholder, along with the debt forgiveness of the $17,161,000 of secured debt and accrued interest, management expects a positive effect on future levels of taxable income. With this, Tactica expects the realization of the majority, or all, of the deferred tax asset.

As of the end of fiscal year 2004, the net operating loss carryforwards included in the gross deferred tax asset totaling $4,297,788 will expire if not utilized by fiscal year 2024.

The components of income tax benefit (expense) were as follows:

	2004	2003
Current	$1,057,844	(249,419)
Deferred	3,662,197	(774,000)

	$4,720,041	(1,023,419)

(Continued)

TACTICA INTERNATIONAL, INC.

Notes to Financial Statements

February 29, 2004 and February 28, 2003

(5)	Line of Credit – Majority Stockholder

The Company had a $17,500,000 line of credit with the 55% stockholder in the Company expiring on March 14, 2005. Borrowings under the line of credit bore interest at the prime rate (4.0% and 4.25% at February 29, 2004 and February 28, 2003, respectively). Borrowings under the line of credit at February 29, 2004 and February 28, 2003 were $13,665,109 and $14,850,319, respectively. The unpaid balance and interest on the line of credit has a maturity date of March 14, 2005. The line of credit contains covenants requiring minimum working capital, net worth, cash flow from operations, and earnings before interest, taxes, depreciation, and amortization (EBITDA). At February 29, 2004 and February 28, 2003, the Company was not in compliance with certain of these covenants. Under the provisions of the related loan agreement, the related party could have declared the loans in default and demanded immediate payment. Accordingly, the line of credit has been classified as a current liability at February 29, 2004 and February 28, 2003. See note 9.

(6)	Note Payable – Majority Stockholder

As of February 29, 2004 and February 28, 2003 the Company had a note payable to the 55% stockholder in the Company. Interest was due quarterly at a rate of 8.75% per annum. The loan was due and payable on March 14, 2005. See note 9.

(7)	Commitments and Contingencies

Beginning in July 2003, the Company leases its office facilities under a noncancelable operating lease expiring in February 2006. Rent expense for years ended February 29, 2004 and the year ended February 28, 2003 was $823,446 and $760,691, respectively.

Future remaining minimum rentals for noncancelable operating leases with terms in excess of one year as of February 29, 2004 were as follows:

2005	$778,887
2006	778,887

$1,557,774

Included in the results of operations for the years ended February 29, 2004 and February 28, 2003 and in accrued expenses at February 29, 2004 and February 28, 2003 are costs incurred or accrued related to litigation and contingencies arising in the normal course of business. Management believes that amounts accrued are adequate as of February 29, 2004 and February 28, 2003 and that any additional costs that may result from resolution of these contingencies would not have a material effect on the Company’s financial position, results of operations, or cash flows.

(Continued)

TACTICA INTERNATIONAL, INC.

Notes to Financial Statements

February 29, 2004 and February 28, 2003

(8)	Related Party Transactions

The Company loaned the three minority stockholders of the Company a total of $3,500,000 on March 14, 2000. The loans bore interest at 8.75% per annum. All principal and unpaid interest on the loans is due and payable March 14, 2005.

During 2002 and part of 2003, the Company occupied office space leased by an entity in which the minority stockholders have an interest. During the years ended February 29, 2004 and February 28, 2003, the Company paid approximately $-0- and $121,000, respectively, for rent on behalf of such entity.

(9)	Subsequent Events

On April 29, 2004, the Company and its stockholders entered into a series of transactions that consolidated ownership of Tactica and reduced the working capital deficiency. The stockholder-operating managers, who collectively owned a 45% interest in the Company, contributed $3,050,000 in marketable securities to Tactica. The majority stockholder transferred its 55% interest in Tactica to the stockholder-operating managers and accepted the marketable securities and rights to certain Tactica tax refunds and intellectual properties in full satisfaction of $17,161,000 owed by Tactica under the secured line of credit and loan payable. In connection with these transactions, the Company’s loans to the minority stockholders were eliminated.

Exhibit G

IGIA Form 10-QSB for

Period Ended August 31, 2004

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-QSB

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

FOR THE QUARTERLY PERIOD ENDED AUGUST 31, 2004

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

FOR THE TRANSITION PERIOD FROM              TO             .

Commission file number 000-23506

IGIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0601498
(State or jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

11 West 42nd Street, 7th Floor, New York, New York 10036

(Address of Principal Executive Offices)

Registrant’s telephone number: (212) 575-0500

Former Fiscal Year End: June 30, 2003

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12 (g) of the Act:

Preferred Stock: No Par Value

Common Stock: $ .001 Par Value

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐.

As of November 12, 2004, the Registrant had 17,913,140 shares of common stock issued and outstanding.

Transitional Small Business Disclosure Format (check one):    Yes  ☐    No  ☒

Quarterly Report on Form 10-QSB for the

Quarterly Period Ending August 31, 2004

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements

The following unaudited Condensed Consolidated Financial Statements as of August 31, 2004 and for the three and six months ended August 31, 2004 and 2003 have been prepared by IGIA, Inc. (formerly Diva Entertainment, Inc.), a Delaware corporation.

IGIA, INC.

(Formerly Diva Entertainment, Inc.)

CONDENSED CONSOLIDATED BALANCE SHEET

(UNAUDITED)

August 31, 2004
ASSETS

CURRENT ASSETS:
Cash	$197,529
Accounts receivable, net of allowance for doubtful accounts of $4,162,029	1,269,480
Inventories	8,596,914
Prepaid expenses and other current assets	552,995

Total current assets	10,616,918

Property and equipment, net of accumulated depreciation of $529,820	146,584
Security deposits	27,560

Total Assets	$10,791,062

LIABILITIES AND DEFICIENCY IN STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$9,405,639
Accrued chargeback reserve Accrued expenses and other liabilities	3,088,927 986,523
Note payable	100,000
Prepaid shipments	677,643
Advances under factoring facility	438,251

Total current liabilities	14,696,983

DEFICIENCY IN STOCKHOLDERS’ EQUITY:
Preferred stock, Series E, par value $0.001 per share; 10,000,000 shares authorized; 261,574 shares issued and outstanding	262
Common stock, par value $ 0.001 per share; 100,000,000 shares authorized, 17,913,140 shares issued and outstanding	17,913
Additional paid in capital	13,921,051
Accumulated deficit	(17,845,147)

Total Deficiency in Stockholders’ Equity	(3,905,921)

Total Liabilities and Deficiency in Stockholders’ Equity	$10,791,062

See accompanying footnotes to the unaudited condensed consolidated financial statements

IGIA, INC.

(Formerly Diva Entertainment, Inc.)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended August 31,		Six Months Ended August 31,
	2004	2003	2004	2003
REVENUES:
Net sales	$1,987,050	10,447,359	8,571,983	25,711,543

Cost of sales	2,190,781	4,513,441	4,979,044	10,544,260

Gross Profit	(203,731)	5,933,918	3,592,939	15,167,283

OPERATING EXPENSES:
Media advertising	54,251	3,803,453	451,788	7,714,574
Financial advisory fee	3,275,000	0	3,275,000	0
Other selling, general and administrative	2,822,678	5,947,366	5,706,354	10,379,555

Total Operating Expenses	6,151,929	9,750,819	9,433,142	18,094,129

LOSS FROM OPERATIONS	(6,355,660)	(3,816,901)	(5,840,203)	(2,926,846)

OTHER INCOME (EXPENSE):
Interest expense, net	(24,438)	(153,391)	(118,353)	(313,814)
Other	82,234	31,723	132,425	160,225

	57,796	(121,668)	14,072	(153,589)

Net loss before income taxes	(6,297,864)	(3,938,569)	(5,826,131)	(3,080,435)

Income tax benefit	(235,866)	(1,837,521)	0	(1,689,978)

NET LOSS	$(6,061,998)	(2,101,048)	(5,826,131)	(1,390,457)

Net loss per common share (basic and diluted)	$(0.34)	$(0.12)	$(0.33)	$(0.08)

Weighted average common shares outstanding	17,913,140	17,913,140	17,913,140	17,913,140

See accompanying footnotes to the unaudited condensed consolidated financial statements

IGIA, INC.

(Formerly Diva Entertainment, Inc.)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended August 31,
	2004	2003
Net cash (used in) provided by operating activities	$(356,674)	$110,947
Net cash used in investing activities	(3,078)	(10,826)
Net cash provided by financing activities	372,037	53,419

Net increase in cash and cash equivalents	12,285	153,540
Cash and cash equivalents at beginning of period	185,244	396,378

Cash and cash equivalents at end of period	$197,529	$549,918

See accompanying footnotes to the unaudited condensed consolidated financial statements

IGIA, INC.

(Formerly Diva Entertainment, Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2004

(UNAUDITED)

NOTE A - SUMMARY OF ACCOUNTING POLICIES

General

IGIA, Inc., formerly Diva Entertainment, Inc. (the “Company”, “Registrant” or “IGIA”), is incorporated under the laws of the State of Delaware. The Company, through its wholly-owned subsidiary, Tactica International, Inc. (“Tactica”) designs, develops, imports, and distributes personal care and household products to major retailers and through direct marketing. We purchase our products from unaffiliated manufacturers most of which are located in the People’s Republic of China and the United States.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Accordingly, the results from operations for the three-month and six-month periods ended August 31, 2004 are not necessarily indicative of the results that may be expected for the year ending February 28, 2005. The unaudited condensed consolidated financial statements should be read in conjunction with the consolidated February 29, 2004 audited financial statements and footnotes thereto included in the Company’s Form 8-K for June 11, 2004, as amended for August 26, 2004.

The consolidated financial statements include the accounts of the Registrant and its wholly-owned subsidiary, Tactica. All significant inter-company transactions and balances have been eliminated in consolidation.

Chapter 11 Reorganization

On October 21, 2004, Tactica, which accounts for all of the current operations of the Company, filed a voluntary petition for relief under chapter 11 of title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). IGIA is not seeking bankruptcy protection. Tactica remains in possession of its assets and the management of its property as a debtor in possession under Sections 1107 and 1108 of the Bankruptcy Code. On October 25, 2004, the Bankruptcy Court approved, on an interim basis, a Stipulation and Consent Order (the “Stipulation”) with Innotrac Corporation (“Innotrac”) (a copy of the Stipulation and the Order approving the Stipulation on an interim basis, are filed as an exhibit to the Form 8-K for October 21, 2004, filed by IGIA). A hearing on final approval of the Stipulation has been scheduled for November 18, 2004.

In the ordinary course of Tactica’s business, Innotrac warehouses Tactica’s products, processes orders and inventory and ships these products to Tactica’s customers. Tactica asserts that the value of its inventory held at Innotrac’s facility is approximately $9 million. Innotrac informed Tactica that Innotrac would not permit Tactica to remove its inventory stored with Innotrac unless Tactica paid Innotrac all amounts allegedly due. Despite numerous attempts to obtain financing prior to its filing for bankruptcy protection, Tactica was unable to do so. As a result of the foregoing factors, Tactica did not have a sufficient available source of working capital to continue its normal operation of business. Although Tactica and Innotrac attempted to reach an out of court agreement to resolve the terms of payment to Innotrac, the terms could not be agreed upon. The parties agreed upon the terms of the Stipulation which contemplated the filing of a bankruptcy petition and Bankruptcy Court approval.

The Stipulation provides for a mechanism which enables Tactica to have its inventory shipped and sold to its customers. Pursuant to the Stipulation, Innotrac agrees to release its lien with respect to Tactica’s inventory at the time such inventory is released for shipments to customers. With respect to the first $1.6 million in customer orders, Tactica shall pay Innotrac 55% of the sales proceeds promptly upon receipt of customer payments and Tactica will retain the remainder for its working capital. With respect to subsequent customer orders, Tactica shall pay Innotrac 60% of the sales proceeds upon receipt of customer payments and retain the remainder. The proceeds paid to Innotrac shall reduce the agreed upon $2,753,281 of debt owed by Tactica to Innotrac, plus to the extend allowable under the Bankruptcy Code or other applicable law, pre-petition interest and post-petition interest, fees, cost, charges and expenses including attorney’s fees.

Following the interim approval of the Stipulation by the Bankruptcy Court on October 25, 2004, Innotrac began processing, packing and releasing Tactica’s inventory for fulfillment of customer orders.

Going Concern

        The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The bankruptcy petition losses, negative working capital and net worth of Tactica raise substantial doubt about Tactica’s ability to continue as a going concern. Tactica’s ability to obtain suitable interim financing depends on the availability of its borrowing capacity, the success of its growth strategy and its future performance, each of which is subject to general economic, financial, competitive, legislative, regulatory, and other factors beyond the Company’s control. The inability to obtain financing when required would have a material adverse effect on the Company and the implementation of its business plan. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Stock-Based Compensation

In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123.” This statement amends SFAS No. 123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary charge to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has not yet adopted any stock-based compensation plans.

Reclassification

Certain reclassifications have been made to conform to prior periods’ data to the current presentation. These reclassifications had no effect on reported losses.

NOTE B - ACQUISITION AND CAPITAL RESTRUCTURE

On June 11, 2004, the Company entered into a Securities Purchase Agreement and Plan of Reorganization (“Merger”) with Diva Entertainment, Inc. (“Diva”) an inactive publicly registered shell corporation with no significant assets or operations. In accordance with SFAS No. 141, the Company was the acquiring entity. While the transaction is accounted for using the purchase method of accounting, in substance the Agreement is a recapitalization of the Company’s capital structure.

For accounting purposes, the Company has accounted for the transaction as a reverse acquisition and the Company shall be the surviving entity. From July 1999, until the date of the Merger, DIVA was an inactive entity, with no operations. The Company did not recognize goodwill or any intangible assets in connection with the transaction.

Effective with the Merger, all previously outstanding common stock owned by the Company’s shareholders were exchanged for an aggregate of 12,400,000 shares of the DIVA’s Common Stock and 261,000 shares of Series E Convertible Preferred Stock. The value of the stock that was issued was the historical cost of the DIVA’s net tangible assets, which did not differ materially from their fair value.

Subsequent to the Merger, DIVA changed its name to IGIA, Inc.

The accompanying financial statements present the historical financial condition, results of operations and cash flows of the Company prior to the merger with DIVA.

NOTE C - CAPITAL STOCK

We are authorized to issue 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, of which 261,574 have been designated Series E Convertible Preferred Stock. As of August 31, 2004, we had 17,913,140 shares of Common Stock, and 261,574 shares of Series E Convertible Preferred Stock issued and outstanding.

Common Stock.

Our authorized common equity consists of 100,000,000 shares of a single class of Common Stock, having a par value of $0.001 per share. As of August 31, 2004, IGIA had issued and outstanding a total of 17,913,140 shares of Common Stock (not including the 26,157,421 shares of Common Stock issuable upon conversion of the Series E Convertible Preferred Stock). The holders of our Common Stock have no cumulative voting rights or preemptive rights.

The Company issued 1,250,000 shares of Common Stock to its financial advisors upon closing of the Merger.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, having a par value of $0.001 per share. Our preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by our board of directors, without further action by stockholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion, redemption rights and sinking fund provisions. The issuance of preferred stock could reduce the rights, including voting rights, of the holders of Common Stock, and, therefore, reduce the value of our Common Stock. In particular, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with or sell our assets to a third party, thereby preserving control of IGIA by existing management.

Subsequent to the Merger, the Company and certain of its vendors agreed to convert approximately $3.6 million of accounts payable into company equity for which the Company issued an additional 574 shares of Series E Convertible Preferred Stock.

Current holders of our preferred stock (i) have general ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors; (ii) are entitled to share ratably in all assets available for distribution to stockholders upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights, nor are there any redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one vote per share on all matters on which stockholders may vote at all stockholder meetings. The preferred stock does not have cumulative voting rights.

Series E Convertible Preferred Stock

As of August 31, 2004, there were 261,574 shares of our Series E Convertible Preferred Stock issued and outstanding. All issued and outstanding shares of Series E Convertible Preferred Stock will automatically convert into an aggregate of 26,157,421 shares of our Common Stock upon satisfaction of certain shareholder requirements.

NOTE D - CONTINGENCIES AND SUBSEQUENT EVENTS

On October 21, 2004, Tactica filed a voluntary petition for relief in Bankruptcy Court. All of Tactica’s liabilities reported on the Registrant’s condensed consolidated balance sheet as of August 31, 2004 included herein are pre-petition liabilities that are subject to a Court supervised and approved resolution and include approximately $5 million of secured liabilities and $9 million of unsecured liabilities.

Included in pre-petition liabilities are chargeback claims made by a single retail customer that exceed Tactica’s total accounts receivable from that customer by approximately $3 million, of which approximately $2 million in claims were transferred by the retail customer to Helen of Troy, the former 55% shareholder of Tactica. In accordance with the April 29, 2004 agreement with Helen of Troy, as further described herein, Tactica granted Helen of Troy a security interest in its accounts receivable from the customer and Tactica is to remit any payments received from the customer to Helen of Troy. No payments have been received to date and none are expected in the foreseeable future.

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE THREE AND SIX MONTHS ENDED AUGUST 30, 2004

FORWARD LOOKING STATEMENTS

Statements in this Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this document are certain statements which are not historical or current fact and constitute “forward-looking statements” within the meaning of such term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual financial or operating results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. Such forward looking statements are based on our best estimates of future results, performance or achievements, based on current conditions and the most recent results of the Company. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “may”, “will”, “potential”, “opportunity”, “believes”, “belief”, “expects”, “intends”, “estimates”, “anticipates” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s reports and registration statements filed with the Securities and Exchange Commission.

History

IGIA was incorporated in the State of Delaware under the name Quasar Projects Company for the purpose of merging with or acquiring a company with operations and assets. From its inception through April 28, 1999, we generated nominal revenues and did not actively engage in business.

On April 28, 1999, we acquired Diva Entertainment, Inc., a Florida corporation, which was engaged in the business of operating and managing two wholly owned talent management companies: Prima Eastwest Model Management, Inc., a California corporation, and Que Management Inc., a New York corporation. At that time, we changed our name to Diva Entertainment, Inc. From April 28, 1999 through June 10, 2004, we were in the business of representing professional fashion models, commercial actors and theatrical actors.

On June 11, 2004, we entered into the Securities Purchase Agreement pursuant to which we acquired our wholly owned subsidiary Tactica International, Inc. and sold our former subsidiary Diva Entertainment, Inc.

Since June 11, 2004, we have been in the business of the direct marketing and distribution of proprietary and branded personal care and home care products. We are no longer in the business of talent management.

General Background

IGIA, through its wholly owned operating subsidiary, Tactica International, Inc. (“Tactica”), is a leading direct marketer and distributor of proprietary and branded personal care and home care products. Tactica has a niche position within the direct marketing industry, a market which the “Direct Marketing Association” expects to grow from $2 to $3 trillion dollars in annual sales within the next five years. Tactica also sells through major retail chains and mail order catalogs and on Tactica’s website.

Tactica is managed by an experienced, innovative and management team that has proven its ability to develop, launch, market and distribute new products through a carefully planned and coordinated campaign that assures widespread consumer awareness of the products, and easy access to a variety of purchasing channels. The management team is headed by Avi Sivan, Tactica’s founder and Chief Executive Officer, and Prem Ramchandani, Tactica’s President. They have been the driving force in making IGIA a player in the Direct Response Television (DRTV) industry. They spearheaded the launching of numerous, innovative products through a four-pronged marketing approach that includes print, TV, mail order and retail. Mr. Sivan is one of the pioneers of the industry and the creator of the IGIA(R) brand of products. Tactica has been successful in utilizing infomercials as a marketing channel to sell products.

In March 2000, a majority interest in Tactica was purchased by Helen of Troy Limited or HoT, a developer and marketer of personal care products. The transaction gave Tactica access to capital to expand marketing and distribution. Tactica expanded its focus on distribution and more than doubled the number of retail outlets carrying Tactica’s products to more than 45,000 worldwide. On April 29, 2004, Tactica’s management purchased back the 55% interest in Tactica held by HoT. In exchange for HoT’s 55% interest and approximately $17 million of secured Tactica debt and accrued interest payable, HoT received marketable securities, intellectual properties, including the Epil-Stop(R) brand, and the right to certain Tactica tax refunds.

All of IGIA’s current operations occur in our Tactica subsidiary, which we acquired as of June 11, 2004. IGIA does not currently have any operations at the parent level.

Chapter 11 Reorganization

On October 21, 2004, Tactica, which accounts for all of the current operations of the Company, filed a voluntary petition for relief under chapter 11 of title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). IGIA is not seeking bankruptcy protection. Tactica remains in possession of its assets and the management of its property as a debtor in possession under Sections 1107 and 1108 of the Bankruptcy Code. On October 25, 2004, the Bankruptcy Court approved, on an interim basis, a Stipulation and Consent Order (the “Stipulation”) with Innotrac Corporation (“Innotrac”) (a copy of the Stipulation and the Order approving the Stipulation on an interim basis, are filed as an exhibit to the Form 8-K for October 21, 2004, filed by IGIA). A hearing on final approval of the Stipulation has been scheduled for November 18, 2004.

In the ordinary course of Tactica’s business, Innotrac warehouses Tactica’s products, processes orders and inventory and ships these products to Tactica’s customers. Tactica asserts that the value of its inventory held at Innotrac’s facility is approximately $9 million. Innotrac informed Tactica that Innotrac would not permit Tactica to remove its inventory stored with Innotrac unless Tactica paid Innotrac all amounts allegedly due. Despite numerous attempts to obtain financing prior to its filing for bankruptcy protection, Tactica was unable to do so. As a result of the foregoing factors, Tactica did not have a sufficient available source of working capital to continue its normal operation of business. Although Tactica and Innotrac attempted to reach an out of court agreement to resolve the terms of payment to Innotrac, the terms could not be agreed upon. The parties agreed upon the terms of the Stipulation which contemplated the filing of a bankruptcy petition and Bankruptcy Court approval.

The Stipulation provides for a mechanism which enables Tactica to have its inventory shipped and sold to its customers. Pursuant to the Stipulation, Innotrac agrees to release its lien with respect to Tactica’s inventory at the time such inventory is released for shipments to customers. With respect to the first $1.6 million in customer orders, Tactica shall pay Innotrac 55% of the sales proceeds promptly upon receipt of customer payments and Tactica will retain the remainder for its working capital. With respect to subsequent customer orders, Tactica shall pay Innotrac 60% of the sales proceeds upon receipt of customer payments and retain the remainder. The proceeds paid to Innotrac shall reduce the agreed upon $2,753,281 of debt owed by Tactica to Innotrac, plus to the extend allowable under the Bankruptcy Code or other applicable law, pre-petition interest and post-petition interest, fees, cost, charges and expenses including attorney’s fees.

Following the interim approval of the Stipulation by the Bankruptcy Court on October 25, 2004, Innotrac began processing, packing and releasing Tactica’s inventory for fulfillment of customer orders.

COMPARISON OF THE THREE AND SIX MONTHS ENDED AUGUST 31, 2004 TO THE THREE AND SIX MONTHS ENDED AUGUST 31, 2003

Results of Operations

Revenues

IGIA through its wholly owned subsidiary Tactica, sells a variety of personal care and other products to retailers (the “retail segment”) and directly to consumers (the “direct response segment”). Tactica uses television and print media advertising extensively to promote sales in both segments. Our total revenues were $1,987,000 for the three-month period ended August 31, 2004 compared to $10,447,000 for the same period ended August 31, 2003, a decrease of $8,460,000, or 81.0%. Our total revenues were $8,572,000 for the six-month period ended August 31, 2004 compared to $25,712,000 for the same period ended August 31, 2003, a decrease of $17,140,000, or 66.7%. The decreases in revenue for the three and six month periods ended August 31, 2004 as compared to the same periods for the prior fiscal year were primarily the result of the effects of our reduced spending on media advertising, order fulfillment services, and product purchases.

In the ordinary course of its business, Innotrac provided warehousing, sale order processing and fulfillment services to Tactica provided that the balance owed for such services was within an acceptable range. At times during the six months ended August 31, 2004, due to our low level of working capital, sales order processing was temporarily suspended. In addition, we invested less in acquiring new inventory which has delayed fulfillment of customer orders.

We incur chargeback claims, primarily product returns, from our retailer customers which reduce our revenues. We have incurred a high level of chargebacks for our products, especially Epil-Stop(R), that we sold as a result of the reduction in our promotional efforts that stimulated retail sales of our products. In addition, the launch of Epil-Stop(R) Wipe-Aways, a new hair removal product, was not promoted extensively and did not produce as much revenues as anticipated, and is resulting in significant retail chargebacks. Under terms of an April 29, 2004 agreement, we transferred all rights to the Epil-Stop(R) brand to Helen of Troy and they granted us a three-year license to sell Epil-Stop(R) products to customers outside of North America, Central America, South America and the Caribbean. Our accrued chargeback reserve provides for estimated chargeback claims and it was significantly increased during the three- and six- month periods ended August 31, 2004 to account for chargebacks for Epil-Stop(R) products, now that we do not support the brand in the U.S., and other of our products.

Our sales of Epil-Stop(R) products to international customers are not significantly influenced by U.S. television advertising and are generally not subject to returns. Future Epil-Stop(R) sales to international customers are expected to be largely unaffected by sales and marketing activities in the U.S.

Gross Profit

The Company’s gross profit was negative $204,000 or negative 10.3% for the three months ended August 31, 2004 versus $5,934,000 or 56.8% for the three months ended August 31, 2003. The Company’s gross profit was $3,593,000 or 41.9% for the six months ended August 31, 2004 versus $15,167,000 or 59.0% for the six months ended August 31, 2003. The $6,138,000 and $11,574,000 decreases in gross profit for the three and six month periods, respectively, are primarily the result of the decreases in revenue. Our gross profit percentages decreased in part due to increased sales of excess inventory to specialty retailers at reduced prices in the three and six month periods ended August 31, 2004, as compared to August 31, 2003. In addition, the Company’s gross profits in the current fiscal year have been reduced for the write down of its inventory to estimated market value, when such value is below cost.

Costs and Expenses

Selling, general and administrative (“S G & A”) expenses for the three-month period ended August 31, 2004 decreased $3,599,000 from $9,751,000 to $6,152,000, or 36.9% as compared to the same period in 2003. S G & A expenses for the six-month period ended August 31, 2004 decreased $8,661,000 from $18,094,000 to $9,433,000, or 47.9% as compared to the same period in 2003. We spent $3,749,000 and $7,263,000 or 98.6% and 94.1% less on media advertising in the three and six months ended August 31, 2004 as compared to the same periods in the prior fiscal year, respectively. We use television infomercials and print advertisements to sell our products directly to consumers and to increase awareness of the products we sell to retailers. Media advertising requires Tactica to make upfront investments of its working capital, which we have moderated to in recognition of the company’s level of working capital until such time as additional funds are raised. Our promotional efforts for Epil-Stop products were significantly lower in the six-month period ended August 31, 2004 as compared to the same period in 2003 due in part to the April 29, 2004 transfer of its Epil-Stop brand to Helen of Troy. The Company also reduced personnel, warehouse operations costs and other general and administrative expense in connection with the lower level of sales activity. During the three months ended August 31, 2004, the Company recorded a one-time expense of $3,275,000 for financial advisory fees that were incurred in connection with the June 2004 reverse merger transaction. The fees consisted of 1,250,000 shares of IGIA Common Stock issued and paid to its financial advisor upon the closing of the June 11, 2004 reverse merger transaction.

Interest Expense

The Company incurred net interest expense of $24,000 and $153,000 during the three-month periods ended August 31, 2004 and 2003, respectively. The Company incurred interest expense of $118,000 and $314,000 during the six-month periods ended August 31, 2004 and 2003, respectively. The decreases are due to the elimination on April 29, 2004 of Tactica’s line of credit with Helen of Troy and resulting interest expense charges.

Net Loss

Our net loss for the quarter ended August 31, 2004 was $6,061,000 in contrast to a $2,101,000 net loss for the quarter ended August 31, 2003. Our net loss for the six-months ended August 31, 2004 was $5,825,000 in contrast to a $1,390,000 net loss for the six-months ended August 31, 2003. The Company’s losses are attributable to decreased revenues and gross profits that were not fully offset by the decreases in operating expenses. In addition, the Company incurred a $3,275,000 one-time financial advisory fee in connection with the June 2004 reverse merger that was paid in IGIA Common Stock.

Our net loss per common share (basic and diluted) was $0.34 and $0.12 for the three months ended August 31, 2004 and August 31, 2003, respectively. Our net loss per common share (basic and diluted) was $0.33 for the six months ended August 31, 2004 and $0.08 for the six months ended August 31, 2003.

The weighted average number of outstanding shares were 17,913,140 for the three and six months ended August 31, 2004, and August 31, 2003 respectively.

Liquidity and Capital Resources

As of August 31, 2004, the Company had a $4 million working capital deficit and negative net worth. As of February 29, 2004, Tactica had a working capital deficit in excess of $12 million and negative net worth of approximately $11 million. As a result of the April 29, 2004 transaction between Tactica, Helen of Troy, and the minority shareholders of Tactica, Tactica eliminated approximately $17 million in secured debt and improved its position to obtain additional financing. The June 11, 2004 reverse merger between Tactica and IGIA gave the Company access to public markets for financing and enabled Tactica to convert approximately $3.6 million of accounts payable into Series E Convertible Preferred Stock.

Despite the transaction with Helen of Troy, the Company has not yet been able to raise additional working capital. As a result of the foregoing factors, Tactica did not have a sufficient available source of working capital to satisfy a demand by Innotrac that Tactica immediately pay all amounts allegedly due to Innotrac and continue its normal operation of business. Tactica and Innotrac agreed upon the terms of a Stipulation which contemplated the filing of a bankruptcy petition that was subsequently made and approved on an interim basis by the Bankruptcy Court.

Management believes that the Stipulation and bankruptcy petition may create the opportunity to provide the Company with funds to operate and to attract debtor in possession financing or an acquiror of Tactica’s business. We plan to use the additional cash to increase revenues, which have been constrained, in part, due to limited available working capital needed to purchase order fulfillment services, product to fill customer orders and to run television advertising. Management believes that the additional funds would enable IGIA to promote direct sales of its Singer® line of floor care products and launch sales through retail outlets thereafter. Management expects that increased sales and marketing activities would also enable IGIA to stimulate sales of its IGIÁ(R) product lines. By revitalizing sales and marketing activities, Tactica expects to improve its ability to bring to market new products, including products under its own brands and licensed products.

If the Company is unable to service it financial obligations as they become due, it will be required to adopt alternative strategies, which may include, but are not limited to, actions such as further reducing management and employee headcount and compensation, attempting to further restructure financial obligations and/or seeking a strategic merger, acquisition or a sale of assets. There can be no assurance that any of these strategies could be affected on satisfactory terms.

The effect of inflation on the Company’s revenue and operating results was not significant. The Company’s operations are located in North America and there are no seasonal aspects that would have a material effect on the Company’s financial condition or results of operations.

Trends, Risks and Uncertainties

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our Common Stock.

IGIA FACES POTENTIAL FLUCTUATIONS IN QUARTERLY OPERATING RESULTS.

IGIA’s quarterly operating results may fluctuate significantly in the future as a result of a variety of factors, most of which are outside IGIA’s control, including:

IGIA’s quarterly results may also be significantly impacted by the accounting treatment of acquisitions, financing transactions or other matters. Due to the foregoing factors, among others, it is likely that IGIA’s operating results will fall below the expectations of IGIA or investors in some future period.

IGIA’S COMMON STOCK TRADES IN A LIMITED PUBLIC MARKET, THE NASD OTC ELECTRONIC BULLETIN BOARD; ACCORDINGLY, INVESTORS FACE POSSIBLE VOLATILITY OF SHARE PRICE.

IGIA’s common stock is currently quoted on the NASD OTC Bulletin Board under the ticker symbol IGAI.OB. As of the date of this Report, there were approximately 17,913,140 shares of common stock outstanding, of which approximately 5,500,000 were tradable without restriction under the Securities Act.

IGIA entered the fiscal second quarter of 2005 facing an assortment of significant challenges. The Company is undertaking a complete analysis of its strategic plan and day-to-day operations. Each strategy requires the influx of additional working capital. Management and members of the

Company’s board of directors are in active discussions with several sources of potential financing, including acquisition by a company with greater financial resources. No assurance can be given that sufficient capital can be obtained to meet the Company’s existing financial obligations and continue its operations. If capital is not made available to the Company immediately, the Company may have no alternative but to liquidate Tactica and seek to acquire another business.

There can be no assurance that a trading market will be sustained in the future. Factors such as, but not limited to, technological innovations, new products, acquisitions or strategic alliances entered into by IGIA or its competitors, failure to meet security analysts’ expectations, government regulatory action, patent or proprietary rights developments, and market conditions for technology stocks in general could have a material effect on the liquidity of IGIA’s common stock and volatility of IGIA’s stock price.

IGIA’S FUTURE OPERATIONS ARE CONTINGENT ON ITS ABILITY TO MANAGE ITS GROWTH, IF ANY.

In the event IGIA is able to obtain necessary funding, IGIA expects to experience growth in the number of employees and the scope of its operations. In particular, IGIA may hire additional sales, marketing, content acquisition and administrative personnel. Additionally, acquisitions could result in an increase in employee headcount and business activity. Such activities could result in increased responsibilities for management. IGIA believes that its ability to increase its customer support capability and to attract, train, and retain qualified technical, sales, marketing, and management personnel, will be a critical factor to its future success.

Further, IGIA’s future success will be highly dependent upon its ability to successfully manage the expansion of its operations. IGIA’s ability to manage and support its growth effectively will be substantially dependent on its ability to: implement adequate improvements to financial and management controls, reporting and order entry systems, and other procedures and hire sufficient numbers of financial, accounting, administrative, and management personnel. IGIA’s expansion and the resulting growth in the number of its employees would result in increased responsibility for both existing and new management personnel. IGIA is in the process of establishing and upgrading its financial accounting and procedures. IGIA may not be able to identify, attract, and retain experienced accounting and financial personnel. IGIA’s future operating results will depend on the ability of its management and other key employees to implement and improve its systems for operations, financial control, and information management, and to recruit, train, and manage its employee base. IGIA may not be able to achieve or manage any such growth successfully or to implement and maintain adequate financial and management controls and procedures, and any inability to do so would have a material adverse effect on its business, results of operations, and financial condition.

IGIA’s future success depends upon its ability to address potential market opportunities while managing its expenses to match its ability to finance its operations. This need to manage its expenses will place a significant strain on IGIA’s management and operational resources. If IGIA is unable to manage its expenses effectively, the Company may be unable to finance its operations.

IGIA FACES RISKS ASSOCIATED WITH FUTURE ACQUISITIONS, IF ANY.

As part of its business strategy, IGIA expects to acquire assets and businesses relating to or complementary to its operations. These acquisitions by IGIA will involve risks commonly encountered in acquisitions of companies. These risks include, among other things, the following:

•	IGIA may be exposed to unknown liabilities of the acquired companies;

•	IGIA may incur acquisition costs and expenses higher than it anticipated; Fluctuations in IGIA’s quarterly and annual operating results may occur due to the costs and expenses of acquiring and integrating new businesses;

•	IGIA may experience difficulties and expenses in assimilating the operations and personnel of the acquired businesses;

•	IGIA’s ongoing business may be disrupted and its management’s time and attention diverted; and

•	IGIA may be unable to integrate successfully.

Item 3. Controls and Procedures

(a)	Evaluation of Disclosure controls and Procedures

We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our Exchange act reports is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and that such information is accumulated and communicated to our management, including our chief executive officer and chief financial officer, as appropriate, to allow timely decisions regarding required disclosure. Management necessarily applied its judgment in assessing the costs and benefits of such controls and procedures, which, by their nature, can provide only reasonable assurance regarding management’s control objectives.

We have carried out an evaluation, under the supervision and with the participation of our management, including our chief executive officer and chief financial officer of the effectiveness of the design and operation of our disclosure controls and procedures as of the evaluation date.

Based upon that evaluation, the chief executive officer and chief financial officer concluded that our disclosure controls and procedures were effective as of the evaluation date.

(a)	Changes in internal controls

There were no significant changes in our internal controls or in other factors that could significantly affect these controls subsequent to the evaluation date.

PART II - OTHER INFORMATION

Item 1. Legal Proceedings.

In the ordinary course of business, the Registrant may be involved in legal proceedings from time to time. Although occasional adverse decisions or settlements may occur, management believes that the final disposition of such matters will not have material adverse effect on its financial position, results of operations or liquidity.

On October 21, 2004, the Registrant’s wholly-owned subsidiary, Tactica International, Inc., filed a voluntary petition for relief in bankruptcy court. The Registrant is not a party to the bankruptcy petition. See Note A of Notes to Condensed Consolidated Financial Statements.

Item 6. Exhibits and Reports on From 8-K

(a)	Exhibits

31.1	Certification of the Chief Executive Officer of IGIA, Inc. pursuant to Exchange Act Rule 15d-14(a)

31.2	Certification of the Chief Financial Officer of IGIA, Inc. pursuant to Exchange Act Rule 15d-14(a)

32.1	Certification of the Chief Executive Officer of IGIA, Inc. pursuant to 18 U.S.C. 1350

32.2	Certification of the Chief Financial Officer of IGIA, Inc. pursuant to 18 U.S.C. 1350

(a)	Reports filed on Form 8-K during the three months ended August 31, 2004

Report Dated August 27, 2004

Report Dated August 24, 2004

Report Dated August 2, 2004

Report Dated July 20, 2004

Report Dated July 8, 2004

Report Dated June 30, 2004

Report Dated June 11, 2004

SIGNATURES

In accordance with requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IGIA, Inc.
(formerly DIVA Entertainment, Inc.)
(Registrant)

Date: November 12, 2004	/s/ Avi Sivan

Exhibit 31.1

CERTIFICATIONS

I, Avi Sivan, certify that:

1. I have reviewed this quarterly report on Form 10-QSB of IGIA, Inc. (formerly DIVA Entertainment, Inc.)

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations, and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4. The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e) for the registrant and have:

a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

b) *;

c) evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d) disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (The small business issuer’s fiscal fourth quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting;

5. The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions);

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant’s ability to record, process, summarize, and report financial data and have identified for the registrant’s auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls; and

6. The registrant’s other certifying officers and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions, with regard to significant deficiencies and material weaknesses.

Date: November 12, 2004

/s/ Avi Sivan
Chief Executive Officer
(Principal Executive Officer)

*	Indicates material omitted in accordance with SEC Release Nos. 33-8238 and 34-47986.

Exhibit 31.2

CERTIFICATIONS

I, Kurt Streams, certify that:

1. I have reviewed this quarterly report on Form 10-QSB of IGIA, Inc. (formerly DIVA Entertainment, Inc.)

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations, and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

4. The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

b) *;

c) evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluations; and

d) disclosed in this report any change in the small business issuer’s internal controls over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting;

5. The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions);

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant’s ability to record, process, summarize, and report financial data and have identified for the registrant’s auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls; and

6. The registrant’s other certifying officers and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions, with regard to significant deficiencies and material weaknesses.

Date: November 12, 2004

/s/ Kurt Streams
Chief Financial Officer
(Principal Accounting Officer)

*	Indicated material omitted in accordance with SEC Release Nos. 33-8238 and 34-47986.

EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

In connection with the Quarterly Report of IGIA, Inc. (formerly DIVA Entertainment, Inc., the “Company”) on Form 10-QSB for the period ending August 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Avi Sivan, Chief Executive Officer, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Avi Sivan
Chief Executive Officer
November 12, 2004

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form with the electronic version of this written statement required by Section 906, has been provided to IGIA, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

In connection with the Quarterly Report of IGIA, Inc. (formerly DIVA Entertainment, Inc., the “Company”) on Form 10-QSB for the period ending August 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Kurt Streams, Chief Financial Officer, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Kurt Streams
Chief Financial Officer
November 12, 2004

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to IGIA, Inc. and will be retained by IGIA, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.